EXHIBIT 4.1

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                       MORGAN STANLEY ABS CAPITAL I INC.,

                                  as Depositor,

                             OCWEN FEDERAL BANK FSB,

                                  as Servicer,

                           CDC MORTGAGE CAPITAL INC.,

                             as Unaffiliated Seller,

                              BNC MORTGAGE, INC. ,

                                       and

                           IMPAC FUNDING CORPORATION,

                             as Responsible Parties,

                                       and

                   BANKERS TRUST COMPANY OF CALIFORNIA, N.A.,

                                   as Trustee,

                         POOLING AND SERVICING AGREEMENT

                          Dated as of November 1, 2001

                      CDC MORTGAGE CAPITAL TRUST 2001 - HE1

                       MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2001-HE1







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


                                TABLE OF CONTENTS


                                                                            PAGE
ARTICLE I DEFINITIONS 5


ARTICLE II CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES.......34

  Section 2.01   Conveyance of Mortgage Loans.................................34
  Section 2.02   Acceptance by the Trustee of the Mortgage Loans..............39
  Section 2.03   Representations, Warranties and Covenants of the
                 Unaffiliated Seller, the Responsible Parties and
                 the Servicer.................................................40
  Section 2.04   The Depositor and the Mortgage Loans.........................48
  Section 2.05   Delivery of Opinion of Counsel in Connection with
                 Substitution and Repurchase, Non-Qualified Mortgages.........48
  Section 2.06   Execution and Delivery of Certificates.......................48
  Section 2.07   REMIC Matters................................................49
  Section 2.08   Representations and Warranties of the Depositor..............49

ARTICLE III ADMINISTRATION AND SERVICING OF MORTGAGE LOANS....................50

  Section 3.01   Servicer to Service Mortgage Loans...........................50
  Section 3.02   Subservicing Agreements Between the Servicer
                 and Subservicers.............................................52
  Section 3.03   Successor Subservicers.......................................53
  Section 3.04   Liability of the Servicer....................................53
  Section 3.05   No Contractual Relationship Between Subservicers
                 and the Trustee..............................................53
  Section 3.06   Assumption or Termination of Subservicing Agreements
                 by Trustee...................................................54
  Section 3.07   Collection of Certain Mortgage Loan Payments;
                 Establishment of Certain Accounts............................54
  Section 3.08   Subservicing Accounts........................................57
  Section 3.09   Collection of Taxes, Assessments and Similar Items;
                 Escrow Accounts .............................................57
  Section 3.10   Collection Account...........................................58
  Section 3.11   Withdrawals from the Collection Account......................59
  Section 3.12   Investment of Funds in the Account...........................61
  Section 3.13   Maintenance of Hazard Insurance and Errors and Omissions
                 and Fidelity Coverage .......................................62
  Section 3.14   Enforcement of Due-On-Sale Clauses Assumption Agreements.....63
  Section 3.15   Realization Upon Defaulted Mortgage Loans....................64
  Section 3.16   Release of Mortgage Files....................................65
  Section 3.17   Title, Conservation and Disposition of REO Property..........66
  Section 3.18   Notification of Adjustments..................................68
  Section 3.19   Access to Certain Documentation and Information Regarding
                 the Mortgage Loans...........................................68

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  Section 3.20   Documents, Records and Funds in Possession of the Servicer
                 to be Held for the Trustee...................................69
  Section 3.21   Servicing Compensation.......................................69
  Section 3.22   Annual Statement as to Compliance............................70
  Section 3.23   Annual Independent Public Accountants' Servicing
                 Statement; Financial Statements..............................70
  Section 3.24   Trustee to Act as Servicer...................................70
  Section 3.25   Compensating Interest........................................71
  Section 3.26   Credit Reporting; Gramm-Leach-Bliley Act.....................71

ARTICLE IV DISTRIBUTIONS AND ADVANCES BY THE SERVICER.........................72

  Section 4.01   Advances.....................................................72
  Section 4.02   Priorities of Distribution...................................73
  Section 4.03   Monthly Statements to Certificateholders.....................76
  Section 4.04   Certain Matters Relating to the Determination of LIBOR.......79
  Section 4.05   The Class A Insurance Policy.................................80
  Section 4.06   Effect of Payments by the Class A Certificate
                 Insurer; Subrogation.........................................82

ARTICLE V THE CERTIFICATES 82

  Section 5.01   The Certificates.............................................82
  Section 5.02   Certificate Register; Registration of Transfer and
                 Exchange of Certificates.....................................83
  Section 5.03   Mutilated, Destroyed, Lost or Stolen Certificates............88
  Section 5.04   Persons Deemed Owners........................................88
  Section 5.05   Access to List of Certificateholders' Names and Addresses....88
  Section 5.06   Maintenance of Office or Agency..............................89
  Section 5.07   Rights of the Class A Certificate Insurer to Exercise
                 Rights of Class A Certificateholders.........................89
  Section 5.08   Trustee To Act Solely with Consent of the Class A
                 Certificate Insurer..........................................90
  Section 5.09   Mortgage Loans, Trust Fund and Accounts Held for Benefit
                 of the Class A Certificate Insurer...........................90
  Section 5.10   Class A Certificate Insurer Default..........................90

ARTICLE VI THE DEPOSITOR AND THE SERVICER.....................................91

  Section 6.01   Respective Liabilities of the Depositor and the Servicer.....91
  Section 6.02   Merger or Consolidation of the Depositor or the Servicer.....91
  Section 6.03   Limitation on Liability of the Depositor, the Servicer
                 and Others...................................................91
  Section 6.04   Limitation on Resignation of the Servicer....................92
  Section 6.05   Additional Indemnification by the Servicer;
                 Third Party Claims...........................................93

ARTICLE VII DEFAULT 93

  Section 7.01   Events of Default............................................93
  Section 7.02   Trustee to Act; Appointment of Successor.....................95
  Section 7.03   Notification to Certificateholders...........................96

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ARTICLE VIII CONCERNING THE TRUSTEE...........................................96

  Section 8.01   Duties of the Trustee........................................96
  Section 8.02   Certain Matters Affecting the Trustee........................97
  Section 8.03   Trustee Not Liable for Certificates or Mortgage Loans........98
  Section 8.04   Trustee May Own Certificates.................................99
  Section 8.05   Trustee's Fees and Expenses..................................99
  Section 8.06   Eligibility Requirements for the Trustee.....................99
  Section 8.07   Resignation and Removal of the Trustee......................100
  Section 8.08   Successor Trustee...........................................100
  Section 8.09   Merger or Consolidation of the Trustee......................101
  Section 8.10   Appointment of Co-Trustee or Separate Trustee...............101
  Section 8.11   Tax Matters.................................................102
  Section 8.12   Periodic Filings............................................105
  Section 8.13   Tax Classification of Certain Accounts......................105

ARTICLE IX TERMINATION ......................................................105

  Section 9.01   Termination upon Liquidation or Purchase of
                 the Mortgage Loans..........................................105
  Section 9.02   Final Distribution on the Certificates......................106
  Section 9.03   Additional Termination Requirements.........................107

ARTICLE X MISCELLANEOUS PROVISIONS...........................................108

  Section 10.01  Amendment...................................................108
  Section 10.02  Recordation of Agreement; Counterparts......................109
  Section 10.03  Governing Law...............................................110
  Section 10.04  Intention of Parties........................................110
  Section 10.05  Notices.....................................................110
  Section 10.06  Severability of Provisions..................................111
  Section 10.07  Assignment..................................................112
  Section 10.08  Limitation on Rights of Certificateholders..................112
  Section 10.09  Inspection and Audit Rights.................................113
  Section 10.10  Certificates Nonassessable and Fully Paid...................113
  Section 10.11  The Class A Certificate Insurer Default.....................113
  Section 10.12  Third Party Beneficiary.....................................113


SCHEDULES

Schedule I       Mortgage Loan Schedule
Schedule II      Representations and Warranties of the Servicer
Schedule III-A   Representations and Warranties as to the BNC Mortgage Loans
Schedule III-B   Representations and Warranties as to the IFC Mortgage Loans
Schedule IV      Representations and Warranties as to the Unaffiliated Seller

EXHIBITS


Exhibit A   Form of Class A, Class M, Class B Certificate
Exhibit B   Form of Class P Certificate
Exhibit C   Form of Class R Certificate
Exhibit D   Form of Class X Certificate
Exhibit E   Form of Initial Certification of Trustee
Exhibit F   Form of Final Certification of Trustee
Exhibit G   Form of Transfer Affidavit
Exhibit H   Form of Transferor Certificate
Exhibit I   Form of Rule 144A Letter
Exhibit J   Form of Request for Release
Exhibit K   Form of Contents for each Custodial File
Exhibit L   Form of Subsequent Transfer Agreement

              THIS POOLING AND SERVICING AGREEMENT, dated as of November 1, 2001, among MORGAN STANLEY ABS CAPITAL I INC., a Delaware corporation, as depositor (the "DEPOSITOR"), OCWEN FEDERAL BANK FSB, a federal savings bank, as servicer (the "SERVICER"), CDC MORTGAGE CAPITAL INC., a New York corporation, as unaffiliated seller (the "UNAFFILIATED SELLER"), BNC Mortgage, Inc. , a Delaware corporation ("BNC") and IMPAC Funding Corporation, a California corporation ("IFC"), as responsible parties (the "RESPONSIBLE PARTIES") and BANKERS TRUST COMPANY OF CALIFORNIA, N.A., a national banking association, as trustee (the "TRUSTEE"),

                              W I T N E S S E T H:
                               - - - - - - - - - -

              In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                              PRELIMINARY STATEMENT

              The Trustee shall elect that two segregated asset pools within the Trust Fund be treated for federal income tax purposes as comprising two REMICs (each a "REMIC" or, in the alternative, the Lower Tier REMIC and the Upper Tier REMIC, respectively). Each Certificate, other than the Class P and Class R Certificates, represents ownership of a regular interest in the Upper Tier REMIC for purposes of the REMIC Provisions. The Class R Certificate represents ownership of the sole class of residual interest in each of the Lower Tier REMIC and the Upper Tier REMIC for purposes of the REMIC Provisions. The Startup Day for each REMIC described herein is the Closing Date. The latest possible maturity date for each regular interest is the date referenced for such regular interests in this preliminary statement. The Upper Tier REMIC shall hold as assets the several classes of uncertificated Lower Tier Regular Interests, set out below. Each such Lower Tier Regular Interest is hereby designated as a regular interest in the Lower Tier REMIC. Class LT-A, Class LT-M-1, Class LT-M-2 and Class LT-B are hereby designated the LT Accretion Directed Classes. The Class P Certificate represents beneficial ownership of the Prepayment Charges, which portion of the Trust Fund shall be treated as a grantor trust.

                    LOWER TIER                                       CORRESPONDING
    LOWER TIER       INTEREST      INITIAL LOWER TIER                 UPPER TIER    LATEST POSSIBLE
CLASS DESIGNATION      RATE         PRINCIPAL AMOUNT                 REMIC CLASS     MATURITY DATE
-----------------   ---------- ------------------------------------  -------------  ----------------
Class LT-A              (1)    1/2 initial Corresponding Upper Tier        A        January 25, 2032
                                  REMIC initial principal balance
Class LT-M-1            (1)    1/2 initial Corresponding Upper Tier       M-1       January 25, 2032
                                  REMIC initial principal balance
Class LT-M-2            (1)    1/2 initial Corresponding Upper Tier       M-2       January 25, 2032
                                  REMIC initial principal balance
Class LT-B              (1)    1/2 initial Corresponding Upper Tier        B        January 25, 2032
                                  REMIC initial principal balance
Class LT-Accrual        (1)    1/2 Pool Balance plus 1/2
                                   Subordinated Amount                              January 25, 2032
Class LT-R              (2)    1/2 Pool Balance plus 1/2
                                   Subordinated Amount                              January 25, 2032
Class LT-R              (2)    (2)

(1) The interest rate with respect to any Distribution Date for these interests is a per annum variable rate equal to the WAC Cap.

(2) The Class LT-R Interest is the sole class of residual interest in the Lower Tier REMIC and it does not have a principal amount or an interest rate.

              The Lower Tier REMIC shall hold as assets all of the assets included in the Trust Fund other than Prepayment Charges, the Excess Reserve Fund Account, and the Lower Tier Regular Interests.

              On each Distribution Date, 50% of the increase in the Subordinated Amount will be payable as a reduction of the principal balances of the LT Accretion Directed Classes (each such Class will be reduced by an amount equal to 50% of any increase in the Subordinated Amount that is attributable to a reduction in the principal balance of its Corresponding Class) and will be accrued and added to the principal balance of the LT Accrual Class. On each Distribution Date, the increase in the principal balance of the LT Accrual Class may not exceed interest accruals for such Distribution Date for the LT Accrual Class. In the event that: (i) 50% of the increase in the Subordinated Amount exceeds (ii) interest accruals on the LT Accrual Class for such Distribution Date, the excess for such Distribution Date (accumulated with all such excesses for all prior Distribution Dates) will be added to any increase in the Subordinated Amount for purposes of determining the amount of interest accrual on the LT Accrual Class payable as principal on the LT Accretion Directed Classes on the next Distribution Date pursuant to the first sentence of this paragraph. All payments of scheduled principal and prepayments of principal generated by the Mortgage Loans shall be allocated 50% to the LT Accrual Class, and 50% to the LT Accretion Directed Classes (principal payments shall be allocated among such LT Accretion Directed Classes in an amount equal to 50% of the principal amounts allocated to their respective Corresponding Classes), until paid in full. Notwithstanding the above, principal payments allocated to the Class X Certificates that result in the reduction in the Subordinated Amount shall be allocated to the LT Accrual Class (until paid in full). Realized losses shall be applied so that after all distributions have been made on each Distribution Date (i) the principal balances of each of the LT Accretion Directed Class is equal to 50% of the principal balance of their Corresponding Class, and (ii) the LT Accrual Class is equal to 50% of the aggregate principal balance of the Mortgage Pool plus 50% of the Subordinated Amount.

              The Upper Tier REMIC shall issue the following classes of interests and each Upper Tier Interest, other than the Class UT-R Interest, is hereby designated as a regular interest in the Upper Tier REMIC.

                   UPPER TIER      INITIAL                      LATEST POSSIBLE
    UPPER TIER      INTEREST     UPPER TIER     CORRESPONDING       MATURITY
CLASS DESIGNATION     RATE    PRINCIPAL AMOUNT   CERTIFICATE          DATE
-----------------  ---------- ----------------  -------------   ----------------
Class A                (1)      $168,100,000     Class A(5)     January 25, 2032
Class M-1              (2)      $ 13,325,000     Class M-1(5)   January 25, 2032
Class M-2              (2)      $ 10,250,000     Class M-2(5)   January 25, 2032
Class B                (2)      $ 10,250,000     Class B(5)     January 25, 2032
Class X                (3)               (3)     Class X(3)     January 25, 2032
Class UT-R             (4)                       Class R

(1) The Class A-1 Interests will bear interest during each Interest Accrual Period thereafter at a per annum rate equal to (a) on or prior to the Optional Termination Date, the least of (i) LIBOR plus 0.34%, (ii) 16%, and (iii) the WAC Cap or (b) after the Optional Termination Date, the least of (i) LIBOR plus 0.68%, (ii) 16%, and (iii) the WAC Cap.

(2) The Class M-1, Class M-2 and Class B Interests will bear interest during each Interest Accrual Period thereafter at a per annum rate equal to (a) on or prior to the Optional Termination Date, the least of (i) LIBOR plus 1.03%, 1.60% and 2.65%, respectively, (ii) 16%, and (iii) the WAC Cap or
       (b) after the Optional Termination Date, the least of (i) LIBOR plus 1.545%, 2.40% and 3.975%, respectively, (ii) 16%, and (iii) the WAC Cap.

(3) The Class X Interest has an initial principal balance of $2,580,188, but it will not accrue interest on such balance but will accrue interest on a notional principal balance. As of any Distribution Date, the Class X Interest shall have a notional principal balance equal to the aggregate of the principal balances of the Lower Tier Regular Interests as of the first day of the related Interest Accrual Period. With respect to any Interest Accrual Period, the Class X Interest shall bear interest at a rate equal to the excess, if any, of the WAC Cap over the product of (i) 2 and (ii) the weighted average Pass-Through Rate of the Lower Tier REMIC Interests, where the LT Accrual Class is subject to a cap equal to zero and each LT Accretion Directed Class is subject to a cap equal to the Pass-Through Rate on its Corresponding Class. With respect to any Distribution Date, interest that so accrues on the notional principal balance of the Class X Interest shall be deferred in an amount equal to any increase in the Subordinated Amount on such Distribution Date. Such deferred interest shall not itself bear interest.

(4) The Class UT-R Interest is the sole class of residual interest in the Upper Tier REMIC. The Class UT-R Interest does not have an interest rate.

(5) Each of these Certificates will represent not only the ownership of the Corresponding Class of Upper Tier Regular Interest but also the right to receive payments from the Excess Reserve Fund Account in respect of any Basis Risk CarryForward Amounts. For federal income tax purposes, the Trustee will treat a Certificateholder's right to receive payments from the Excess Reserve Fund Account as payments made pursuant to an interest rate cap contract written by the Class X Certificateholder.

              The minimum denomination for each Class of Certificates, other than the Class P, Class R and the Class X Certificates, will be $25,000. The Class P, Class R and the Class X Certificates will each represent a 100% Percentage Interest in such class.

              Set forth below are designations of Classes of Certificates to the categories used herein:

Book-Entry Certificates.......   All Classes of Certificates other than the
                                 Physical Certificates.

Subordinated Certificates.....   Class M-1, Class M-2 and Class B Certificates.

Delay Certificates............   None.

ERISA-Restricted
  Certificates................   Class R Certificates, Class P Certificate and
                                 Class X Certificate; any certificate with a rating below the lowest applicable permitted rating under the Underwriters' Exemption.

Floating Rate Certificates....   Class A and Subordinated Certificates.

LIBOR Certificates............   Class A and Subordinated Certificates.

Non-Delay Certificates........   Class A, Class X and Subordinated Certificates.

Offered Certificates..........   All Classes of Certificates other than the
                                 Private Certificates.

Physical Certificates.........   Class P, Class X and Class R Certificates.

Private Certificates..........   Class P, Class X and Class R Certificates.

Rating Agencies...............   Moody's and Standard & Poor's.

Regular Certificates..........   All Classes of Certificates other than the
                                 Class P and Class R Certificates.

Residual Certificates.........   Class R Certificates.

                                    ARTICLE I

                                   DEFINITIONS

              Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

              60+ DAY DELINQUENT LOAN: Each Mortgage Loan with respect to which any portion of a Scheduled Payment is, as of the last day of the prior Due Period, two months or more past due (without giving effect to any grace period), each Mortgage Loan in foreclosure, all REO Property and each Mortgage Loan for which the Mortgagor has filed for bankruptcy.

              ACCEPTED SERVICING PRACTICES: With respect to any Mortgage Loan, those mortgage servicing practices set forth in Section 3.01 of this Agreement.

              ACCOUNT: Any of the Capitalized Interest Account, the Collection Account, the Distribution Account, any Escrow Account, the Excess Reserve Fund Account, the Class A Insurance Payment Account or the Pre-Funding Account. Each Account shall be an Eligible Account.

              ACCRUED CERTIFICATE INTEREST DISTRIBUTION AMOUNT: With respect to any Distribution Date for each Class of Certificates (other than the Class X Certificate), the amount of interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the related Class Certificate Balance immediately prior to such Distribution Date, as reduced by such Class's share of Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls for the related Due Period allocated to such Class pursuant to Section 4.02.

              ADDITION NOTICE: A written notice from the Unaffiliated Seller to the Trustee, the Rating Agencies and the Class A Certificate Insurer that the Unaffiliated Seller desires to make a Subsequent Transfer.

              ADJUSTABLE RATE MORTGAGE LOAN: A Mortgage Loan bearing interest at an adjustable rate.

              ADJUSTED MORTGAGE RATE: As to each Mortgage Loan and at any time, the per annum rate equal to the Mortgage Rate less the Servicing Fee Rate.

              ADJUSTED NET MORTGAGE RATE: As to each Mortgage Loan and at any time, the per annum rate equal to the Mortgage Rate less the Expense Fee Rate.

              ADJUSTMENT DATE: As to any Mortgage Loan, the first Due Date on which the related Mortgage Rate adjusts as set forth in the related Mortgage Note and each Due Date thereafter on which the Mortgage Rate adjusts as set forth in the related Mortgage Note.

              ADVANCE: The payment required to be made by the Servicer with respect to any Distribution Date pursuant to Section 4.01, the amount of any such payment being equal to the aggregate of payments of principal and interest (net of the Servicing Fee and net of any net income in the case of any REO Property) on the Mortgage Loans that were due during the related

Due Period and not received as of the close of business on the related Determination Date, less the aggregate amount of any such delinquent payments that the Servicer has determined would constitute a Nonrecoverable Advance if advanced.

              AFFILIATE: With respect to any Person, any other Person controlling, controlled by or under common control with such first Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

              AGREEMENT: This Pooling and Servicing Agreement and all amendments or supplements hereto.

              AMOUNT HELD FOR FUTURE DISTRIBUTION: As to the Certificates on any Distribution Date, the aggregate amount held in the Collection Account at the close of business on the related Determination Date on account of (i) Principal Prepayments and Liquidation Proceeds on the Mortgage Loans received after the end of the related Prepayment Period and (ii) all Scheduled Payments on the Mortgage Loans due after the end of the related Due Period.

              APPLIED REALIZED LOSS AMOUNT: With respect to any Distribution Date, the amount, if any, by which the aggregate Class Certificate Balance of the Regular Certificates after distributions of principal on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the immediately preceding Due Period.

              APPRAISED VALUE: The value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

              ASSIGNMENT OF MORTGAGE: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, (other than the assignee's name and recording information not yet returned from the recording office), reflecting the sale of the Mortgage to the Trustee.

              BALLOON LOAN: Any Mortgage Loan that provided on the date of origination for an amortization schedule extending beyond its stated maturity date.

              BASIC PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Distribution Date, the excess of (i) the Principal Remittance Amount for such Distribution Date over (ii) the Excess Subordinated Amount, if any, for such Distribution Date.

              BASIS RISK CARRYFORWARD AMOUNT: With respect to each Class of Regular Certificates, as of any Distribution Date, the sum of (A) if on such Distribution Date the Pass-Through Rate for any Class of Regular Certificates is based upon the WAC Cap, the excess of (i) the amount of interest such Class of Certificates would otherwise be entitled to receive on such Distribution Date had such rate been calculated as the sum of LIBOR and the applicable Pass-Through Margin on such Class of Certificates for such Distribution Date, up to 16% over (ii) the amount of interest payable on such Class of Certificates calculated at the WAC Cap for such Distribution Date and (B) the Basis Risk CarryForward Amount for such Class of Certificates for all previous Distribution Dates not previously paid, together with interest thereon at a rate equal to the sum of LIBOR and the applicable Pass-Through Margin for such Class of Certificates for such Distribution Date, up to 16%.

              BASIS RISK PAYMENT: For any Distribution Date, an amount equal to any Basis Risk CarryForward Amount, provided, however, that with respect to any Distribution Date, the payment cannot exceed the sum of the amounts otherwise distributable on the Class X Certificates.

              BEST'S: Best's Key Rating Guide, as the same shall be amended from time to time.

              BNC: BNC Mortgage, Inc. , a Delaware corporation.

              BNC MORTGAGE LOAN: A Mortgage Loan which was acquired from BNC by the Unaffiliated Seller pursuant to the BNC Purchase Agreement, and which has been acquired by the Trust Fund.

              BNC PURCHASE AGREEMENT: The Mortgage Loan Purchase Agreement, dated as of September 20, 2001, by and between the Unaffiliated Seller and BNC.

              BOOK-ENTRY   CERTIFICATES:   As  specified   in  the   Preliminary
Statement.

              BUSINESS DAY: Any day other than (i) Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions, in (a) the State of New York, New Jersey and Florida, (b) the state in which the Servicer's servicing operations are located, or (c) the State in which the Trustee's operations are located, are authorized or obligated by law or executive order to be closed.

              CAPITALIZED INTEREST ACCOUNT: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.07(e) in the name of the Trustee for the benefit of the Offered Certificateholders and designated "Bankers Trust Company of California, N.A., in trust for registered holders of CDC Mortgage Capital Trust 2001-HE1, Mortgage Pass-Through Certificates, Series 2001-HE1".

              CAPITALIZED INTEREST REQUIREMENT: With respect to the Distribution Dates occurring in December 2001, January 2002, February 2002 and March 2002, the excess, if any, of (x) the Accrued Certificate Interest Distribution Amounts for all classes of the Offered Certificates for such Distribution Date over (y) the sum of (i) all scheduled installments of interest (net of the related Expense Fees) due on the Mortgage Loans in the related Due Period plus (ii) the Pre-Funding Earnings available for deposit to the Distribution Account on such Distribution Date. In no event will the Capitalized Interest Requirement be less than zero.

              CERTIFICATE: Any one of the Certificates executed by the Trustee in substantially the forms attached hereto as exhibits.

              CERTIFICATE BALANCE: With respect to any Class of Certificates, other than the Class P or Class R Certificates, at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the Denomination thereof minus all distributions of principal previously made with respect thereto and in the case of any Subordinated Certificates, reduced by any Applied Realized Loss Amounts applicable to such Class of Subordinated Certificates. The Class P and Class R Certificates have no Certificate Balance.

              CERTIFICATE INSURANCE POLICY: The Financial Guaranty Insurance Policy No. 51198-N, and all endorsements thereto dated the Closing Date, issued by the Class A Certificate Insurer for the benefit of the Class A Certificateholders.

              CERTIFICATE OWNER: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate.

              CERTIFICATE REGISTER: The register maintained pursuant to Section 5.02.

              CERTIFICATEHOLDER OR HOLDER: The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; PROVIDED, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Trustee is entitled to rely conclusively on a certification of the Depositor or any affiliate of the Depositor in determining which Certificates are registered in the name of an affiliate of the Depositor.

              CLASS: All Certificates bearing the same class designation as set forth in the Preliminary Statement.

              CLASS A CERTIFICATE INSURER: Financial Security Assurance Inc., a monoline stock insurance company organized and created under the laws of the State of New York, and any successors thereto.

              CLASS A CERTIFICATE INSURER DEFAULT: The existence and continuance of any of the following:

              (a) the Class A Certificate Insurer shall have failed to make a required payment when due under the Class A Insurance Policy;

              (b) the Class A Certificate Insurer shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code, the New York State Insurance Law or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation, or reorganization, (ii) made a general assignment for the benefit of its creditors or (iii) had an order for relief entered against it under the United States Bankruptcy Code, the New York

       State Insurance Law or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation, or reorganization that is final and nonappealable; or

              (c) a court of competent jurisdiction, the New York Department of Insurance or any other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent, or receiver for the Certificate Insurer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent, or receiver of the Certificate Insurer or of all or any material portion of its property.

              CLASS  A  CERTIFICATES:   All   Certificates   bearing  the  class
designation of "Class A Certificates".

              CLASS A DEFICIENCY: With respect to any Distribution Date and the Class A Certificates, an amount equal to the excess of the sum of:

              (i) the excess of (x) the Accrued Certificate Interest Distribution Amount for the Class A Certificates on such Distribution Date, over
(y) the Interest Amount Available, less the Premium Amount and the Trustee Fee, in each case for such Distribution Date; plus

              (ii) the Class A Principal Parity Amount, if any, for such Distribution Date.

              CLASS A INSURANCE PAYMENT ACCOUNT: The separate Eligible Account created and maintained by the Trustee pursuant to Section 4.05(c) in the name of the Trustee for the benefit of the Class A Certificateholders and the Class A Certificate Insurer, and designated "Bankers Trust Company of California, N.A., in trust for Financial Security Assurance Inc. and the registered holders of CDC Mortgage Capital Trust 2001-HE1, Mortgage Pass-Through Certificates, Series 2001-HE1."

              CLASS A PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Distribution Date, the excess of (i) the aggregate Class Certificate Balances of the Class A Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 64.00%, of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the Stated Principal Balances of the Mortgage Loans as of the last day of the related Due Period minus the Floor Amount.

              CLASS A PRINCIPAL PARITY AMOUNT: With respect to any Distribution Date, the excess, if any, of (i) the aggregate Class Certificate Balance of the Class A Certificates on that Distribution Date, after taking into account any reduction therein on such Distribution Date from sources other than the Class A Insurance Policy over (ii) the sum of the Pool Stated Principal Balance plus the Pre-Funding Amount, in each case as of the last day of the related Due Period.

              CLASS  B  CERTIFICATES:   All   Certificates   bearing  the  class
designation of "Class B Certificates".

              CLASS  B  PRINCIPAL  DISTRIBUTION  AMOUNT:  With  respect  to  any
Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account distribution of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account distribution of the Class M-2 Principal Distribution Amount for such Distribution Date), and (D) the Class Certificate Balance of the Class B Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 97.00% of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the Stated Principal Balances of the Mortgage Loans as of the last day of the related Due Period MINUS the Floor Amount; PROVIDED, HOWEVER, that with respect to any Distribution Date on which the Class Certificate Balances of the Class A, Class M-1 and Class M-2 Certificates have been reduced to zero, the Class B Principal Distribution Amount is the lesser of (x) the Class Certificate Balance of the Class B Certificates and (y) the Principal Distribution Amount.

              CLASS CERTIFICATE BALANCE: With respect to any Class and as to any date of determination, the aggregate of the Certificate Balances of all Certificates of such Class as of such date.

              CLASS  M-1  CERTIFICATES:   All  Certificates  bearing  the  class
designation of "Class M-1 Certificates".

              CLASS  M-2  CERTIFICATES:   All  Certificates  bearing  the  class
designation of "Class M-2 Certificates".

              CLASS M-1 PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account distribution of the Class A Principal Distribution Amount on such Distribution
Date), and (B) the Class Certificate Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 77.00% of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the Stated Principal Balances of the Mortgage Loans as of the last day of the related Due Period minus the Floor Amount.

              CLASS M-2 PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account distribution of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount on such Distribution Date) and (C) the Class Certificate Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 87.00% of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the Stated Principal Balances of the Mortgage Loans as of the last day of the related Due Period minus the Floor Amount.

              CLASS  P  CERTIFICATES:   All   Certificates   bearing  the  class
designation of "Class P Certificates".

              CLASS  R  CERTIFICATES:   All   Certificates   bearing  the  class
designation of "Class R Certificates".

              CLASS X CERTIFICATES: All Certificates bearing the designation of "Class X Certificates".

              CLASS X DISTRIBUTABLE AMOUNT: On any Distribution Date, the sum of
(i) the amount of interest that has accrued on the Class X Regular Interest and not applied as an Extra Principal Distribution Amount on such Distribution Date, plus any such accrued interest remaining undistributed from prior Distribution Dates, and (ii) any portion of the principal balance of the Class X Regular Interest which is distributable as a Subordination Reduction Amount, less any amounts paid as a Basis Risk Payment.

              CLOSING DATE: November 29, 2001.

              CODE: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

              COLLECTION ACCOUNT: As defined in Section 3.10(a).

              COMPENSATING  INTEREST:  For any Distribution  Date, the lesser of
(a) the Prepayment  Interest  Shortfall,  if any, for the Distribution Date, and
(b) the amount of the Servicing Fee payable to the Servicer for such Distribution Date.

              CONDEMNATION PROCEEDS: All awards of settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation.

              CORPORATE TRUST OFFICE: The designated office of the Trustee in the State of California at which at any particular time its corporate trust business with respect to this Agreement is administered, which office at the date of the execution of this Agreement is located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attn: Trust Administration-DC01M1, facsimile no. (714) 247-6478 and which is the address to which notices to and correspondence with the Trustee should be directed.

              CORRESPONDING CLASS: The class of interests in any REMIC created under this Agreement that correspond to the Class of interests in another such REMIC or to a Class of Certificates in the manner set out below:

          LOWER TIER               UPPER TIER               CORRESPONDING
       CLASS DESIGNATION            INTEREST                 CERTIFICATE
     --------------------       ----------------          -----------------
          Class LT-A                 Class A                   Class A
         Class LT-M-1               Class M-1                 Class M-1
         Class LT-M-2               Class M-2                 Class M-2
          Class LT-B                 Class B                   Class B

              CUMULATIVE LOSS PERCENTAGE: With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Applied Realized Loss Amounts incurred from the Cut-off Date to the last day of the preceding calendar month and the denominator of which is the Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.

              CUSTODIAL FILE: With respect to each Mortgage Loan, the file retained by the Trustee consisting of items (a) - (h) as listed on Exhibit K hereto.

              CUT-OFF DATE: November 1, 2001.

              CUT-OFF  DATE  POOL  PRINCIPAL   BALANCE:   The  aggregate  Stated
Principal Balances of all Mortgage Loans as of the Cut-off Date.

              CUT-OFF DATE PRINCIPAL BALANCE: As to any Mortgage Loan, the Stated Principal Balance thereof as of the close of business on the Cut-off Date.

              DATA TAPE INFORMATION: The information provided by the Unaffiliated Seller as of November 1, 2001 to the Depositor setting forth the following information with respect to each Mortgage Loan: (1) the Mortgagor's name; (2) as to each Mortgage Loan, the Scheduled Principal Balance as of the Cut-Off Date; (3) the Mortgage Rate Cap; (4) the Index; (5) a code indicating whether the Mortgaged Property is owner-occupied; (6) the type of Mortgaged Property; (7) the first date on which the Monthly Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date; (8) the "paid through date" based on payments received from the related Mortgagor; (9) the original principal amount of the Mortgage Loan; (10) with respect to Adjustable Rate Mortgage Loans, the Maximum Mortgage Rate; (11) the type of Mortgage Loan (I.E., fixed or adjustable); (12) a code indicating the purpose of the loan (I.E., purchase, rate and term refinance, equity take-out refinance); (13) a code indicating the documentation style (I.E., full, asset verification, income verification and no documentation); (14) the credit risk score (FICO score); (15) the loan credit grade classification (as described in the Underwriting Guidelines); (16) with respect to each Adjustable Rate Mortgage Loan, the Minimum Mortgage Rate; (17) the Mortgage Rate at origination; (18) with respect to each Adjustable Rate Mortgage Loan, the first Adjustment Date immediately following the Cut-off Date; (19) the Value of the Mortgaged Property; (20) a code indicating the type of Prepayment Charges applicable to such Mortgage Loan, if any; and (21) with respect to each Adjustable Rate Mortgage Loan, the Periodic Mortgage Rate Cap. With respect to the Mortgage Loans in the aggregate, the Data Tape Information shall set forth the following information, as of the Cut-off Date: (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; (3) the weighted average

Mortgage Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.

              DEBT SERVICE REDUCTION: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Scheduled Payment for such Mortgage Loan which became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

              DEFICIENT VALUATION: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

              DEFINITIVE CERTIFICATES: Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 5.02(e).

              DELAY CERTIFICATES: As specified in the Preliminary Statement.

              DELETED MORTGAGE LOAN: As defined in Section 2.03.

              DELINQUENT: A mortgage loan is "Delinquent" if any monthly payment due on a due date is not made by the close of business on the next scheduled due date for that mortgage loan. A mortgage loan is "30 days Delinquent" if the monthly payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which that monthly payment was due or, if there was no corresponding date (E.G., as when a 30-day month follows a 31-day month in which the payment was due on the 31st day of that month), then on the last day of that immediately preceding month; and similarly for "60 days Delinquent" and "90 days Delinquent," etc.

              DELIVERY DATE: With respect to the Initial Mortgage Loans, the Closing Date; with respect to any Subsequent Mortgage Loans, the related Subsequent Transfer Date therefor.

              DENOMINATION: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Certificate Balance of this Certificate" or the Percentage Interest appearing on the face thereof.

              DEPOSITOR:   Morgan   Stanley  ABS  Capital  I  Inc.,  a  Delaware
corporation, or its successor in interest.

              DEPOSITORY: The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co., as the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

              DEPOSITORY PARTICIPANT: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

              DETERMINATION DATE: With respect to each Remittance Date, the Business Day immediately preceding such Remittance Date.

              DISTRIBUTION ACCOUNT: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.07(d) in the name of the Trustee for the benefit of the Certificateholders and designated "Bankers Trust Company of California, N.A. in trust for registered holders of CDC Mortgage Capital Trust 2001-HE1, Mortgage Pass-Through Certificates, Series 2001-HE1".

              DISTRIBUTION DATE: The 25th day of each calendar month after the initial issuance of the Certificates, or if such day is not a Business Day, the next succeeding Business Day, commencing in December 2001.

              DOCUMENT EXCEPTION REPORT: The report attached to Exhibit F hereto.

              DUE DATE: The day of the month on which the Scheduled Payment is due on a Mortgage Loan, exclusive of any days of grace.

              DUE PERIOD: With respect to each Remittance Date, the period commencing on the second day of the month preceding the month of the Remittance Date and ending on the first day of the month of the Remittance Date.

              ELIGIBLE ACCOUNT: Either (i) a demand account maintained with an Eligible Institution or (ii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (iii) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.

              ELIGIBLE INSTITUTION: A federal or state chartered depository institution or trust company, which (x) with respect to any Eligible Account, the amounts on deposit in which will be held for 30 days or less, the commercial paper, short term debt obligations, or other short-term deposits of which are rated at least A-1+ by Standard & Poor's and "P-1" by Moody's (or a comparable rating if another Rating Agency is specified by the Depositor by written notice to the Servicer and the Trustee) or (y) with respect to any Eligible Account, the amounts on deposit in which will be held for more than 30 days, the long-term unsecured debt obligations of which are rated at least AA- by Standard & Poor's and Aa3 by Moody's (or a comparable rating if another Rating Agency is specified by the Depositor by written notice to the Servicer and the Trustee).

              ERISA: The Employee Retirement Income Security Act of 1974, as amended.

              ERISA-QUALIFYING UNDERWRITING: A best efforts or firm commitment underwriting or private placement that meets the requirements of Prohibited Transaction Exemption 97-34, 62 Fed. Reg. 39021 (1997), as amended (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

              ERISA-RESTRICTED CERTIFICATE: As specified in the Preliminary Statement.

              ESCROW ACCOUNT: The Eligible Account or Accounts established and maintained pursuant to Section 3.09(b).

              ESCROW PAYMENTS: As defined in Section 3.09(b) of this Agreement.

              EVENT OF DEFAULT: As defined in Section 7.01.

              EXCESS RESERVE FUND ACCOUNT: The separate Eligible Account created and maintained by the Trustee pursuant to Sections 3.07(b) and 3.07(c) in the name of the Trustee for the benefit of the Offered Certificateholders and designated "Bankers Trust Company of California, N.A. in trust for registered holders of CDC Mortgage Capital Trust 2001-HE1, Mortgage Pass-Through Certificates, Series 2001-HE1".

              EXCESS SUBORDINATED AMOUNT: With respect to any Distribution Date, the excess, if any, of (a) the Subordinated Amount on such Distribution Date over (b) the Specified Subordinated Amount for such Distribution Date.

              EXPENSE FEES: As to each Mortgage Loan, the sum of the Servicing Fee, the Trustee Fee and the Adjusted Premium Rate.

              EXPENSE FEE RATE: As to each Mortgage Loan, the sum of the Servicing Fee Rate, and the Trustee Fee Rate.

              EXTRA PRINCIPAL DISTRIBUTION AMOUNT: As of any Distribution Date, the lesser of (x) the related Total Monthly Excess Spread for such Distribution Date and (y) the Subordination Deficiency for such Distribution Date.

              FANNIE MAE: The Federal National Mortgage Association, or any successor thereto.

              FANNIE MAE GUIDES: The Fannie Mae Sellers' Guide and the Fannie Mae Servicers' Guide and all amendments or additions thereto.

              FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

              FHLMC: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

              FINAL CERTIFICATION: A certification submitted by the Trustee in substantially the form of Exhibit F hereto.

              FINAL RECOVERY DETERMINATION: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by a Responsible Party as contemplated by this Agreement), a determination made by the Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

              FINAL   SCHEDULED   DISTRIBUTION   DATE:   The   Final   Scheduled
Distribution Date for each Class of Certificates is the Distribution Date in each of the following months:

                                                                FINAL SCHEDULED
                                                               DISTRIBUTION DATE
                                                               -----------------
Class A Certificates.........................................   January 25, 2032
Class M-1 Certificates.......................................   January 25, 2032
Class M-2 Certificates.......................................   January 25, 2032
Class B Certificates.........................................   January 25, 2032
Class X Certificates.........................................   January 25, 2032
Class P Certificates.........................................   January 25, 2032
Class R Certificates.........................................   January 25, 2032

              FIXED RATE MORTGAGE LOAN: A Mortgage Loan bearing interest at a fixed rate.

              FLOOR AMOUNT: An amount equal to the product of (x) 0.50% and (y) the Maximum Pool Principal Balance.

              GROSS MARGIN: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note to be added to the applicable Index to determine the Mortgage Rate.

              IFC: IMPAC Funding Corporation, a California corporation.

              IFC MORTGAGE LOAN: A Mortgage Loan which was acquired from IFC by the Unaffiliated Seller pursuant to the IFC Purchase Agreement, and which has been acquired by the Trust Fund.

              IFC PURCHASE AGREEMENT: The Mortgage Loan Purchase Agreement, dated as of July 10, 2001 by and between the Unaffiliated Seller and IFC.

              I&I PAYMENTS: Payments due and owing under the Insurance and Indemnity Agreement.

              INITIAL CUT-OFF DATE: The close of business on November 1, 2001.

              INITIAL MORTGAGE LOANS: The Mortgage Loans delivered by the Depositor on the Startup Date.

              INSURANCE AND INDEMNITY AGREEMENT: The Insurance and Indemnity Agreement dated as of November 1, 2001 among the Class A Certificate Insurer, the Depositor, the Servicer, the Unaffiliated Seller, BNC and IFC as such agreement may be amended or supplemented in accordance with the provisions thereof.

              INSURED PAYMENT: With respect to any Distribution Date, the Class A Deficiency for that Distribution Date.

              INDEX: As to each Adjustable Rate Mortgage Loan, the index from time to time in effect for the adjustment of the Mortgage Rate set forth as such on the related Mortgage Note.

              INSURANCE POLICY: With respect to any Mortgage Loan included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

              INSURANCE PROCEEDS: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

              INTEREST ACCRUAL PERIOD: With respect to each Class of Non-Delay Certificates and the Corresponding Class of Lower Tier Regular Interests and any Distribution Date, the period commencing on the 25th day of the month preceding the month in which such Distribution Date occurs and ending on the 24th day of the month in which such Distribution Date occurs (or in the case of the first Distribution Date, the period from and including the Closing Date to but excluding such first Distribution Date). For purposes of computing interest accruals on each Class of Non-Delay Certificates, each Interest Accrual Period has the actual number of days in such month and each year is assumed to have 360 days.

              INTEREST AMOUNT AVAILABLE: With respect to any Distribution Date, the sum of (i) the Interest Remittance Amount received by the Trustee from the Servicer on the related Remittance Date, (ii) the Pre-Funding Earnings, if any, deposited to the Distribution Account on such Distribution Date and (iii) the Capitalized Interest Requirement, if any, deposited to the Distribution Account on such Distribution Date.

              INTEREST RATE ADJUSTMENT DATE: With respect to each Adjustable Rate Mortgage Loan, the date, specified in the related Mortgage Note and the Mortgage Loan Schedule, on which the Mortgage Rate is adjusted.

              INTEREST REMITTANCE AMOUNT: With respect to any Remittance Date, the sum, without duplication, of:

              (i) all scheduled installments of interest due (or advanced by the Servicer) on the Mortgage Loans during the related Due Period;

              (ii)   Compensating   Interest   paid  by  the  Servicer  on  such
       Remittance Date;

              (iii)  the  interest   component   of  all  related   Substitution
       Adjustment Amounts and Repurchase Prices; and

              (iv) the interest component of all Condemnation Proceeds, Insurance Proceeds and Liquidation Proceeds received by the Servicer during the related Prepayment Period (in each case, net (but not to be reduced below zero) of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any); and

              (v) the interest component of the proceeds of any termination of the Trust Fund.

REDUCED by the Servicing Fee for the related Due Period, together with amounts in reimbursement for Advances previously made with respect to the Mortgage Loans and other amounts as to which the Servicer is entitled to be reimbursed pursuant to the Agreement.

              INVESTMENT ACCOUNT: As defined in Section 3.12(a).

              LATE COLLECTIONS: With respect to any Mortgage Loan and any Due Period, all amounts received subsequent to the Determination Date immediately following such Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent for such Due Period and not previously recovered.

              LATE PAYMENT RATE: Has the meaning ascribed thereto in the Insurance and Indemnity Agreement.

              LIBOR: With respect to any Interest Accrual Period for the LIBOR Certificates, the rate determined by the Trustee on the related LIBOR Determination Date on the basis of the offered rate for one-month U.S. dollar deposits as such rate appears on Telerate Page 3750 as of 11:00 a.m. (London time) on such date; provided that if such rate does not appear on Telerate Page 3750, the rate for such date will be determined on the basis of the rates at which one-month U.S. dollar deposits are offered by the Reference Banks at approximately 11:00 a.m. (London time) on such date to prime banks in the London interbank market. In such event, the Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m. (New York City time) on such date for one-month U.S. dollar loan to leading European banks.

              LIBOR CERTIFICATES: As specified in the Preliminary Statement.

              LIBOR DETERMINATION DATE: With respect to any Interest Accrual Period (other than the initial Interest Accrual Period) for the LIBOR Certificates, the second London Business Day preceding the commencement of such Interest Accrual Period.

              LIQUIDATED MORTGAGE LOAN: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated in the calendar month preceding the month of such Distribution Date and as to which the Servicer has certified (in accordance with this Agreement) that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan including the final disposition of an REO Property.

              LIQUIDATION EVENT: With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan; or (iii) such Mortgage Loan is removed from coverage under this Agreement by reason of its being purchased, sold or replaced pursuant to or as contemplated by this Agreement. With respect to any REO Property, either of the following events: (i) a Final Recovery
Determination is made as to such REO Property; or (ii) such REO Property is removed from coverage under this Agreement by reason of its being purchased pursuant to this Agreement.

              LIQUIDATION  PROCEEDS:   Cash  received  in  connection  with  the
liquidation of a defaulted Mortgage Loan, whether through trustee's sale, foreclosure sale or otherwise.

              LOAN-TO-VALUE RATIO or LTV: With respect to any Mortgage Loan, the ratio (expressed as a percentage) of the original outstanding principal amount of the Mortgage Loan as of the Cut-off Date (unless otherwise indicated), to the lesser of (a) the Appraised Value of the Mortgaged Property at origination, and
(b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property.

              LONDON BUSINESS DAY: Any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

              LOWER TIER REGULAR INTEREST: Each of the Class LT-A, Class LT-M-1, Class LT-M-2, Class LT-B and Class LT-Accrual Interests as described in the Preliminary Statement.

              LOWER TIER REMIC: As described in the Preliminary Statement

              MAXIMUM MORTGAGE RATE: With respect to each Adjustable Rate Mortgage Loan, a rate that (i) is set forth on the Data Tape Information and in the related Mortgage Note and (ii) is the maximum interest rate to which the Mortgage Rate on such Adjustable Rate Mortgage Loan may be increased during the lifetime of such Mortgage Loan.

              MAXIMUM POOL PRINCIPAL BALANCE: The aggregate Stated Principal Balances of all Mortgage Loans (both Initial Mortgage Loans and Subsequent Mortgage Loans) as of their respective Cut-off Dates.

              MINIMUM MORTGAGE RATE: With respect to each Adjustable Rate Mortgage Loan, a rate that (i) is set forth on the Data Tape Information and in the related Mortgage Note and (ii) is the minimum interest rate to which the Mortgage Rate on such Adjustable Rate Mortgage Loan may be decreased during the lifetime of such Mortgage Loan.

              MONTHLY    STATEMENT:    The    statement    delivered    to   the
Certificateholders pursuant to Section 4.03.

              MOODY'S: Moody's Investors Service, Inc. If Moody's is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(b) the address for notices to Moody's shall be Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Residential Mortgage Pass-Through Group, or such other address as Moody's may hereafter furnish to the Depositor and the Servicer.

              MORTGAGE:  The  mortgage,   deed  of  trust  or  other  instrument
identified on the Mortgage Loan Schedule as securing a Mortgage Note.

              MORTGAGE FILE: The items pertaining to a particular Mortgage Loan contained in either the Servicing File or Custodial File.

              MORTGAGE LOANS: An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the Mortgage Loan Schedule, which Mortgage Loan includes, without limitation, the Mortgage File, the Scheduled Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased Mortgage Loans.

              MORTGAGE LOAN SCHEDULE: A schedule of Mortgage Loans annexed hereto as Schedule I, such schedule setting forth the following information with respect to each Mortgage Loan: (1) the Unaffiliated Seller's Mortgage Loan number; (2) the city, state and zip code of the Mortgaged Property; (3) a code indicating whether the Mortgaged Property is a single family residence, two-family residence, three-family residence, four-family residence, PUD or condominium; (4) the current Mortgage Interest Rate; (5) the current net Mortgage Interest Rate; (6) the current Monthly Payment; (7) the Gross Margin;
(8) the original term to maturity; (9) the scheduled maturity date; (10) the principal balance of the Mortgage Loan as of the Cut-off Date after deduction of payments of principal due on or before the Cut-off Date whether or not collected; (11) the Loan-to-Value Ratio; (12) the next Interest Rate Adjustment Date; (13) the lifetime Mortgage Interest Rate Cap; (14) whether the Mortgage Loan is convertible or not; (15) a code indicating the mortgage guaranty insurance company; (16) the Servicing Fee and (17) if such Mortgage Loan is a BNC Mortgage Loan or an IFC Mortgage Loan.

              MORTGAGE NOTE: The note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

              MORTGAGE RATE: The annual rate of interest borne on a Mortgage Note, which shall be adjusted from time to time with respect to Adjustable Rate Mortgage Loans.

              MORTGAGE RATE CAPS: With respect to an Adjustable Rate Mortgage Loan, the Periodic Mortgage Rate Cap, the Maximum Mortgage Rate, and the Minimum Mortgage Rate for such Mortgage Loan.

              MORTGAGED PROPERTY: The real property (or leasehold estate, if applicable) identified on the Mortgage Loan Schedule as securing repayment of the debt evidenced by a Mortgage Note.

              MORTGAGOR: The obligor(s) on a Mortgage Note.

              NET MONTHLY EXCESS CASH FLOW: For any Distribution Date the amount remaining for distribution pursuant to subsection 4.02(iii) (before giving effect to distributions pursuant to such subsection).

              NET PREPAYMENT INTEREST SHORTFALL: For any Distribution Date, the amount by which the sum of the Prepayment Interest Shortfalls exceeds the sum of the Compensating Interest payments made on such Distribution Date.

              NIMS TRUST: CDC Mortgage Capital Inc. NIM Trust 2001-HE1N, a Delaware business trust.

              NON-DELAY CERTIFICATES: As specified in the Preliminary Statement.

              NONRECOVERABLE ADVANCE: Any Servicing Advances previously made or proposed to be made in respect of a Mortgage Loan or REO Property, which, in the good faith business judgment of the Servicer, will not or, in the case of a proposed Servicing Advance, would not, be ultimately recoverable from related Insurance Proceeds, Liquidation Proceeds or otherwise. The determination by the Servicer that it has made a Nonrecoverable Advance or that any proposed Servicing Advances, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate delivered to the Trustee.

              NONRECOVERABLE P&I ADVANCE: Any P&I Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer, will not or, in the case of a proposed P&I Advance, would not be ultimately recoverable from related late payments, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

              NOTICE OF FINAL DISTRIBUTION: The notice to be provided pursuant to Section 9.02 to the effect that final distribution on any of the Certificates shall be made only upon presentation and surrender thereof.

              OFFERED CERTIFICATES: As specified in the Preliminary Statement.

              OFFICER'S CERTIFICATE: A certificate signed by an officer of the Servicer with responsibility for the servicing of the Mortgage Loans and listed on a list delivered to the Trustee pursuant to this Agreement.

              OPINION OF COUNSEL: A written opinion of counsel, who may be in-house counsel for the Servicer or the Subservicer, reasonably acceptable to the Trustee and to the Class A Certificate Insurer, provided that any Opinion of Counsel relating to (a) qualification of the Mortgage Loans in a REMIC or (b) compliance with the REMIC Provisions, must be (unless otherwise stated in such Opinion of Counsel) an opinion of counsel who (i) is in fact independent of the Servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the Servicer of the Mortgage Loans or in an affiliate of either and (iii) is not connected with the Servicer of the Mortgage Loans as an officer, employee, director or person performing similar functions.

              OPTIONAL TERMINATION DATE: means:

              (i) For so long as the Class X Certificates are 100% owned, either directly or indirectly, by the Unaffiliated Seller or any Affiliate thereof, then the Servicer may cause the Optional Termination Date to occur on any Distribution Date when the aggregate

       Stated Principal Balance of the Mortgage Loans is 10.00% or less of the Maximum Pool Principal Balance; and

              (ii) If the Class X Certificates are not 100% owned, either directly or indirectly, by the Unaffiliated Seller or any Affiliate thereof, then the Holders of a majority in Class Certificate Balance of the Class X Certificates may cause the Optional Termination Date to occur on any Distribution Date when the aggregate Stated Principal Balance of the Mortgage Loans is 10.00% or less of the Maximum Pool Principal Balance, and, if such Class X Certificateholders do not do so, then the Servicer shall also have such right..

              ORIGINAL PRE-FUNDED AMOUNT: $29,912,476.

              OTS: Office of Thrift Supervision, and any successor thereto.

              OUTSTANDING: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

              (i)    Certificates   theretofore   canceled  by  the  Trustee  or
       delivered to the Trustee for cancellation; and

              (ii) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Trustee pursuant to this Agreement.

              OUTSTANDING MORTGAGE LOAN: As of any Due Date, a Mortgage Loan with a Stated Principal Balance greater than zero which was not the subject of a Principal Prepayment in Full prior to such Due Date and which did not become a Liquidated Mortgage Loan prior to such Due Date.

              OWNERSHIP INTEREST: As to any Residual Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

              P&I ADVANCE: As to any Mortgage Loan or REO Property, any advance made by the Servicer in respect of any Remittance Date representing the aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Due Period on the Mortgage Loans and that were delinquent on the related Determination Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure as determined pursuant to Section 4.01.

              PASS-THROUGH  MARGIN:  With  respect  to  each  Class  of  Regular
Certificates, prior to the first Distribution Date after the Optional Termination Date the following percentages: Class A Certificates, 0.34%; Class M-1 Certificates, 1.03%; Class M-2 Certificates, 1.60%; and Class B
Certificates,   2.65%.  On  the  first  Distribution  Date  after  the  Optional
Termination Date, the Pass-Through Margins shall increase to: Class A Certificates, 0.68%, Class M-1 Certificates, 1.545%, Class M-2 Certificates, 2.40% and Class B Certificates, 3.975%.

              PASS-THROUGH RATE: For each Class of Certificates and each Lower Tier Regular Interest, the per annum rate set forth or calculated in the manner described in the Preliminary Statement.

              PERCENTAGE INTEREST: As to any Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest being set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

              PERIODIC MORTGAGE RATE CAP: With respect to an Adjustable Rate Mortgage Loan, the periodic limit on each Mortgage Interest Rate adjustment as set forth in the related Mortgage Note.

              PERMITTED INVESTMENTS: Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by the Servicer, the Trustee or any of their respective Affiliates:

              (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

              (ii) demand and time deposits in, certificates of deposit of, or bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars and issued by, any Eligible Institution;

              (iii)  repurchase   obligations   with  respect  to  any  security
       described in clause (i) above entered into with a Eligible Institution (acting as principal);

              (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any state thereof and that are rated by each Rating Agency that rates such securities in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

              (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency that rates such securities in its highest short-term unsecured debt rating available at the time of such investment;

              (vi) units of money market funds, including money market funds advised by the Depositor or an Affiliate thereof, that have been rated "Aaa" by Moody's, and "AAA" by Standard & Poor's; and

              (vii) if previously confirmed in writing to the Trustee and to the Class A Certificate Insurer, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies as a permitted investment of funds backing "Aaa" or "AAA" rated securities;

PROVIDED, HOWEVER, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

              PERMITTED TRANSFEREE: Any person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code, (v) a Person that is not a U.S. Person, (vi) an "electing large partnership" within the meaning of section 775 of the Code and (vii) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause the REMIC hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such government unit.

              PERSON: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

              PHYSICAL CERTIFICATES: As specified in the Preliminary Statement.

              POOL STATED PRINCIPAL BALANCE: As to any Distribution Date, the aggregate of the Stated Principal Balances of the Mortgage Loans on the last day of the related Due Period which were Outstanding Mortgage Loans on such day.

              PREFERENCE AMOUNT: Any amounts distributed in respect of the Class A Certificates which are recovered from any Holder of a Class A Certificate as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code or other similar law in accordance with a final, nonappealable order of a court having competent jurisdiction and which have not theretofore been repaid to such Holder.

              PREFERENCE CLAIM: As defined in Section 4.05(f) hereof.

              PRE-FUNDING ACCOUNT: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.07(f) in the name of the Trustee for the benefit of the

Certificateholders, and designated "Bankers Trust Company of California, N.A., in trust for registered holders of CDC Mortgage Capital Trust 2001-HE1, Mortgage Pass-Through Certificates, Series 2001-HE1".

              PRE-FUNDING AMOUNT: With respect to any date, the amount on deposit in the Pre-Funding Account.

              PRE-FUNDING EARNINGS: The actual investment earnings realized on amounts deposited in the Pre-Funding Account.

              PRE-FUNDING PERIOD: The period commencing on the Startup Date and ending on the earliest to occur of (i) the date on which the amount on deposit in the Pre-Funding Account (exclusive of any investment earnings) is less than $100,000, (ii) the date on which any Servicer Default occurs and (iii) February 28, 2002.

              PREMIUM AMOUNT: The product of the Premium Percentage and the Certificate Balance of the Class A Certificates immediately prior to such Distribution Date.

              PREMIUM RATE: The rate at which the "Premium" is determined as described in the letter dated November 29, 2001 between the Unaffiliated Seller and the Class A Certificate Insurer.

              PREPAYMENT CHARGE: Any prepayment premium, penalty or charge collected by the Servicer with respect to a Mortgage Loan from a Mortgagor in connection with any voluntary Principal Prepayment in full pursuant to the terms of the related Mortgage Note.

              PREPAYMENT INTEREST SHORTFALL: With respect to any Remittance Date, the sum of, for each Mortgage Loan that was during the related Prepayment Period the subject of a Principal Prepayment that was applied by the Servicer to reduce the outstanding principal balance of such Mortgage Loan on a date preceding the Due Date in the succeeding Prepayment Period, an amount equal to the product of (a) the Mortgage Rate net of the Servicing Fee Rate for such Mortgage Loan, (b) the amount of the Principal Prepayment for such Mortgage Loan, (c) 1/360 and (d) the number of days commencing on the date on which such Principal Prepayment was applied and ending on the last day of the related Prepayment Period.

              PREPAYMENT PERIOD: With respect to any Remittance Date, the calendar month preceding the calendar month in which such Remittance Date occurs.

              PRINCIPAL DISTRIBUTION AMOUNT: For any Distribution Date, the sum of (i) the Basic Principal Distribution Amount for such Distribution Date and
(ii) the Extra Principal Distribution Amount for such Distribution Date.

              PRINCIPAL PREPAYMENT: Any full or partial payment or other recovery of principal on a Mortgage Loan (including upon liquidation of a Mortgage Loan) which is received in advance of its scheduled Due Date, excluding any prepayment penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

              PRINCIPAL PREPAYMENT IN FULL: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

              PRINCIPAL REMITTANCE AMOUNT: With respect to any Remittance Date, the sum, without duplication, of:

              (i) all scheduled installments of principal due (or advanced by the Servicer on) Mortgage Loans during the related Due Period;

              (ii) the principal component of all Condemnation Proceeds, Insurance Proceeds and Liquidation Proceeds during the related Prepayment Period (in each case, net of remaining (I.E., not deducted from the Interest Remittance Amount) unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any);

              (iii) all partial or full prepayments on the Mortgage Loans received during the related Prepayment Period; and

              (iv)   the  principal   component  of  all  related   Substitution
       Adjustment Amounts or Repurchase Prices; and

              (v) the principal component of the proceeds of any termination of the Trust Fund.

reduced by remaining amounts (I.E., not deducted from the Interest Remittance Amount) in reimbursement for Advances previously made with respect to the Mortgage Loans and other amounts as to which the Servicer is entitled to be reimbursed pursuant to this Agreement.

              PRIVATE CERTIFICATES: As specified in the Preliminary Statement.

              PROSPECTUS SUPPLEMENT: The Prospectus Supplement, dated November 26, 2001, relating to the Offered Certificates.

              PTCE 95-60: As defined in Section 5.02(b).

              PUD: Planned Unit Development.

              QUALIFIED INSURER: A mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over such insurer in connection with the insurance policy issued by such insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, approved as a FNMA- or FHLMC-approved mortgage insurer or having a claims paying ability rating of at least "AA" or equivalent rating by a nationally recognized statistical rating organization. Any replacement insurer with respect to a Mortgage Loan must have at least as high a claims paying ability rating as the insurer it replaces had on the Closing Date.

              RATING AGENCY: Each of the Rating Agencies specified in the Preliminary Statement. If such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers. For purposes of Section 10.05(b), the addresses for notices to each Rating Agency shall be the address specified therefor in the definition corresponding to the name of such Rating Agency, or such other address as either such Rating Agency may hereafter furnish to the Depositor and the Servicer.

              RECORD DATE: With respect to any Distribution Date, the close of business on the Business Day immediately preceding such Distribution Date; PROVIDED, HOWEVER, that for any Certificate issued in Definitive Form, the Record Date shall be the close of business on the last Business Day of the month preceding the month in which such applicable Distribution Date occurs.

              REFERENCE BANK: As defined in Section 4.04.

              REGULAR CERTIFICATES: As specified in the Preliminary Statement.

              REIMBURSEMENT  AMOUNT:  As of any  Distribution  Date,  the sum of
(a)(i) all Insured Payments previously received by the Trustee and all Preference Amounts previously paid by the Class A Certificate Insurer and in each case not previously repaid to the Class A Certificate Insurer pursuant to Sections 6.05(a)(ii) hereof plus (ii) interest accrued on each such Insured Payment and Preference Amounts not previously repaid calculated at the Late Payment Rate from the date the Trustee received the related Insured Payment or Preference Amounts were paid by the Class A Certificate Insurer and (b)(i) any amounts then due and owing to the Class A Certificate Insurer under the Insurance and Indemnity Agreement (excluding the Premium Amount due on such
Distribution Date), as certified to the Trustee by the Class A Certificate Insurer plus (ii) interest on such amounts at the rate specified in the Insurance and Indemnity Agreement. The Class A Certificate Insurer shall notify the Trustee and the Unaffiliated Seller of the amount of any Reimbursement Amount.

              REMIC TRUST: The segregated pool of assets consisting of the Trust Fund, exclusive of Prepayment Charges and the Excess Reserve Fund Account.

              RELIEF ACT INTEREST SHORTFALL: With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended Due Period as a result of the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

              REMIC: A "real estate mortgage investment conduit" within the meaning of section 860D of the Code.

              REMIC PROVISIONS: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

              REMITTANCE DATE: The 18th day (or if such 18th day is not a Business Day, the first Business Day immediately preceding) of any month.

              REO  DISPOSITION:  The  final  sale  by the  Servicer  of any  REO
Property.

              REO IMPUTED INTEREST: As to any REO Property, for any period, an amount equivalent to interest (at the Mortgage Rate net of the Servicing Fee Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof (as such balance is reduced pursuant to Section 3.17 by any income from the REO Property treated as a recovery of principal).

              REO PROPERTY: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

              REPURCHASE PRICE: With respect to any Mortgage Loan, an amount equal to the sum of (i) the unpaid principal balance of such Mortgage Loan as of the date of repurchase, (ii) interest on such unpaid principal balance of such Mortgage Loan at the Mortgage Rate from the last date through which interest has been paid and distributed to the Trustee to the date of repurchase, (iii) all unreimbursed Servicing Advances and (iv) all expenses reasonably incurred by the Servicer, the Trustee, the Class A Certificate Insurer or the Unaffiliated Seller, as the case may be, in respect of a breach or defect, including, without limitation, expenses arising out of any such party's enforcement of the Responsible Party's repurchase obligation, to the extent not included in (iii).

              REQUEST FOR RELEASE: The Request for Release submitted by the Servicer to the Trustee, substantially in the form of Exhibit J.

              RESIDUAL CERTIFICATES: As specified in the Preliminary Statement.

              RESPONSIBLE OFFICER: When used with respect to the Trustee, any Vice President, any Assistant Vice President, any Assistant Secretary, any Assistant Treasurer, any Trust Officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers who at such time shall be officers to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Agreement.

              RESPONSIBLE PARTY: With respect to any BNC Mortgage Loan, BNC; with respect to any IFC Mortgage Loan, IFC.

              RULE 144A LETTER: As defined in Section 5.02(b).

              SCHEDULED PAYMENT: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service
Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

              SCHEDULED  PRINCIPAL  BALANCE:  With respect to any Mortgage Loan:
(a) as of the Cut-off Date, the outstanding principal balance of such Mortgage Loan as of such date, net of the principal portion of all unpaid Monthly Payments, if any, due on or before such date; (b) as of any Due Date subsequent to the Cut-off Date up to and including the Due Date in the calendar month in which a Liquidation Event occurs with respect to such Mortgage Loan, the Scheduled Principal Balance of such Mortgage Loan as of the Cut-off Date, minus the sum of (i) the principal portion of each Monthly Payment due on or before such Due Date but subsequent to the Cut-off Date, whether or not received, (ii) all Principal Prepayments received before such Due Date but after the Cut-off Date, (iii) the principal portion of all Liquidation Proceeds and Insurance Proceeds received before such Due Date but after the Cut-off Date, net of any portion thereof that represents principal due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) on a Due Date occurring on or before the date on which such proceeds were received and
(iv) any reduction in the principal balance of such Mortgage Loan incurred with respect thereto as a result of a Deficient Valuation occurring before such Due Date, but only to the extent such reduction in principal balance represents a reduction in the portion of principal of such Mortgage Loan not yet due (without regard to any acceleration of payments under the related Mortgage and Mortgage
Note) as of the date of such Deficient Valuation; and (c) as of any Due Date subsequent to the occurrence of a Liquidation Event with respect to such Mortgage Loan, zero.

              SECURITIES ACT: The Securities Act of 1933, as amended.

              SENIOR ENHANCEMENT PERCENTAGE: With respect to any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balance of the Subordinated Certificates and (ii) the Subordinated Amount (in each case after taking into account the distributions of the Principal Distribution Amount for such Distribution Date) by (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period.

              SENIOR SPECIFIED ENHANCEMENT PERCENTAGE: As of any date of determination, 36.0%.

              SERVICER: Ocwen Federal Bank FSB, a federal savings bank, and its successors and assigns, in its capacity as servicer hereunder.

              SERVICER TERMINATION TEST: With respect to any Distribution Date, the Servicer Termination Test will be failed with respect to the Servicer if either:

              (a)    the Cumulative Loss Percentage exceeds 6.70%; or

              (b) the quotient (expressed as a percentage) of (x) the Stated Principal Balance of Mortgage Loans 60 days Delinquent or more as of the end of the related Due Period (including Mortgage Loans in bankruptcy, foreclosure or represented by an REO Property) over (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the related Due Period, exceeds 20%.

              SERVICING ADVANCES: The reasonable "out-of-pocket" costs and expenses (including legal fees) incurred by the Servicer in the performance of its servicing obligations in connection with a default, delinquency or other unanticipated event, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures and litigation, in respect of a particular Mortgage Loan, (iii) the management (including reasonable fees in connection therewith) and liquidation of any REO Property and
(iv) the  performance  of its  obligations  under  Section  3.01,  Section 3.09,
Section 3.13 and Section 3.15 hereof. The Servicer shall not be required to make any Nonrecoverable Advances.

              SERVICING FEE: With respect to each Mortgage Loan and for any calendar month, an amount equal to one month's interest (or in the event of any payment of interest which accompanies a Principal Prepayment in full made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the Servicing Fee Rate on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month. Such fee shall be payable monthly, and shall be pro rated for any portion of a month during which the Mortgage Loan is serviced by the Servicer under this Agreement. The Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds and proceeds received with respect to REO Properties, to the extent permitted by Section
3.11) of such Monthly Payment collected by the Servicer, or as otherwise provided under Section 3.11.

              SERVICING FEE RATE: With respect to each Mortgage Loan, 0.50% per annum.

              SERVICING FILE: With respect to each Mortgage Loan, the file retained by the Servicer consisting of originals or copies of all documents in the Mortgage File which are not delivered to the Trustee in the Custodial File and copies of the Mortgage Loan Documents set forth in Exhibit K hereto.

              SERVICING OFFICER: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee by the Servicer on the Closing Date pursuant to this Agreement, as such list may from time to time be amended.

              SIMILAR LAW: As defined in Section 5.02(b).

              SPECIFIED SUBORDINATED AMOUNT: Prior to the Stepdown Date, an amount equal to 1.50% of the Maximum Pool Principal Balance, and on and after the Stepdown Date, an amount equal to 3.00% of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period, subject to a minimum amount equal to the Floor Amount; PROVIDED, HOWEVER, that if, on any Distribution Date, a Trigger Event has occurred, the Specified Subordinated Amount shall not be reduced to the applicable percentage of the then current aggregate Stated Principal Balance of the Mortgage Loans until the Distribution Date on which a Trigger Event is no longer occurring.

              STANDARD & POOR'S: Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. If Standard & Poor's is designated as a Rating Agency in the

Preliminary Statement, for purposes of Section 10.05(b) the address for notices to Standard & Poor's shall be Standard & Poor's, 55 Water, New York, New York 10041, Attention: Residential Mortgage Surveillance Group - Morgan Stanley ABS Capital I Inc. 2001-HE1, or such other address as Standard & Poor's may hereafter furnish to the Depositor and the Servicer.

              STARTUP DAY: The Closing Date.

              STATED PRINCIPAL BALANCE: As to each Mortgage Loan, (i) the principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date, to the extent actually received, minus (ii) all amounts previously distributed to the Trustee with respect to the related Mortgage Loan representing payments or recoveries of principal.

              STEPDOWN  DATE:  The later to occur of (i) the earlier to occur of
(a) the Distribution Date in December 2004 and (b) the date on which the aggregate Class Certificate Balances of the Class A Certificates have been reduced to zero and (ii) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans on the last day of the related Due Period but prior to any applications of Principal Distribution Amount to the Certificates) is greater than or equal to the Senior Specified Enhancement Percentage.

              SUBORDINATED AMOUNT: As of any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the related Due Period over (b) the aggregate of the Class
Certificate Balances of the Class A and Subordinated Certificates as of such Distribution Date (after giving effect to the payment of the Principal Remittance Amount on such Certificates on such Distribution Date).

              SUBORDINATED   CERTIFICATES:   As  specified  in  the  Preliminary
Statement.

              SUBORDINATION DEFICIENCY: With respect to any Distribution Date, the excess, if any, of (a) the Specified Subordinated Amount applicable to such Distribution Date over (b) the Subordinated Amount applicable to such Distribution Date.

              SUBORDINATION REDUCTION AMOUNT: With respect to any Distribution Date, an amount equal to the lesser of (a) the Excess Subordinated Amount and
(b) the Total Monthly Excess Spread.

              SUBSERVICER: As defined in Section 3.02(a).

              SUBSERVICING ACCOUNT: As defined in Section 3.08.

              SUBSERVICING AGREEMENT: As defined in Section 3.02 hereof.

              SUBSEQUENT CUT-OFF DATE: As to any Subsequent Mortgage Loans, the date specified in the Addition Notice delivered in connection therewith, which date shall be the close of business on the first day of the month in which such Subsequent Mortgage Loans will be conveyed to the Trust Fund.

              SUBSEQUENT   MORTGAGE   LOANS:   The  Mortgage   Loans   hereafter
transferred and assigned to the Trust Fund pursuant to Section 2.01(d).

              SUBSEQUENT TRANSFER: The transfer and assignment by the Depositor to the Trust of the Subsequent Mortgage Loans pursuant to the terms hereof.

              SUBSEQUENT TRANSFER AGREEMENT: A subsequent transfer agreement in substantially the form of Exhibit L.

              SUBSEQUENT TRANSFER DATE: The Business Day on which a Subsequent Transfer occurs.

              SUBSTITUTE MORTGAGE LOAN: A Mortgage Loan substituted by a Responsible Party for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form of Exhibit J, (i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the Deleted Mortgage Loan; (ii) be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the Deleted Mortgage Loan; (iii) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan;
(iv) have a remaining term to maturity no greater than (and not more than one year less than that of) the Deleted Mortgage Loan; and (v) comply with each representation and warranty set forth in Section 2.03.

              SUBSTITUTION ADJUSTMENT AMOUNT: The meaning ascribed to such term pursuant to Section 2.03.

              TAX SERVICE CONTRACT: As defined in Section 3.09(a).

              TELERATE PAGE 3750: The display page currently so designated on the Bridge Telerate Service (or such other page as may replace that page on that service for displaying comparable rates or prices).

              TOTAL MONTHLY EXCESS SPREAD: As to any Distribution Date, an amount equal to the excess if any, of (i) the interest collected or advanced on the Mortgage Loans for Due Dates during the related Remittance Period (net of Expense Fees) over (ii) the sum of the interest payable to the Classes of Floating Rate Certificates on such Distribution Date.

              TRANSFER: Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

              TRANSFER AFFIDAVIT: As defined in section 5.02(b).

              TRANSFEROR CERTIFICATE: As defined in Section 5.02(b).

              TRIGGER EVENT: With respect to the Certificates after the Stepdown Date, exists if the quotient (expressed as a percentage) of (x) the Stated Principal Balance of Mortgage Loans 60 days Delinquent or more, as of the end of the related Due Period (including Mortgage Loans in bankruptcy, foreclosure or represented by an REO Property), over (y) the aggregate Stated

Principal Balance of the Mortgage Loans as of the end of the related Due Period exceeds 40% of the prior period's Senior Enhancement Percentage.

              TRUST FUND: The corpus of the trust created hereunder consisting of (i) the Mortgage Loans and all interest and principal received on or with respect thereto after the related Cut-off Date, other than such amounts which were due on the Mortgage Loans on or before the related Cut-off Date; (ii) each Account, and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed-in-lieu of foreclosure or otherwise; (iv) all rights of the Depositor against the Unaffiliated Seller under the Unaffiliated Seller's Agreement; (v) the Class A Insurance Policy; and (vi) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing.

              TRUSTEE: Bankers Trust Company of California, N.A. and its successors and, if a successor trustee is appointed hereunder, such successor.

              TRUSTEE FEE: As to any Distribution Date, an amount equal to the product of one-twelfth of the Trustee Fee Rate times the sum of (i) the aggregate Stated Principal Balances of the Mortgage Loans at the end of the prior Due Period, and (ii) the amount on deposit in the Pre-Funding Account at the end of such prior Due Period.

              TRUSTEE FEE RATE: With respect to each Mortgage Loan, 0.012% per annum.

              UNAFFILIATED SELLER'S AGREEMENT: The Unaffiliated Seller's Agreement, dated as of the date hereof, among the Unaffiliated Seller and the Depositor relating to the sale of the Mortgage Loans from the Unaffiliated Seller to the Depositor.

              UNPAID INTEREST AMOUNTS: As of any Distribution Date and any Class of Certificates, the sum of (a) the excess of (i) the sum of the Accrued Certificate Interest Distribution Amount for such Distribution Date and any portion of such Accrued Certificate Interest Distribution Amount from prior Distribution Dates remaining unpaid over (ii) the amount in respect of interest on such Class of Certificates actually distributed on the preceding Distribution Date and (b) 30 days' interest on such excess at the applicable Pass-Through Rate (to the extent permitted by applicable law).

              UNPAID REALIZED LOSS AMOUNT: With respect to any Class of Subordinated Certificates and as to any Distribution Date, is the excess of (i) Applied Realized Loss Amounts with respect to such Class over (ii) the sum of all distributions in reduction of such Applied Realized Loss Amounts on all previous Distribution Dates. Any amounts distributed to a Class of Subordinated Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Class Certificate Balance of such Class.

              U.S. PERSON: Shall mean (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia;
(iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, may elect to continue to be U.S. Persons.

              UPPER TIER REGULAR INTEREST: As described in the Preliminary Statement.

              UPPER TIER REMIC: As described in the Preliminary Statement.

              VOTING RIGHTS: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, (a) 1% of all Voting Rights shall be allocated to the Class X Certificates, if any (such Voting Rights to be allocated among the holders of Certificates of each such Class in accordance with their respective Percentage Interests), (b) 1% of all Voting Rights shall be allocated to the Class P Certificates, if any, and (c) the remaining Voting Rights shall be allocated among Holders of the remaining Classes of Certificates in proportion to the Certificate Balances of their respective Certificates on such date.

              WAC CAP: With respect to the Mortgage Loans as of any Distribution Date, the product of (i) the weighted average of the Adjusted Net Mortgage Rates then in effect on the beginning of the related Due Period on the Mortgage Loans, minus in the case of the WAC Cap as it applies to the Class A Certificates only, the Premium Rate, and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Interest Accrual Period related to such Distribution Date.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                         REPRESENTATIONS AND WARRANTIES

              Section 2.01 CONVEYANCE OF MORTGAGE LOANS.

              (a) The Depositor, concurrently with the execution and delivery hereof, hereby sells,

              (b) transfers, assigns, sets over and otherwise conveys to the Trustee for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Trust Fund, other than any Subsequent Mortgage Loans, which will be so sold, transferred, assigned, set-over and conveyed on the related Subsequent Transfer Date.

              (c) In connection with the transfer and assignment of each Mortgage Loan, the Unaffiliated Seller has delivered or caused to be delivered to the Trustee for the benefit of the Certificateholders the following documents or instruments with respect to each Mortgage Loan so assigned:

                     (i)    the original  Mortgage Note bearing all  intervening
       endorsements   evidencing  a  complete  chain  of  assignment   from  the
       originator to the related Responsible Party, endorsed "Pay to the order of _________, without recourse" and signed in the name of the related Responsible Party by an authorized officer. To the extent that there is no room on the face of the Mortgage Notes for endorsements, the endorsement may be contained on an allonge, if state law so allows and the Trustee is so advised by the related Responsible Party that state law so allows. If the Mortgage Loan was acquired by a Responsible Party in a merger, the endorsement must be by "[related Responsible Party], successor by merger to [name of predecessor]". If the Mortgage Loan was acquired or originated by the related Responsible Party while doing business under another name, the endorsement must be by "[related Responsible Party], formerly known as [previous name]";

                     (ii) the original of any guarantee executed in connection with the Mortgage Note;

                     (iii) the original Mortgage with evidence of recording thereon. If in connection with any Mortgage Loan, the related Responsible Party cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the related Delivery Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the related Responsible Party shall deliver or cause to be delivered to the Trustee, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the related Responsible Party stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Trustee upon receipt thereof by the related Responsible Party; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

                     (iv)   the  originals  of  all  assumption,   modification,
       consolidation or extension agreements, if any, with evidence of recording thereon;

                     (v) the original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording. The Assignment of Mortgage shall be duly recorded by the related Responsible Party to the Trustee, in the manner set forth in the third paragraph following clause (viii) below. If the Mortgage Loan was acquired by the related Responsible Party in a merger, the Assignment of Mortgage must be made by "[related Responsible Party], successor by merger to [name of predecessor]". If the Mortgage Loan was acquired or originated by the related Responsible Party while doing business under another name, the Assignment of Mortgage must be by "[the related Responsible Party], formerly known as [previous name]";

                     (vi)   the  originals  of all  intervening  assignments  of
       mortgage, evidencing a complete chain of assignment from the originator to the related Responsible Party, with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the related Responsible Party shall deliver or cause to be delivered to the Trustee, a photocopy of such intervening assignment, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the related Responsible Party stating that such intervening Assignment of Mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening Assignment of Mortgage or a copy of such intervening
       Assignment of Mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening Assignment of Mortgage will be promptly delivered to the Trustee upon receipt thereof by the related Responsible Party; or (ii) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment;

                     (vii) The original mortgagee policy of title insurance or, in the event such original title policy is unavailable, a certified true copy of the related policy binder or commitment for title certified to be true and complete by the title insurance company; and

                     (viii) security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage, if any.

              In the event an Officer's Certificate of the related Responsible Party is delivered to the Trustee because of a delay caused by the public recording office in returning any recorded document, the related Responsible Party shall deliver to the Trustee, within 90 days of the related Delivery Date, an Officer's Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Trustee due solely to a delay caused by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Trustee; provided, HOWEVER, that any recorded document shall in any event be delivered no later than 1 year from the applicable Delivery Date. An extension of the date specified in (iv) above (but subject to the one-year PROVISO therein) may be requested from the Trustee, which consent shall not be unreasonably withheld.

              From time to time, the Servicer shall forward to the Trustee additional original documents, additional documents evidencing an assumption, modification, consolidation or extension of a Mortgage Loan approved by the Servicer, in accordance with the terms of this Agreement. All such mortgage documents held by the Trustee as to each Mortgage Loan shall constitute the "CUSTODIAL FILE".

              On or prior to the related Delivery Date, the Responsible Party shall deliver to the Trustee Assignments of Mortgages, in blank, for each Mortgage Loan. No later than thirty (30) Business Days following the later of the related Delivery Date and the date of receipt by the Servicer of the recording information for a Mortgage, the Servicer shall promptly submit or cause to be submitted for recording, at the expense of the Responsible Party, in the appropriate public office for real property records, each Assignment of Mortgage referred to in Section 2.01(b)(v). The Assignment of Mortgage shall assign the Mortgage from the Responsible Party, to "Bankers Trust Company of California, N.A., as trustee under the Pooling and Servicing Agreement dated as of November 1, 2001, Morgan Stanley ABS Capital I Inc. Trust 2001-HE1." In the event that any such assignment is lost or returned unrecorded because of a defect therein, the Responsible Party shall promptly prepare a substitute assignment to cure such defect and thereafter cause each such assignment to be duly recorded.

              On or prior to the Closing Date, the Unaffiliated Seller shall deliver to the Trustee a copy of the Data Tape Information in electronic, machine readable medium in a form mutually acceptable to the Trustee.

              In the event that such original or copy of any document submitted for recordation to the appropriate public recording office is not so delivered to the Trustee within 90 days following the related Delivery Date, and in the event that the Responsible Party does not cure such failure within 30 days of discovery or receipt of written notification of such failure from the Depositor, the Trustee or the Class A Certificate Insurer, the related Mortgage Loan shall, upon the request of the Depositor, the Trustee or the Class A Certificate Insurer, be repurchased by the related Responsible Party at the price and in the manner specified in Section 2.03. The foregoing repurchase obligation shall not apply in the event that the related Responsible Party cannot deliver such original or copy of any document submitted for recordation to the appropriate public recording office within the specified period due to a delay caused by the recording office in the applicable jurisdiction; PROVIDED that the related Responsible Party shall instead deliver a recording receipt of such recording office or, if such recording receipt is not available, an officer's certificate of a servicing officer of the Responsible Party, confirming that such document has been accepted for recording.

              Notwithstanding anything to the contrary contained in this Section 2.01, in those instances where the public recording office retains or loses the original Mortgage or assignment after it has been recorded, the obligations of the related Responsible Party shall be deemed to have been satisfied upon delivery by the related Responsible Party to the Trustee prior to the related Delivery Date of a copy of such Mortgage or assignment, as the case may be, certified (such certification to be an original thereof) by the public recording office to be a true and complete copy of the recorded original thereof.

              (d) PURCHASE AND SALE OF SUBSEQUENT MORTGAGE LOANS. (i) Subject to the satisfaction of the conditions set forth in paragraph (ii) below, and upon the Trustee's receipt of a Subsequent Transfer Agreement executed by all other parties thereto, in consideration of the Trustee's delivery on the related Subsequent Transfer Dates to or upon the order of the Depositor of all or a portion of the balance of funds in the Pre-Funding Account, the Depositor shall on any Subsequent Transfer Date sell, transfer, assign, set over and convey to the Trustee without recourse but subject to terms and provisions of this Agreement, all of the right, title and interest of the Depositor in and to the Subsequent Mortgage Loans, including the outstanding principal of and interest due on such Subsequent Mortgage Loans, and all other related assets included or to be included in the Trust Fund with respect thereto.

              The amount released from the Pre-Funding Account with respect to a transfer of Subsequent Mortgage Loans shall be one-hundred percent (100%) of the aggregate Stated Principal Balances as of the related Subsequent Cut-Off Date of the Subsequent Mortgage Loans so transferred.

              (ii) The Subsequent Mortgage Loans and the other property and rights related thereto described in paragraph (a) above shall be transferred by the Depositor to the Trust Fund only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:

                     (a) the Unaffiliated Seller shall have provided the Depositor, the Trustee, the Rating Agencies and the Class A Certificate Insurer with a timely Addition Notice, which shall include a Mortgage Loan Schedule, listing the Subsequent Mortgage Loans and shall have provided any other information reasonably requested by any of the foregoing with respect to the Subsequent Mortgage Loans;

                     (b) the Servicer shall have deposited in the Collection Account all collections of (x) principal in respect of the Subsequent Mortgage Loans received after the related Subsequent Cut-Off Date and (y) interest due on the Subsequent Mortgage Loans after the related Subsequent Cut-Off Date;

                     (c)    as   of   each   Subsequent   Transfer   Date,   the
       Unaffiliated Seller was not insolvent nor will be made insolvent by such transfer nor is the Unaffiliated Seller aware of any pending insolvency;

                     (d) such addition will not result in a "prohibited transaction" (as defined in the REMIC Provisions) for any REMIC held by the Trust Fund, and will not cause any REMIC held by the Trust Fund to cease to qualify as a REMIC, as evidenced by an Opinion of Counsel with respect to such matters (which may be a blanket opinion dated the Closing
       Date);

                     (e)    the Pre-Funding Period shall not have terminated;

                     (f) the related Responsible Party shall have delivered to the Trustee an Officer's Certificate stating that each Subsequent Mortgage Loan complies with each of the representations and warranties made with respect thereto, as set forth in Schedule III hereto;

                     (g) the Unaffiliated Seller shall have delivered to the Trustee an Officer's Certificate confirming the satisfaction of each condition precedent specified in this paragraph (ii), and the Opinion of Counsel referenced in clause (d); and

                     (h) the Unaffiliated Seller, the Responsible Parties and the Depositor shall have delivered to the Trustee an executed copy of a Subsequent Transfer Agreement, substantially in the form of Exhibit L hereto.

              (iii) The obligation of the Trust Fund to purchase the Subsequent Mortgage Loans on a Subsequent Transfer Date is subject to the requirements that, following the purchase of such Subsequent Mortgage Loans, and with respect to the entire mortgage loan pool:

                     (a)    no more than 3% may be second liens;

                     (b)    no more than 15% may be Fixed Rate Mortgage Loans;

                     (c) the weighted average original term to maturity may not exceed 360 months;

                     (d) the weighted average gross Mortgage Rate must not be less than 9.30%, or more than 9.55%;

                     (e) the weighted average LTV must not exceed 80%, and no more than 47% of the Mortgage Loans may have LTVs in excess of 80%;

                     (f) no Mortgage Loan may have a Stated Principal Balance in excess of $550,000 as of the related Cut-Off Date;

                     (g) at least 90% of the Mortgage Loans must have prepayment penalties;

                     (h) the weighted average Gross Margin for the Adjustable Rate Mortgage Loans must be at least 5.75%; and

                     (i) the weighted average credit score (FICO score) must be at least 600, and not more than 20% of the Mortgage Loans may have credit scores below 550.

              Any of the above requirements may be waived or modified in any respect by the Class A Certificate Insurer.

              (iv) In connection with the transfer and assignment of the Subsequent Mortgage Loans, the Unaffiliated Seller shall satisfy the document delivery requirements set forth in Section 2.01(b).

              Section 2.02 ACCEPTANCE BY THE TRUSTEE OF THE MORTGAGE LOANS.

              The Trustee shall acknowledge, on each Delivery Date, receipt of the documents identified in the Initial Certification in the form annexed hereto as Exhibit E, and declares that it holds and will hold such documents and the other documents delivered to it pursuant to Section 2.01, and that it holds or will hold such other assets as are included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders and the Class A Certificate Insurer. The Trustee acknowledges that it will maintain possession of the related

Mortgage Notes in the State of California, unless otherwise permitted by the Rating Agencies and the Class A Certificate Insurer.

              In connection with each Delivery, the Trustee shall deliver via facsimile (with original to follow the next Business Day) to the Depositor, the Unaffiliated Seller and the Class A Certificate Insurer an Initial Certification on or prior to the related Delivery Date, certifying receipt of the related Mortgage Notes and Assignments of Mortgage for each related Mortgage Loan. The Trustee shall not be responsible to verify the validity, sufficiency or genuineness of any document in any Custodial File.

              Within 90 days after the related Delivery Date, the Trustee shall ascertain that all documents required to be delivered to it are in its possession, and shall deliver to the Depositor, the Unaffiliated Seller and the Class A Certificate Insurer a Final Certification to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as an exception and not covered by such certification): (i) all documents required to be delivered to it are in its possession; (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan; (iii) based on its examination and only as to the foregoing documents, the information set forth in items (1), (2), (7), and (9) of the Mortgage Loan Schedule and items (1), (9) and (17) of the Data Tape Information respecting such Mortgage Loan is correct; and (iv) each Mortgage Note has been endorsed as provided in Section 2.01 of this Agreement. The Trustee shall not be responsible to verify the validity, sufficiency or genuineness of any document in any Custodial File.

              The Trustee shall retain possession and custody of each Custodial File in accordance with and subject to the terms and conditions set forth herein. The Servicer shall promptly deliver to the Trustee, upon the execution or receipt thereof, the originals of such other documents or instruments constituting the Custodial File as come into the possession of the Servicer from time to time.

              Section 2.03 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE UNAFFILIATED SELLER, THE RESPONSIBLE PARTIES AND THE SERVICER.

              (a)    The   Servicer   hereby  makes  the   representations   and
warranties set forth in Schedule II hereto to the Depositor and the Trustee, as of the Closing Date.

              (b)    CDC  Mortgage   Capital   Inc.,  in  its  capacity  as  the
Unaffiliated Seller, hereby makes the representations and warranties set forth in Schedule IV hereto, as of the Closing Date.

              (c) (i) BNC, in its capacity as the Responsible Party, hereby makes the representations and warranties set forth in Schedule III-A with respect to the BNC Mortgage Loans, to the Unaffiliated Seller, the Depositor, the Class A Certificate Insurer and the Trustee, as of the related Delivery Date, as well as the following additional representations and warranties, which shall be deemed made as of each Delivery Date:

                     (a) DUE ORGANIZATION AND AUTHORITY. BNC is a corporation duly organized, validly existing and in good standing under the laws of the state of

              Delaware and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state wherein it owns or leases any material properties or where a Mortgaged Property is located, if the laws of such state require licensing or qualification in order to conduct business of the type conducted by BNC, and in any event BNC is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related BNC Mortgage Loan and the servicing of such BNC Mortgage Loan in accordance with the terms of this Agreement and the BNC Purchase Agreement; BNC has the full corporate power, authority and legal right to hold, transfer and convey the Mortgage Loans and to execute and deliver this Agreement and the BNC Purchase Agreement and to perform its obligations hereunder and thereunder; the execution, delivery and performance of this Agreement and the BNC Purchase Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by BNC and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement and all agreements contemplated hereby have been duly executed and delivered and constitute the valid, legal, binding and enforceable obligations of BNC, regardless of whether such enforcement is sought in a proceeding in equity or at law; and all requisite corporate or other action has been taken by BNC to make this Agreement and the BNC Purchase Agreement and all agreements contemplated hereby valid and binding upon BNC in accordance with their terms;

                     (b) ORDINARY COURSE OF BUSINESS. The consummation of the transactions contemplated by this Agreement and the BNC Purchase Agreement are in the ordinary course of business of BNC, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by BNC pursuant to the BNC Purchase Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

                     (c)    NO CONFLICTS.  Neither the execution and delivery of
              this Agreement nor the BNC Purchase Agreement, the acquisition or origination of the Mortgage Loans by BNC, the sale of the Mortgage Loans to the Unaffiliated Seller, the consummation of the transactions contemplated hereby and by the BNC Purchase Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement or of the BNC Purchase Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of BNC's charter, by-laws or other organizational documents or any legal restriction or any agreement or instrument to which BNC is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which BNC or its property is subject, or result in the creation or imposition of any lien, charge or encumbrance that would have an adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, or impair the ability of the Trust Fund to realize on the BNC Mortgage Loans, impair the value of the Mortgage Loans, or impair the ability of the Trust Fund to realize the full amount of any insurance benefits accruing pursuant to this Agreement;

                     (d) ABILITY TO PERFORM; SOLVENCY. BNC does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement or in the BNC Purchase Agreement. BNC is solvent and the sale of the BNC Mortgage Loans will not cause BNC to become insolvent. The sale of the BNC Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of BNC's creditors;

                     (e) NO LITIGATION PENDING. There is no action, suit, proceeding or investigation pending or threatened against BNC, before any court, administrative agency or other tribunal asserting the invalidity of this Agreement or the BNC Purchase Agreement, seeking to prevent the consummation of any of the transactions contemplated by this Agreement or the BNC Purchase Agreement or which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of BNC, or in any material impairment of the right or ability of BNC to carry on its business substantially as now conducted, or in any material liability on the part of BNC, or which would draw into question the validity of this Agreement, the BNC Purchase Agreement or the BNC Mortgage Loans or of any action taken or to be taken in connection with the obligations of BNC contemplated herein or in the BNC Purchase Agreement, or which would be likely to impair the ability of BNC to perform under the terms of this Agreement or the BNC Purchase Agreement;

                     (f)    NO   CONSENT   REQUIRED.   No   consent,   approval,
              authorization or order of, or registration or filing with, or notice to any court or governmental agency or body including HUD, the FHA or the VA is required for the execution, delivery and performance by the Seller of or compliance by BNC with this Agreement, or the BNC Purchase Agreement or the BNC Mortgage Loans, the delivery of a portion of the Mortgage Files to the Trustee or the sale of the BNC Mortgage Loans or the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the related Delivery Date;

                     (g) SELECTION PROCESS. The BNC Mortgage Loans were selected from among the outstanding one- to four-family mortgage loans in the BNC's portfolio at the related sale date to the Unaffiliated Seller as to which the representations and warranties set forth in Schedule III-A could be made and such selection was not made in a manner so as to affect adversely the interests of the Unaffiliated Seller;

                     (h) NO BROKERS. BNC has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the BNC Mortgage Loans;

                     (i) SALE TREATMENT. BNC has been advised by its independent certified public accountants that under generally accepted accounting principles the transfer of the BNC Mortgage Loans may be treated as a sale on the books and records of BNC and BNC has determined that the disposition of the BNC Mortgage Loans pursuant to the BNC Purchase Agreement will be afforded sale treatment for tax and accounting purposes;

                     (j) REASONABLE PURCHASE PRICE. The consideration received by BNC upon the sale of the Mortgage Loans under the BNC Purchase Agreement constitutes fair consideration and reasonably equivalent value for the BNC Mortgage Loans; and

                     (k) OWNER OF RECORD. Immediately prior to the sale of BNC of the BNC Mortgage Loans to the Unaffiliated Seller, BNC was the owner of record of each Mortgage and the indebtedness evidenced by each Mortgage Note, and upon the sale of the BNC Mortgage Loans to the Unaffiliated Seller, BNC will retain the mortgage files with respect thereto in trust only for the purpose of servicing and supervising the servicing of each BNC Mortgage Loan.


                     (ii)   IFC, in its capacity as the  Responsible  Party with
respect  to the  IFC  Mortgage  Loans,  hereby  makes  the  representations  and warranties set forth in Schedule III-B to the Unaffiliated Seller, the Depositor, the Class A Certificate Insurer and the Trustee, as of the related Delivery Date, as well as the following additional representations and warranties, which shall be deemed made as of each Delivery Date:

                     (a) DUE ORGANIZATION AND AUTHORITY. IFC is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state wherein it owns or leases any material properties or where a Mortgaged Property is located, if the laws of such state require licensing or qualification in order to conduct business of the type conducted by IFC, and in any event IFC is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related IFC Mortgage Loan and the servicing of such IFC Mortgage Loan in accordance with the terms of this Agreement and the IFC Purchase Agreement; IFC has the full corporate power, authority and legal right to hold, transfer and convey the Mortgage Loans and to execute and deliver this Agreement and the IFC Purchase Agreement and to perform its obligations hereunder and thereunder; the execution, delivery and performance of this Agreement and the IFC Purchase Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by IFC and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement and all agreements contemplated hereby have been duly executed and delivered and constitute the valid, legal, binding and enforceable obligations of IFC, regardless of whether such enforcement is sought in a proceeding in equity or at law; and all requisite corporate or other action has been taken by IFC to make this Agreement and the

              IFC Purchase Agreement and all agreements contemplated hereby valid and binding upon IFC in accordance with their terms;

                     (b) ORDINARY COURSE OF BUSINESS. The consummation of the transactions contemplated by this Agreement and the IFC Purchase Agreement are in the ordinary course of business of IFC, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by IFC pursuant to the IFC Purchase Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

                     (c)    NO CONFLICTS.  Neither the execution and delivery of
              this Agreement nor the IFC Purchase Agreement, the acquisition or origination of the Mortgage Loans by IFC, the sale of the Mortgage Loans to the Unaffiliated Seller, the consummation of the transactions contemplated hereby and by the IFC Purchase Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement or of the IFC Purchase Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of IFC's charter, by-laws or other organizational documents or any legal restriction or any agreement or instrument to which IFC is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which IFC or its property is subject, or result in the creation or imposition of any lien, charge or encumbrance that would have an adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, or impair the ability of the Trust Fund to realize on the IFC Mortgage Loans, impair the value of the Mortgage Loans, or impair the ability of the Trust Fund to realize the full amount of any insurance benefits accruing pursuant to this Agreement;

                     (d) ABILITY TO PERFORM; SOLVENCY. IFC does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement or in the IFC Purchase Agreement. IFC is solvent and the sale of the IFC Mortgage Loans will not cause IFC to become insolvent. The sale of the IFC Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of IFC's creditors;

                     (e) NO LITIGATION PENDING. There is no action, suit, proceeding or investigation pending or threatened against IFC, before any court, administrative agency or other tribunal asserting the invalidity of this Agreement or the IFC Purchase Agreement, seeking to prevent the consummation of any of the transactions contemplated by this Agreement or the IFC Purchase Agreement or which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of IFC, or in any material impairment of the right or ability of IFC to carry on its business substantially as now conducted, or in any material liability on the part of IFC, or which would draw into question the validity of this Agreement, the IFC Purchase Agreement or the IFC Mortgage Loans or of any action taken or to be taken in connection with the obligations of IFC contemplated herein or in the IFC Purchase Agreement, or which would be likely to impair the ability of IFC to perform under the terms of this Agreement or the IFC Purchase Agreement;

                     (f)    NO   CONSENT   REQUIRED.   No   consent,   approval,
              authorization or order of, or registration or filing with, or notice to any court or governmental agency or body including HUD, the FHA or the VA is required for the execution, delivery and performance by the Seller of or compliance by IFC with this Agreement, or the IFC Purchase Agreement or the IFC Mortgage Loans, the delivery of a portion of the Mortgage Files to the Trustee or the sale of the IFC Mortgage Loans or the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the related Delivery Date;

                     (g) SELECTION PROCESS. The IFC Mortgage Loans were selected from among the outstanding one- to four-family mortgage loans in the IFC's portfolio at the related sale date to the Unaffiliated Seller as to which the representations and warranties set forth in Schedule III-B could be made and such selection was not made in a manner so as to affect adversely the interests of the Unaffiliated Seller;

                     (h) NO BROKERS. IFC has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the IFC Mortgage Loans;

                     (i) SALE TREATMENT. IFC has been advised by its independent certified public accountants that under generally accepted accounting principles the transfer of the IFC Mortgage Loans may be treated as a sale on the books and records of IFC and IFC has determined that the disposition of the IFC Mortgage Loans pursuant to the IFC Purchase Agreement will be afforded sale treatment for tax and accounting purposes;

                     (j) REASONABLE PURCHASE PRICE. The consideration received by IFC upon the sale of the Mortgage Loans under the IFC Purchase Agreement constitutes fair consideration and reasonably equivalent value for the IFC Mortgage Loans; and

                     (k) OWNER OF RECORD. Immediately prior to the sale of IFC of the IFC Mortgage Loans to the Unaffiliated Seller, IFC was the owner of record of each Mortgage and the indebtedness evidenced by each Mortgage Note, and upon the sale of the IFC Mortgage Loans to the Unaffiliated Seller, IFC will retain the mortgage files with respect thereto in trust only for the purpose of servicing and supervising the servicing of each IFC Mortgage Loan.

              (d) It is understood and agreed by the Servicer and each Responsible Party that the representations and warranties set forth in Section
2.03 shall survive the transfer of the Mortgage Loans to the Trust Fund, and shall inure to the benefit of the Trust Fund notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Upon discovery by any of the related Responsible Party, the Depositor, the Unaffiliated Seller, the Class A Certificate Insurer, the Trustee or the Servicer of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others.

              (e) Within 30 days of the earlier of either discovery by or notice to the related Responsible Party of that any Mortgage Loan does not conform to the requirements as determined in the Trustee's review of the related Custodial File or within 90 days of the earlier of either discovery by or notice to the related Responsible Party of any breach of a representation or warranty, set forth in Section 2.03(b) that materially and adversely affects the value of the Mortgage Loans or the interest of the Trustee, the Class A Certificate Insurer or the Certificateholders therein, the related Responsible Party shall use its best efforts to cause to be remedied a material defect in a document constituting part of a Mortgage File or promptly to cure such breach in all material respects and, if such defect or breach cannot be remedied, the related Responsible Party shall, (i) if such 30 or 90 day period, as applicable, expires prior to the second anniversary of the related Delivery Date, remove such Mortgage Loan (a "DELETED MORTGAGE LOAN") from the Trust Fund and substitute in its place a Substitute Mortgage Loan, in the manner and subject to the conditions set forth in this Section 2.03; or (ii) repurchase such Mortgage Loan at the Repurchase Price; PROVIDED, HOWEVER, that any such substitution pursuant to (i) above shall not be effected prior to the delivery to the Trustee of the Opinion of Counsel required by Section 2.05, if any, and a Request for Release substantially in the form of Exhibit K, and the Mortgage File for any such Substitute Mortgage Loan. In the event that a breach shall involve any representation or warranty set forth in Section 2.03(b), and such breach cannot be cured within 60 days of the earlier of either discovery by or notice to the related Responsible Party of such breach, all of the Mortgage Loans shall be repurchased by the related Responsible Party at the Repurchase Price.

              With respect to any Substitute Mortgage Loan or Loans, the related Responsible Party shall deliver to the Trustee for the benefit of the
Certificateholders the Mortgage Note, the Mortgage, the related Assignment of the Mortgage, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed and the Mortgage assigned as required by
Section 2.01. No substitution is permitted to be made in any calendar month after the Determination Date for such month. Scheduled Payments due with respect to Substitute Mortgage Loans in the Due Period of substitution shall not be part of the Trust Fund and will be retained by the related Responsible Party on the next succeeding Distribution Date. For the Due Period of substitution, distributions to Certificateholders will include the monthly payment due on any Deleted Mortgage Loan for such Due Period and thereafter the related Responsible Party shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan.

              The Servicer shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan and the substitution of the Substitute Mortgage Loan or Loans and the Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee. Upon such substitution, the Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the related Responsible Party shall be deemed to have made with respect to such Substitute Mortgage Loan or Loans, as of the date of substitution, the representations and warranties made pursuant to Section 2.03(b) with respect to such Mortgage

Loan. Upon any such substitution and the deposit to the Collection Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph, the Trustee shall release the Mortgage File relating to such Deleted Mortgage Loan to the related Responsible Party and shall execute and deliver at the related Responsible Party's direction such instruments of transfer or assignment prepared by the related Responsible Party, in each case without recourse, as shall be necessary to vest title in the related Responsible Party, or its designee, the Trustee's interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

              For any month in which the related Responsible Party substitutes one or more Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Servicer will determine the amount (if any) by which the aggregate principal balance of all such Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (after application of the scheduled principal portion of the monthly payments due in the Due Period of substitution). The amount of such shortage (the "SUBSTITUTION ADJUSTMENT AMOUNT") plus, an amount equal to the aggregate of any unreimbursed Advances and Servicing Advances with respect to such Deleted Mortgage Loans shall be deposited into the Collection Account by the related Responsible Party on or before the Distribution Account Deposit Date for the Distribution Date in the month succeeding the calendar month during which the related Mortgage Loan became required to be purchased or replaced hereunder.

              In addition to such repurchase obligation, the related Responsible Party shall indemnify the Depositor, the Unaffiliated Seller, the Class A Certificate Insurer, the Trustee and any of their respective Affiliates and hold such parties harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on any grounded upon, or resulting from, a breach by the related Responsible Party of any of its representations and warranties contained in the related Purchase Agreement or this Agreement.

              The Servicer shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan and the Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee.

              In the event that the related Responsible Party shall have repurchased a Mortgage Loan, the Repurchase Price therefor shall be deposited in the Collection Account pursuant to Section 3.10 on or before the Remittance Date for the Distribution Date in the month following the month during which the related Responsible Party became obligated hereunder to repurchase or replace such Mortgage Loan and upon such deposit of the Repurchase Price, the delivery of the Opinion of Counsel required by Section 2.05 and receipt of a Request for Release in the form of Exhibit J hereto, the Trustee shall release the related Custodial File to such Person as directed by the Servicer, and the Trustee shall execute and deliver at such Person's direction such instruments of transfer or assignment prepared by such Person, in each case without recourse, as shall be necessary to transfer title from the Trustee. It is understood and agreed that the obligation under this Agreement of any Person to cure, repurchase or replace any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedy against such Persons respecting such breach available to Certificateholders, the Depositor, the Unaffiliated Seller, the Class A Certificate Insurer or the Trustee on their behalf.

              The  representations  and warranties made pursuant to this Section
2.03 shall survive delivery of the respective Custodial Files to the Trustee.

              Section 2.04 THE DEPOSITOR AND THE MORTGAGE LOANS.

              The Depositor hereby represents and warrants to the Trustee and to the Class A Certificate Insurer with respect to each Mortgage Loan as of the date hereof or such other date set forth herein that as of the related Delivery Date, and following the transfer of the Mortgage Loans to it by the Unaffiliated Seller, the Depositor had good title to the Mortgage Loans and the Mortgage Notes were subject to no offsets, defenses or counterclaims.

              The Depositor hereby assigns, transfers and conveys to the Trustee all of its rights with respect to the Initial Mortgage Loans and shall, on each subsequent Transfer Date, convey all of its right, title and interest with respect to the related subsequent Mortgage Loans.

              Section 2.05 DELIVERY OF OPINION OF COUNSEL IN CONNECTION WITH SUBSTITUTION AND REPURCHASE, NON-QUALIFIED MORTGAGES.

              (a) Notwithstanding any contrary provision of this Agreement, no substitution pursuant to Section 2.03 shall be made more than 30 days after the related Delivery Date unless the related Responsible Party delivers to the Trustee an Opinion of Counsel, at the expense of such Responsible Party, addressed to the Trustee, to the effect that such substitution will not (i) result in the imposition of the tax on "prohibited transactions" on the Trust Fund or contributions after the Startup Date, as defined in Sections 860F(a)(2) and 860G(d) of the Code, respectively or (ii) cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding.

              (b) Upon discovery by the Depositor, a Responsible Party, the Unaffiliated Seller, the Class A Certificate Insurer, the Servicer or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within five (5) Business Days of discovery) give written notice thereof to the other parties. In connection therewith, the Trustee shall require the related Responsible Party to repurchase the affected Mortgage Loan within 90 days of such discovery in the same manner as it would a Mortgage Loan for a breach of representation or warranty made pursuant to
Section 2.03. The Trustee shall reconvey to the related Responsible Party the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in Section 2.03.

              Section 2.06 EXECUTION AND DELIVERY OF CERTIFICATES.

              The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, has executed and delivered to or upon the order of the Depositor, the Certificates in authorized denominations evidencing directly or indirectly the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates, and for the benefit of the Class A Certificate Insurer.

              Section 2.07 REMIC MATTERS.

              The Preliminary Statement sets forth the designations for federal income tax purposes of all interests created hereby. The "Startup Day" for purposes of the REMIC Provisions shall be the Closing Date. The "latest possible maturity date" is January 25, 2032, which is the Distribution Date following the latest Mortgage Loan maturity date.

              Section 2.08 REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR.

              The Depositor hereby represents, warrants and covenants to the Trustee and to the Class A Certificate Insurer and the that as of the date of this Agreement or as of such date specifically provided herein:

              (a) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

              (b) The Depositor has the corporate power and authority to convey the Mortgage Loans and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement;

              (c) This Agreement has been duly and validly authorized, executed and delivered by the Depositor, all requisite corporate action having been taken, and, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes or will constitute the legal, valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

              (d) No consent, approval, authorization or order of or registration or filing with, or notice to, any governmental authority or court is required for the execution, delivery and performance of or compliance by the Depositor with this Agreement or the consummation by the Depositor of any of the transactions contemplated hereby, except as have been made on or prior to the Closing Date;

              (e) None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or thereby, or the fulfillment of or compliance with the terms and conditions of this Agreement,
(i) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default or results or will result in an acceleration under (A) the charter or bylaws of the Depositor, or (B) of any term, condition or provision of any material indenture, deed of trust, contract or other agreement or instrument to which the Depositor or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound; (ii) results or will result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Depositor of any court or governmental authority having jurisdiction over the Depositor or its subsidiaries; or (iii) results in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans;

              (f) There are no actions, suits or proceedings before or against or investigations of, the Depositor pending, or to the knowledge of the Depositor, threatened, before any court, administrative agency or other tribunal, and no notice of any such action, which, in the Depositor's reasonable judgment, might materially and adversely affect the performance by the Depositor of its obligations under this Agreement, or the validity or enforceability of this Agreement;

              (g) The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency that may materially and adversely affect its performance hereunder; and

              (h) Immediately prior to the transfer and assignment by the Depositor to the Trustee, the Depositor had, or, with respect to the subsequent Mortgage Loans, will have, good title to, and was, or will be, the sole owner of each Mortgage Loan, free of any interest of any other Person, and the Depositor has transferred, or shall transfer, all right, title and interest in each Mortgage Loan to the Trustee. The transfer of the Mortgage Note and the Mortgage as and in the manner contemplated by this Agreement is sufficient either (i) fully to transfer to the Trustee, for the benefit of the Certificateholders and for the benefit of the Class A Certificate Insurer, all right, title, and interest of the Depositor thereto as note holder and mortgagee or (ii) to grant to the Trustee, for the benefit of the Certificateholders and for the benefit of the Class A Certificate Insurer, the security interest referred to in Section
10.04 hereof.

              It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.08 shall survive delivery of the respective Custodial Files to the Trustee or to a custodian, as the case may be, and shall inure to the benefit of the Trustee.

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

              Section 3.01 SERVICER TO SERVICE MORTGAGE LOANS.

              (a) For and on behalf of the Certificateholders and for the benefit of the Class A Certificate Insurer, the Servicer shall service and administer the Mortgage Loans in accordance with the terms of this Agreement and the respective Mortgage Loans and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

                     (i) any relationship that the Servicer, any Subservicer or any Affiliate of the Servicer or any Subservicer may have with the related Mortgagor;

                     (ii) the ownership or non-ownership of any Certificate by the Servicer or any Affiliate of the Servicer;

                     (iii) the Servicer's obligation to make P&I Advances or Servicing Advances; or

                     (iv) the Servicer's or any Subservicer's right to receive compensation for its services hereunder or with respect to any particular transaction.

              To the extent consistent with the foregoing, the Servicer shall seek to maximize the timely and complete recovery of principal and interest on the Mortgage Notes. Subject only to the above-described servicing standards and the terms of this Agreement and of the respective Mortgage Loans, the Servicer shall have full power and authority, acting alone or through Subservicers as provided in Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer in its own name or in the name of a Subservicer is hereby authorized and empowered by the Trustee when the Servicer believes it appropriate in its best judgment in accordance with the servicing standards set forth above, to execute and deliver any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee. The Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. The Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any standard hazard insurance policy. Subject to Section 3.15, the Trustee shall execute, at the written request of the Servicer, and furnish to the Servicer and any Subservicer such documents as are necessary or appropriate to enable the Servicer or any Subservicer to carry out their servicing and administrative duties hereunder, and the Trustee hereby grants to the Servicer, and this Agreement shall constitute, a power of attorney to carry out such duties including a power of attorney to take title to Mortgaged Properties after foreclosure on behalf of the Trustee. The Trustee shall execute a separate power of attorney in favor of the Servicer for the purposes described herein to the extent necessary or desirable to enable the Servicer to perform its duties hereunder. The Trustee shall not be liable for the actions of the Servicer or any Subservicers under such powers of attorney.

              (b) Subject to Section 3.09(b) hereof, in accordance with the standards of the preceding paragraph, the Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Properties, which advances shall be Servicing Advances reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09(b), and further as provided in
Section 3.11. Any cost incurred by the Servicer or by Subservicers in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

              (c) Notwithstanding anything in this Agreement to the contrary, the Servicer may not make any future advances with respect to a Mortgage Loan (except as provided in Section 4.01) and the Servicer shall not (i) permit any modification with respect to any Mortgage

Loan that would change the Mortgage Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan or (ii) permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and (B) cause any REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions after the startup date" under the REMIC Provisions, or (iii) except as provided in Section 3.07(a), waive any Prepayment Charges.

              (d) The Servicer may delegate its responsibilities under this Agreement; provided, however, that no such delegation shall release the Servicer from the responsibilities or liabilities arising under this Agreement.

              Section 3.02 SUBSERVICING AGREEMENTS BETWEEN THE SERVICER AND SUBSERVICERS.

              (a) The Servicer may enter into Subservicing Agreements with Subservicers, for the servicing and administration of the Mortgage Loans.

              Each Subservicer shall be (i) authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Subservicer to perform its obligations hereunder and under the Subservicing Agreement, (ii) an institution approved as a mortgage loan originator by the Federal Housing Administration or an institution that has deposit accounts insured by the FDIC and (iii) a Freddie Mac or Fannie Mae approved mortgage servicer. Each Subservicing Agreement must impose on the Subservicer requirements conforming to the provisions set forth in Section 3.08 and provide for servicing of the Mortgage Loans consistent with the terms of this Agreement. The Servicer will examine each Subservicing Agreement and will be familiar with the terms thereof. The terms of any Subservicing Agreement will not be inconsistent with any of the provisions of this Agreement. The Servicer and the Subservicers may enter into and make amendments to the Subservicing Agreements or enter into different forms of Subservicing Agreements; PROVIDED, HOWEVER, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Trustee, without the consent of the Trustee. Any variation without the consent of the Trustee from the provisions set forth in Section 3.08 relating to insurance or priority requirements of Subservicing Accounts, or credits and charges to the
Subservicing Accounts or the timing and amount of remittances by the Subservicers to the Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. The Servicer shall deliver to the Trustee, the Unaffiliated Seller, the Class A Certificate Insurer and the Depositor copies of all Subservicing Agreements, and any amendments or modifications thereof, promptly upon the Servicer's execution and delivery of such instruments.

              (b)    As part of its servicing activities hereunder, the Servicer
(except as otherwise provided in the last sentence of this paragraph), for the benefit of the Trustee, shall enforce the obligations of each Subservicer under the related Subservicing Agreement, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Subservicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed.

              Section 3.03 SUCCESSOR SUBSERVICERS.

              The Servicer shall be entitled to terminate any Subservicing Agreement and the rights and obligations of any Subservicer pursuant to any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement. In the event of termination of any Subservicer, all servicing obligations of such Subservicer shall be assumed simultaneously by the Servicer without any act or deed on the part of such Subservicer or the Servicer, and the Servicer either shall service directly the related Mortgage Loans or shall enter into a Subservicing Agreement with a successor Subservicer which qualifies under Section 3.02.

              Any Subservicing Agreement shall include the provision that such agreement may be immediately terminated by the Depositor or the Trustee without fee, in accordance with the terms of this Agreement, in the event that the Servicer shall, for any reason, no longer be the Servicer (including termination due to an Event of Default).

              Section 3.04 LIABILITY OF THE SERVICER.

              Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and primarily liable to the Trustee for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. The Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Servicer by such Subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

              Section 3.05 NO CONTRACTUAL RELATIONSHIP BETWEEN SUBSERVICERS AND THE TRUSTEE.

              Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such shall be deemed to be between the Subservicer and the Servicer alone, and the Trustee (or any successor Servicer) shall not be deemed a party thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 3.06. The Servicer

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


shall be solely liable for all fees owed by it to any Subservicer, irrespective of whether the Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

              Section 3.06 ASSUMPTION OR TERMINATION OF SUBSERVICING AGREEMENTS BY TRUSTEE.

              In the event the Servicer at any time shall for any reason no longer be the Servicer (including by reason of the occurrence of a Event of Default), the Trustee or its designee shall thereupon assume all of the rights and obligations of the Servicer under each Subservicing Agreement that the Servicer may have entered into, with copies thereof provided to the Trustee prior to the Trustee assuming such rights and obligations, unless the Trustee elects to terminate any Subservicing Agreement in accordance with its terms as provided in Section 3.03.

              Upon such assumption, the Trustee, its designee or the successor servicer shall be deemed, subject to Section 3.03, to have assumed all of the Servicer's interest therein and to have replaced the Servicer as a party to each Subservicing Agreement to the same extent as if each Subservicing Agreement had been assigned to the assuming party, except that (i) the Servicer shall not thereby be relieved of any liability or obligations under any Subservicing Agreement that arose before it ceased to be the Servicer and (ii) none of the Depositor, the Trustee, their designees or any successor Servicer shall be deemed to have assumed any liability or obligation of the Servicer that arose before it ceased to be the Servicer.

              The Servicer at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreements to the assuming party.

              Section  3.07  COLLECTION  OF  CERTAIN   MORTGAGE  LOAN  PAYMENTS;
ESTABLISHMENT OF CERTAIN ACCOUNTS.

              (a) The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable insurance policies, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Consistent with the foregoing, the Servicer may (i) waive any late payment charge or, if applicable, any penalty interest, or (ii) extend the due dates for the Scheduled Payments due on a Mortgage Note for a period of not greater than 180 days; provided that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below. In the event of any such arrangement pursuant to clause (ii) above, the Servicer shall make timely advances on such Mortgage Loan during such extension pursuant to Section 4.01 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements, subject to Section 4.01(d) pursuant to which the Servicer shall not be required to make any such advances that are Nonrecoverable P&I Advances. Notwithstanding the foregoing, the Servicer may not waive, in whole or in part, a Prepayment Charge, except under the following circumstances: (i)

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


such waiver relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan, and doing so is standard and customary in servicing mortgage loans similar to the Mortgage Loans (including any waiver of a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is related to a default or a reasonably foreseeable default), and in no event will the Servicer waive a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is not related to a default or a reasonably foreseeable default or (ii) such Prepayment Charge is not permitted to be collected by applicable law. If a Prepayment Charge is waived other than as permitted by the prior sentence, then the Servicer is required to pay the amount of such waived Prepayment Charge, for the benefit of the Holders of the Class P Certificates, by depositing such amount into the Collection Account together with and at the time that the amount prepaid on the related Mortgage Loan is required to be deposited into the Collection Account.

              (b) (i) The Trustee shall establish and maintain the Excess Reserve Fund Account, on behalf of the Class X Certificateholders, to secure their limited recourse obligation to pay to the Floating Rate Certificateholders Basis Risk CarryForward Amounts.

                     (ii) On each Distribution Date, the Trustee shall deposit the amount of any Basis Risk Payment for such date into the Excess Reserve Fund Account.

              (c)    (i)    On each  Distribution  Date on which there  exists a
Basis Risk CarryForward  Amount on any Class of Certificates,  the Trustee shall
(1) withdraw from the Distribution Account and deposit in the Excess Reserve Fund Account, as set forth in Section 4.02(a)(iii)(g), the lesser of the Class X Distributable Amount (without regard to the reduction in the definition thereof with respect to the Basis Risk CarryForward Amount) (to the extent remaining after the distributions specified in Sections 4.02(a)(iii)(a)-(f)) and the Basis Risk CarryForward Amount and (2) withdraw from the Excess Reserve Fund Account amounts necessary to pay to such Class or Classes of Certificates the Basis Risk CarryForward Amount. Such payments shall be allocated to those Classes on a pro rata basis based upon the amount of Basis Risk CarryForward Amount owed to each such Class and shall be paid in the priority set forth in Section 4.02(a)(iii)(h) hereof.

                     (ii) The Trustee shall account for the Excess Reserve Fund Account as an outside reserve fund within the meaning of Treasury regulation 1.860G-2(h) and not as an asset of any REMIC created pursuant to this Agreement. The beneficial owner of the Excess Reserve Fund Account is the Class X Certificateholder. For all federal tax purposes, amounts transferred by the Upper Tier REMIC to the Excess Reserve Fund Account shall be treated as distributions by the Trustee to the Class X Certificateholder.

                     (iii) Any Basis Risk CarryForward Amounts paid by the Trustee to the Floating Rate Certificateholders shall be accounted for by the Trustee as amounts paid first to the Holders of the Class X Certificate and then to the respective Class or Classes of Floating Rate Certificates. In addition, the Trustee shall account for the Floating Rate Certificateholders' rights to receive payments of Basis Risk CarryForward Amounts as rights in a limited recourse interest rate cap contract written by the Class X Certificateholders in favor of the Floating Rate Certificateholders.

                     (iv) Notwithstanding any provision contained in this Agreement, the Trustee shall not be required to make any payments from the Excess Reserve Fund Account except as expressly set forth in this
       Section 3.07(c).

              (d) The Trustee shall establish and maintain the Distribution Account on behalf of the Certificateholders. The Trustee shall, promptly upon receipt, deposit in the Distribution Account and retain therein the following:

                     (i) the aggregate amount remitted by the Servicer to the Trustee pursuant to 3.11;

                     (ii)   any amount  deposited  by the  Servicer  pursuant to
       Section 3.10 in connection with any losses on Permitted Investments; and

                     (iii) any other amounts deposited hereunder which are required to be deposited in the Distribution Account.

              In the event that the Servicer shall remit any amount not required to be remitted, it may at any time direct the Trustee in writing to withdraw such amount from the Distribution Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering notice to the Trustee which describes the amounts deposited in error in the Distribution Account. All funds deposited in the Distribution Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 4.02. In no event shall the Trustee incur liability for withdrawals from the Distribution Account at the direction of the Servicer.

              (e) The Trustee shall establish and maintain the Capitalized Interest Account, on behalf of the Certificateholders. On the Closing Date, the Trustee shall deposit $87,999 to the Capitalized Interest Account from the proceeds of the sale of the Offered Certificates. Withdrawals from the Capitalized Interest Account shall be made in accordance with Sections 4.02(c) and (d) hereof. The Trustee shall account for the Capitalized Interest Account as an outside reserve fund within the meaning of Treasury Regulation 1.860G-2(h) and not as an asset of any REMIC created pursuant to this Agreement. The beneficial owner of the Capitalized Interest Account shall be the Unaffiliated Seller.

              (f) The Trustee shall establish and maintain the Pre-Funding Account, on behalf of the Certificateholders. On the Closing Date, the Trustee shall deposit the Original Pre-Funded Amount to the Pre-Funding Account from the proceeds of the sale of the Offered Certificates. Withdrawals from the Pre-Funding Account shall be made in accordance with Sections 4.02(e), (f) and
(g) hereof.

              (g) The Trustee may invest the funds in the Accounts if directed in writing by the Servicer, with respect to the Collection Account and the Distribution Account or by the Unaffiliated Seller, with respect to the Pre-Funding Account and the Capitalized Interest Account in each case, in Permitted Investments, which directions shall be in accordance with Section 3.12.

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


              (h) The Servicer shall give notice to the Trustee, each Rating Agency and the Depositor of any proposed change of the location of the Collection Account not later than 30 days and not more than 45 days prior to any change thereof.

              Section 3.08 SUBSERVICING ACCOUNTS.

              In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Subservicer will be required to establish and maintain one or more accounts (collectively, the "SUBSERVICING ACCOUNT"). The Subservicing Account shall be an Eligible Account and shall otherwise be acceptable to the Servicer. The Subservicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Subservicer's receipt thereof, all proceeds of Mortgage Loans received by the Subservicer less its servicing compensation to the extent permitted by the Subservicing Agreement, and shall thereafter deposit such amounts in the Subservicing Account, in no event more than two Business Days after the deposit of such funds into the clearing account. The Subservicer shall thereafter deposit such proceeds in the Collection Account or remit such proceeds to the Servicer for deposit in the Collection Account not later than two Business Days after the deposit of such amounts in the Subservicing Account. For purposes of this Agreement, the Servicer shall be deemed to have received payments on the Mortgage Loans when the Subservicer receives such payments.

              Section 3.09 COLLECTION OF TAXES, ASSESSMENTS AND SIMILAR ITEMS; ESCROW ACCOUNTS.

              (a) The Servicer shall ensure that each of the Mortgage Loans shall be covered by a paid-in-full, life-of-the-loan tax service contract with a nationally recognized provider acceptable to the Servicer (each, a "TAX SERVICE CONTRACT"). Each Tax Service Contract shall be assigned to the Trustee, or its designee, at the Servicer's expense in the event that the Servicer is terminated as Servicer of the related Mortgage Loan.

              (b)    To the extent that the services described in this paragraph
(b) are not otherwise provided pursuant to the Tax Service Contracts described in paragraph (a) hereof, the Servicer undertakes to perform such functions. The Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (the "ESCROW ACCOUNTS"), which shall be Eligible Accounts. The Servicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Servicer's receipt thereof, all collections from the Mortgagors (or related advances from Subservicers) for the payment of taxes, assessments, hazard insurance premiums and comparable items for the account of the Mortgagors ("ESCROW PAYMENTS") collected on account of the Mortgage Loans and shall thereafter deposit such Escrow Payments in the Escrow Accounts, in no event more than two Business Days after the deposit of such funds in the clearing account, for the purpose of effecting the payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from an Escrow Account may be made only to (i) effect payment of taxes, assessments, hazard insurance premiums, and

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


comparable items; (ii) reimburse the Servicer (or a Subservicer to the extent provided in the related Subservicing Agreement) out of related collections for any advances made pursuant to Section 3.01 (with respect to taxes and assessments) and Section 3.13 (with respect to hazard insurance); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Escrow Account; (v) clear and terminate the Escrow Account at the termination of the Servicer's obligations and responsibilities in respect of the Mortgage Loans under this Agreement or (vi) recover amounts deposited in error. As part of its servicing duties, the Servicer or Subservicers shall pay to the Mortgagors interest on funds in Escrow Accounts, to the extent required by law and, to the extent that interest earned on funds in the Escrow Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor. To the extent that a Mortgage does not provide for Escrow Payments, the Servicer shall determine whether any such payments are made by the Mortgagor in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure of a tax lien. The Servicer assumes full responsibility for the payment of all such bills within such time and shall effect payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments; PROVIDED, HOWEVER, that such advances are deemed to be Servicing Advances.

              Section 3.10 COLLECTION ACCOUNT.

              (a) On behalf of the Trustee, the Servicer shall establish and maintain, or cause to be established and maintained, one or more Eligible Accounts (such account or accounts, the "COLLECTION ACCOUNT"), held in trust for the benefit of the Trustee. On behalf of the Trustee, the Servicer shall deposit or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Servicer's receipt thereof, and shall thereafter deposit in the Collection Account, in no event more than two Business Days after the deposit of such funds into the clearing account, as and when received or as otherwise required hereunder, the following payments and collections received or made by it subsequent to the related Cut-off Date (other than in respect of principal or interest on the related Mortgage Loans due on or before the related Cut-off Date, and except for $135,810.00 in interest, which is being retained by the Unaffiliated Seller), or payments (other than Principal Prepayments) received by it on or prior to the related Cut-off Date but allocable to a Due Period subsequent thereto:

                     (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

                     (ii) all payments on account of interest (net of the related Servicing Fee) on each Mortgage Loan;

                     (iii) all Insurance Proceeds to the extent such Insurance Proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the related Mortgagor in accordance with the express requirements of law or in accordance with prudent and customary servicing practices and Liquidation Proceeds;

                     (iv)   any  amounts  required to be  deposited  pursuant to
       Section 3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

                     (v) any amounts required to be deposited by the Servicer pursuant to the second paragraph of Section 3.13(a) in respect of any blanket policy deductibles;

                     (vi) all proceeds of any Mortgage Loan repurchased or purchased in accordance with this Agreement; and

                     (vii)  all Prepayment Charges collected by the Servicer.

              The foregoing requirements for deposit in the Collection Accounts shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, NSF fees, reconveyance fees, assumption fees and other similar fees and charges need not be deposited by the Servicer in the Collection Account and shall, upon collection, belong to the Servicer as additional compensation for its servicing activities. In the event the Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

              (b) Funds in the Collection Account may be invested in Permitted Investments in accordance with the provisions set forth in Section
3.12. The Servicer shall give notice to the Trustee and the Depositor of the location of the Collection Account maintained by it when established and prior to any change thereof.

              Section 3.11 WITHDRAWALS FROM THE COLLECTION ACCOUNT.

              (a) The Servicer shall, from time to time, make withdrawals from the Collection Account for any of the following purposes or as described in
Section 4.01:

                     (i) On or prior to the Remittance Date, to remit to the Trustee (i) the Trustee Fee with respect to such Distribution Date and
       (ii) the Interest Remittance Amount and the Principal Remittance Amount in respect of the related Distribution Date together with all amounts representing Prepayment Charges from the Mortgage Loans received during the related Prepayment Period;

                     (ii) to reimburse the Servicer for P&I Advances, but only to the extent of amounts received which represent Late Collections (net of the related Servicing Fees) of Monthly Payments on Mortgage Loans with respect to which such P&I Advances were made in accordance with the provisions of Section 4.01;

                     (iii) to pay the Servicer or any Subservicer (a) any unpaid Servicing Fees or (b) any unreimbursed Servicing Advances with respect to each Mortgage Loan, but only to the extent of any Late Collections, Liquidation Proceeds, Insurance Proceeds or other amounts as may be collected by the Servicer from a Mortgagor, or otherwise received with respect to such Mortgage Loan (or the related REO Property);

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                     (iv)   to pay to the Servicer as servicing compensation (in
       addition to the Servicing Fee) on the Remittance Date any interest or investment income earned on funds deposited in the Collection Account;

                     (v) to pay to the related Responsible Party, with respect to each Mortgage Loan relating to such Responsible Party that has previously been purchased or replaced pursuant to this Agreement all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

                     (vi) to reimburse the Servicer for any P&I Advance or Servicing Advance previously made which the Servicer has determined to be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance in accordance with the provisions of Section 4.01;

                     (vii) to pay, or to reimburse the Servicer for advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Section 3.15;

                     (viii) to reimburse the Servicer or the Depositor for expenses incurred by or reimbursable to the Servicer or the Depositor, as the case may be, pursuant to Section 6.03;

                     (ix) to reimburse the Servicer, the Unaffiliated Seller, the Depositor, the Class A Certificate Insurer or the Trustee, as the case may be, for expenses reasonably incurred in respect of the breach or defect giving rise to the purchase obligation under Section 2.03 of this Agreement that were included in the Repurchase Price of the Mortgage Loan, including any expenses arising out of the enforcement of the purchase obligation;

                     (x) to withdraw any amounts deposited in the Collection Account in error; and

                     (xi) to clear and terminate the Collection Account upon termination of this Agreement.

              (b) The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (a)(ii), (iii), (v), (vi), (vii), (viii) and (ix) above. The Servicer shall provide written notification to the Trustee, on or prior to the next succeeding Remittance Date, upon making any withdrawals from the Collection Account pursuant to subclause (a)(vii) above.

              Section 3.12 INVESTMENT OF FUNDS IN THE ACCOUNT.

              (a) The Servicer may direct the Trustee to invest the funds in the Collection Account and the Distribution Account, and the Unaffiliated Seller may direct the Trustee to invest the funds in the Pre-Funding Account and the Capitalized Interest Account (each of such Accounts, for purposes of this Section 3.12, an "INVESTMENT Account"), in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand no

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later than the Business Day  immediately  preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee. The Trustee shall be entitled to sole possession (except with respect to investment direction of funds held in the related Account and any income and gain realized thereon) over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent, together with any document of transfer necessary to transfer title to such investment to the Trustee. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Trustee may:

              (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

              (y) demand payment of all amounts due thereunder that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

              (b) (i) All income and gain realized from the investment of funds deposited in the Collection Account and the Distribution Account held by or on behalf of the Servicer, shall be for the benefit of the Servicer and shall be subject to its withdrawal in the manner set forth in Section 3.11 in the case of income in the Collection Account, and on each Distribution Date, the Trustee shall withdraw from the Distribution Account, and remit to the Servicer all amounts in respect of such income and gain in the Distribution Account. Whether in regard to the Collection Account or the Distribution Account, the Servicer shall deposit in the Collection Account or the Distribution Account, as applicable, the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

                     (ii) All income and gain realized from the investment of funds deposited in the Pre-Funding Account and the Capitalized Interest Account held by or on behalf of the Unaffiliated Seller shall be retained in such Investment Account, subject to withdrawal as provided in Section
       4.02. Whether in regard to the Pre-Funding Account or the Capitalized Interest Account, the Unaffiliated Seller shall deposit in the Pre-Funding Account or the Capitalized Interest Account, as applicable, the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

              (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings. The Trustee shall not be liable for the amount of

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any loss  incurred in respect of any  investment  or lack of investment of funds held in any Investment Account or the Distribution Account if made in accordance with this Section 3.12.

              Section 3.13 MAINTENANCE OF HAZARD INSURANCE AND ERRORS AND OMISSIONS AND FIDELITY COVERAGE.

              (a) The Servicer shall cause to be maintained for each Mortgage Loan fire insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the least of (i) the current principal balance of such Mortgage Loan, (ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis and (iii) the maximum insurable value of the improvements which are a part of such Mortgaged Property, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. The Servicer shall also cause to be maintained fire insurance with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property, plus accrued interest at the Mortgage Rate and related Servicing Advances. The Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.11. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to the Trustee, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Servicer will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

              In the event that the Servicer shall obtain and maintain a blanket policy with an insurer having a General Policy Rating of A:X or better in Best's (or such other rating that is comparable to such rating) insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this
Section 3.13, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 3.13, and there shall have been one or more losses which would have been

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


covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of itself, the Trustee claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

              (b) The Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Servicer's obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the Mortgage Loans, unless the Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless the Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Servicer shall provide the Trustee with copies of any such insurance policies and fidelity bond. The Servicer shall be deemed to have complied with this provision if an Affiliate of the Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days' prior written notice to the Trustee. The Servicer shall also cause each Subservicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

              Section  3.14  ENFORCEMENT  OF  DUE-ON-SALE   CLAUSES   ASSUMPTION
AGREEMENTS.

              The  Servicer  will,  to  the  extent  it  has  knowledge  of  any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause, if any, applicable thereto; PROVIDED, HOWEVER, that the Servicer shall not be required to take such action if, in its sole business judgment, the Servicer believes it is not in the best interests of the Trust Fund and shall not exercise any such rights if prohibited by law from doing so. If the Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. The Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note, provided that no such substitution shall be effective unless such person satisfies the underwriting criteria of the Servicer, has a credit risk rating at least equal to that of the original Mortgagor. In connection with any assumption, modification or substitution, the Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. The Servicer shall not take or enter into any assumption and modification agreement,

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however,  unless (to the extent  practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy, or a new policy meeting the requirements of this Section is obtained. Any fee collected by the Servicer in respect of an assumption or substitution of liability agreement will be retained by the Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including, but not limited to, the related Mortgage Rate and the amount of the Scheduled Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. The Servicer shall notify the Trustee that any such substitution, modification or assumption agreement has been completed by forwarding to the Trustee the executed original of such substitution or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

              Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Servicer may be restricted by law from preventing, for any reason whatever. For purposes of this Section 3.14, the term "assumption" is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

              Section 3.15 REALIZATION UPON DEFAULTED MORTGAGE LOANS.

              The Servicer shall use its best efforts, consistent with customary servicing practices as described in Section 3.01, to foreclose upon or otherwise comparably convert (which may include an acquisition of REO Property) the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07, and which are not released from this Agreement pursuant to any other provision hereof. The
Servicer shall use reasonable efforts to realize upon such defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest by the Trustee, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage from an uninsured cause, the Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its sole discretion (i) that such restoration will increase the net proceeds of liquidation of the related Mortgage Loan to the Trustee, after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Servicer through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Section 3.11. The Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; PROVIDED, HOWEVER, that it shall be entitled to reimbursement thereof from the related property, as contemplated in Section 3.11.

              The proceeds of any liquidation or REO Disposition, as well as any recovery resulting from a partial collection of Insurance Proceeds or Liquidation Proceeds or any income from an REO Property, will be applied in the following order of priority: first, to reimburse the Servicer or any Subservicer for any related unreimbursed Servicing Advances, pursuant to

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Section  3.11 or 3.17;  second,  to accrued and unpaid  interest on the Mortgage
Loan or REO Imputed Interest, at the Mortgage Rate, to the date of the liquidation or REO Disposition, or to the Due Date prior to the Remittance Date on which such amounts are to be distributed if not in connection with a liquidation or REO Disposition; third, to reimburse the Servicer for any related unreimbursed P&I Advances, pursuant to Section 3.11; and fourth, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than a full recovery thereof, that amount will be allocated as follows: first, to unpaid Servicing Fees; and second, as interest at the Mortgage Rate (net of the Servicing Fee Rate). The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Servicer or any Subservicer pursuant to Section 3.11 or 3.17. The portions of the recovery so allocated to interest at the Mortgage Rate (net of the Servicing Fee Rate) and to principal of the Mortgage Loan shall be applied as follows: first, to reimburse the Servicer or any Subservicer for any related unreimbursed Servicing Advances in accordance with Section 3.11 or 3.17, and second, to the Trustee in accordance with the provisions of Section 4.02, subject to the last paragraph of
Section 3.17 with respect to certain excess recoveries from an REO Disposition.

              Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Servicer has received actual notice of, or has actual knowledge of the presence of, hazardous or toxic substances or wastes on the related Mortgaged Property, or if the Trustee otherwise requests, the Servicer shall cause an environmental inspection or review of such Mortgaged Property to be conducted by a qualified inspector. Upon completion of the inspection, the Servicer shall promptly provide the Trustee with a written report of the environmental inspection.

              After reviewing the environmental  inspection report, the Servicer shall determine how to proceed with respect to the Mortgaged Property. In the event (a) the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the Servicer determines to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Servicer shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean-up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse the Servicer, the Servicer shall be entitled to be reimbursed from amounts in the Collection Account pursuant to Section 3.11 hereof. In the event the Servicer determines not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Servicer shall be reimbursed from general collections for all Servicing Advances made with respect to the related Mortgaged Property from the Collection Account pursuant to Section 3.11 hereof.

              Section 3.16 RELEASE OF MORTGAGE FILES.

              (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Servicer will, within five (5) Business Days of the payment in full, notify the Trustee by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.10 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File. Upon receipt of such

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certification  and  request,  the  Trustee  shall  promptly  release the related
Custodial  File to the  Servicer  within  two (2)  Business  Days.  No  expenses
incurred  in  connection   with  any  instrument  of  satisfaction  or  deed  of
reconveyance shall be chargeable to the Collection Account.

              (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any insurance policy relating to the Mortgage Loans, the Trustee shall, upon request of the Servicer and delivery to the Trustee, of a Request for Release, release the related Custodial File to the Servicer, and the Trustee shall, at the direction of the Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings and the Servicer shall retain the Mortgage File in trust for the benefit of the Trustee. Such Request for Release shall obligate the Servicer to return each and every document previously requested from the Custodial File to the Trustee when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has delivered to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release of Documents shall be released by the Trustee to the Servicer or its designee.

              Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Servicer any court pleadings, requests for trustee's sale or other documents reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity, or shall exercise and deliver to the Servicer a power of attorney sufficient to authorize the Servicer to execute such documents on its behalf. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

              Section 3.17 TITLE, CONSERVATION AND DISPOSITION OF REO PROPERTY.

              (a) This Section shall apply only to REO Properties acquired for the account of the Trustee and shall not apply to any REO Property relating to a Mortgage Loan which was purchased or repurchased from the Trustee pursuant to any provision hereof. In the event that title to any such REO Property is acquired, the deed or certificate of sale shall be issued to the Servicer, or to its nominee, on behalf of the Trustee.

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              (b)    The Servicer  shall manage,  conserve,  protect and operate each REO Property for the Trustee solely for the purpose of its prompt disposition and sale. The Servicer, either itself or through an agent selected by the Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Servicer deems to be in the best interest of the Trustee. The Servicer shall notify the Trustee from time to time as to the status of each REO Property.

              (c) The Servicer shall use its best efforts to dispose of the REO Property as soon as possible (subject to the Trustee's right to veto any proposed sale of REO Property) and shall sell such REO Property in any event within one year after title has been taken to such REO Property, unless the Servicer determines, and gives an appropriate notice to the Trustee to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than one year is permitted under the foregoing sentence and is necessary to sell any REO Property, the Servicer shall report monthly to the Trustee as to the progress being made in selling such REO Property. Notwithstanding its veto rights, the Trustee has no obligation with respect to REO dispositions.

              (d)    [Reserved].

              (e) The Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall deposit such funds in the Collection Account.

              (f) The Servicer shall deposit net of reimbursement to the Servicer for any related outstanding Servicing Advances and unpaid Servicing Fees provided in Section 3.11 hereof, or cause to be deposited, on a daily basis in the Collection Account all revenues received with respect to the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property.

              (g) The Servicer, upon an REO Disposition, shall be entitled to reimbursement for any related unreimbursed Servicing Advances as well as any unpaid Servicing Fees from proceeds received in connection with the REO Disposition, as further provided in Section 3.11.

              (h) Any net proceeds which are in excess of the applicable Stated Principal Balance plus all unpaid REO Imputed Interest thereon through the date of the REO Disposition shall be retained by the Servicer as additional servicing compensation.

              (i) The Servicer shall use its reasonable best efforts to sell, or cause the Subservicer to sell, any REO Property as soon as possible, but in no event later than the conclusion of the third calendar year beginning after the year of its acquisition by the REMIC unless (i) the Servicer applies for an extension of such period from the Internal Revenue Service pursuant to the REMIC Provisions and Code Section 856(e)(3), in which event such REO

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Property  shall be sold  within the  applicable  extension  period,  or (ii) the
Servicer obtains for the Trustee an Opinion of Counsel, addressed to the Depositor, the Trustee and the Servicer, to the effect that the holding by the REMIC of such REO Property subsequent to such period will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code or cause the REMIC to fail to qualify as a REMIC under the REMIC Provisions or comparable provisions of relevant state laws at any time. The Servicer shall manage, conserve, protect and operate each REO Property for the Trustee solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) or result in the receipt by the REMIC of any "income from non-permitted assets" within the meaning of
Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under Section 860G(a)(1) of the Code. Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Trustee on behalf of the Certificateholders, rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Trustee on behalf of the Certificateholders for the period prior to the sale of such REO Property; provided, however, that any rent received or accrued with respect to such REO Property qualifies as "rents from real property" as defined in Section 856(d) of the Code.

              Section 3.18 NOTIFICATION OF ADJUSTMENTS.

              With respect to each Adjustable Rate Mortgage Loan, the Servicer shall adjust the Mortgage Rate on the related interest rate adjustment date and shall adjust the Scheduled Payment on the related mortgage payment adjustment date, if applicable, in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. The Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Rate and Scheduled Payment adjustments. The Servicer shall promptly, upon written request therefor, deliver to the Trustee such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by the Servicer or the receipt of notice from the Trustee that the Servicer has failed to adjust a Mortgage Rate or Scheduled Payment in accordance with the terms of the related Mortgage Note, the Servicer shall deposit in the Collection Account from its own funds the amount of any interest loss caused as such interest loss occurs.

              Section 3.19 ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING THE MORTGAGE LOANS.

              The Servicer shall provide, or cause the Subservicer to provide, to the Depositor, the Unaffiliated Seller, the Class A Certificate Insurer, the Trustee, the OTS or the FDIC and the examiners and supervisory agents thereof access to the documentation regarding the Mortgage Loans in its possession. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices of the Servicer or any Subservicer. Nothing in this Section shall derogate from the obligation of any such party to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and

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the failure of any such party to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

              Section 3.20 DOCUMENTS, RECORDS AND FUNDS IN POSSESSION OF THE SERVICER TO BE HELD FOR THE TRUSTEE.

              The Servicer shall account fully to the Trustee for any funds received by the Servicer or which otherwise are collected by the Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan. All Mortgage Files and funds collected or held by, or under the control of, the Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Collection Account, shall be held by the Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in any Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Servicer under this Agreement.

              Section 3.21 SERVICING COMPENSATION.

              (a) As compensation for its activities hereunder, the Servicer shall, with respect to each Mortgage Loan, be entitled to retain from deposits to the Collection Account and from Liquidation Proceeds, Insurance Proceeds and REO Proceeds related to such Mortgage Loan, the Servicing Fee with respect to each Mortgage Loan (less any portion of such amounts retained by any Subservicer). In addition, the Servicer shall be entitled to recover unpaid Servicing Fees out of related late collections to the extent permitted in
Section 3.11. The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Servicer's responsibilities and obligations under this Agreement; PROVIDED, HOWEVER, that the Servicer may pay from the Servicing Fee any amounts due to a Subservicer pursuant to a Subservicing Agreement entered into under Section 3.02.

              (b) Additional servicing compensation in the form of assumption or modification fees, late payment charges, NSF fees, reconveyance fees and other similar fees and charges (other than Prepayment Charges) shall be retained by the Servicer only to the extent such fees or charges are received by the Servicer. The Servicer shall also be entitled pursuant to Section 3.11(a)(iv) to withdraw from the Collection Account and the Distribution Account, as additional servicing compensation, interest or other income earned on deposits therein.

              (c) The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of premiums for any blanket policy insuring against hazard losses pursuant to
Section 3.13, servicing compensation of the Subservicer to the extent not retained by it and the fees and expenses of independent

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accountants and any agents appointed by the Servicer), and shall not be entitled to reimbursement therefor except as specifically provided in Section 3.11.

              Section 3.22 ANNUAL STATEMENT AS TO COMPLIANCE.

              The Servicer will deliver or cause to be delivered to the Depositor, the Rating Agencies, the Unaffiliated Seller, the Class A Certificate Insurer, and the Trustee on or before November 15 of each calendar year, commencing in 2002, an Officers' Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement or a similar agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof.

              Section 3.23 ANNUAL INDEPENDENT PUBLIC ACCOUNTANTS' SERVICING STATEMENT; FINANCIAL STATEMENTS.

              Not later than November 15th of each calendar year commencing in 2002, the Servicer, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish to the Depositor, the Unaffiliated Seller, the Class A Certificate Insurer, the Servicer, the Rating Agencies and the Trustee a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Servicer which includes an assertion that the Servicer has complied with certain minimum residential mortgage loan servicing standards, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of residential mortgage loans during the most recently completed fiscal year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of residential mortgage loans by Subservicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Subservicers.

              Section 3.24 TRUSTEE TO ACT AS SERVICER.

              In the event that the Servicer shall for any reason no longer be the Servicer hereunder (including by reason of an Event of Default), the Trustee or its successor shall thereupon assume all of the rights and obligations of the Servicer hereunder arising thereafter (except that the Trustee shall not be (i) liable for losses of the Servicer pursuant to Section 3.10 or any acts or omissions of the predecessor Servicer hereunder), (ii) obligated to make Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder, including but not limited to repurchases or substitutions pursuant to Section 2.03, (iv) responsible for expenses of the Servicer pursuant to Section 2.03 or (v) deemed to have made any representations and warranties of the Servicer hereunder. Any such assumption shall be subject to Section 7.02.

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              Every  subservicing  agreement  entered into by the Servicer shall contain a provision giving the successor Servicer the option to terminate such agreement in the event a successor Servicer is appointed.

              If the Servicer shall for any reason no longer be the Servicer (including by reason of any Event of Default), the Trustee (or any other successor Servicer) may, at its option, succeed to any rights and obligations of the Servicer under any subservicing agreement in accordance with the terms thereof; provided that the Trustee (or any other successor Servicer) shall not incur any liability or have any obligations in its capacity as successor Servicer under a subservicing agreement arising prior to the date of such succession unless it expressly elects to succeed to the rights and obligations of the Servicer thereunder; and the Servicer shall not thereby be relieved of any liability or obligations under the subservicing agreement arising prior to the date of such succession.

              The Servicer shall, upon request of the Trustee, but at the expense of the Servicer, deliver to the assuming party all documents and records relating to each subservicing agreement (if any) and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the subservicing agreement to the assuming party.

              Section 3.25 COMPENSATING INTEREST.

              The Servicer shall remit to the Trustee on each Remittance Date an amount from its own funds equal to the lesser of (a) the Prepayment Interest Shortfall, if any, for such Remittance Date, and (b) the amount of the Servicing Fee payable to the Servicer for such Remittance Date.

              Section 3.26 CREDIT REPORTING; GRAMM-LEACH-BLILEY ACT.

              (a) The Servicer agrees to accurately and fully report its borrower credit files with respect to the Mortgage Loans to all three credit repositories in a timely manner.

              (b) The Servicer shall comply with Title V of the Gramm-Leach-Bliley Act of 1999 and all applicable regulations promulgated thereunder, relating to the Mortgage Loans and the related borrowers and shall provide all required notices thereunder prior to the July 1, 2001 effective date and annually thereafter.

                                   ARTICLE IV

                                DISTRIBUTIONS AND
                            ADVANCES BY THE SERVICER

              Section 4.01 ADVANCES.

              (a) The amount of P&I Advances to be made by the Servicer for any Remittance Date shall equal, subject to Section 4.01(c), the sum of (i) the aggregate amount of Scheduled Payments (with each interest portion thereof net of the related Servicing Fee), due on the Due Date immediately preceding such Remittance Date in respect of the Mortgage Loans,

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


which Scheduled Payments were not received as of the close of business on the last Business Day of the immediately preceding calendar month, plus (ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Prepayment Period and as to which such REO Property an REO Disposition did not occur during the related Prepayment Period, an amount equal to the excess, if any, of the Scheduled Payments (with each interest portion thereof net of the related Servicing Fee) that would have been due on the related Due Date in respect of the related Mortgage Loans, over the net income from such REO Property transferred to the Collection Account for distribution on such Remittance Date.

              (b) On the Remittance Date, the Servicer shall remit in immediately available funds to the Trustee an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Remittance Date either (i) from its own funds or
(ii) from the Collection Account, to the extent of funds held therein for future distribution (in which case, it will cause to be made an appropriate entry in the records of Collection Account that Amounts Held For Future Distribution have been, as permitted by this Section 4.01, used by the Servicer in discharge of any such P&I Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made by the Servicer with respect to the Mortgage Loans and REO Properties. Any Amounts Held For Future Distribution and so used shall be appropriately reflected in the Servicer's records and replaced by the Servicer by deposit in the Collection Account on or before any future Remittance Date to the extent required.

              (c) The obligation of the Servicer to make such P&I Advances is mandatory, notwithstanding any other provision of this Agreement but subject to
(d) below, and, with respect to any Mortgage Loan or REO Property, shall continue until a Final Recovery Determination in connection therewith or the removal thereof from coverage under this Agreement, except as otherwise provided in this Section.

              (d)    Notwithstanding  anything  herein to the  contrary,  no P&I
Advance or Servicing Advance shall be required to be made hereunder by the Servicer if such P&I Advance or Servicing Advance would, if made, constitute a Nonrecoverable P&I Advance or Nonrecoverable Advance. The determination by the Servicer that it has made a Nonrecoverable P&I Advance or a Nonrecoverable Advance or that any proposed P&I Advance or Servicing Advance, if made, would constitute a Nonrecoverable P&I Advance or a Nonrecoverable Advance, respectively, shall be evidenced by an Officers' Certificate of the Servicer delivered to the Trustee.

              (e) Except as otherwise provided herein, the Servicer shall be entitled to reimbursement pursuant to Section 3.11 hereof for Servicing Advances from recoveries from the related Mortgagor or from all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the related Mortgage Loan.

              Section 4.02 PRIORITIES OF DISTRIBUTION.

              (a) On each Distribution Date, the Trustee will make the disbursements and transfers from amounts then on deposit in the Distribution Account in the following order of priority:

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


                     (i) (x) from the Interest Amount Available, to the Class A Certificate Insurer, the Premium Amount and to the Trustee the Trustee Fee, in each case for such Distribution Date; to the holders of each Class of Certificates, in the following order of priority:

                            (y) from the remaining Interest Amount Available, plus in the case of clause (a) below, the related portion of any Insured Payment,

                     (a) to the Class A Certificates, the Accrued Certificate Interest Distribution Amount for such Class and any Unpaid
              Interest Amounts for such Class for such Distribution Date, as described in Section 4.02(a);

                     (b) to the Class A Certificate Insurer, the amount of any Reimbursement Amount then owing to it on account of a prior drawing relating to interest on the Class A Certificates;

                     (c)    to  the  Class   M-1   Certificates,   the   Accrued
              Certificate Interest Distribution Amount for such Class on such Distribution Date;

                     (d)    to  the  Class   M-2   Certificates,   the   Accrued
              Certificate Interest Distribution Amount for such Class on such Distribution Date;

                     (e) to the Class B Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

                     (ii) (A) on each Distribution Date (1) before the Stepdown Date or (2) with respect to which a Trigger Event is in effect, to the holders of the related Class or Classes of Offered Certificates then entitled to distributions of principal as set forth below, from the Principal Remittance Amount, an amount equal to the Principal Distribution Amount in the following order of priority:

                     (a)    to  the  Class  A  Certificates,   until  the  Class
              Certificate Balance thereof is reduced to zero;

                     (b) to the Class A Certificate Insurer, the amount of any Reimbursement Amount then owing to it on account of a prior drawing relating to principal on the Class A Certificates; and

                     (c)    sequentially to the Class M-1, Class M-2 and Class B
              Certificates,   in  that  order,   until  the   respective   Class
              Certificate Balances are reduced to zero;

                            (B)    on each  Distribution  Date (1) on and  after
the Stepdown Date and (2) as long as a Trigger Event is not in effect, to the holders of the related Class or Classes of Offered Certificates then entitled to distribution of principal, from the Principal Remittance Amount, an amount equal to, in the aggregate, the Principal Distribution Amount in the following amounts and order of priority:

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


                     (a) the lesser of (x) the Principal Distribution Amount and (y) the Class A Principal Distribution Amount to the Class A Certificates, until the Class Certificate Balance thereof is reduced to zero;

                     (b) the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificateholders in clause (ii)(B)(a) above and (y) the amount of any Reimbursement Amount then owing to the Class A Certificate Insurer on account of a prior drawing relating to principal on the Class A Certificates;

                     (c) the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificateholders in clause (ii)(B)(a) above and to the Class A Certificate Insurer in clause (ii)(B)(b) above and (y) the Class M-1 Principal Distribution Amount to the Class M-1 Certificateholders, until the Class Certificate Balance thereof has been reduced to zero;

                     (d) the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificateholders in clause (ii)(B)(a) above, to the Class A Certificate Insurer in clause (ii)(B)(b) above, and to the Class M-1 Certificates in clause (ii)(B)(c) above and (y) the Class M-2 Principal Distribution Amount to the Class M-2 Certificateholders, until the Class Certificate Balance thereof has been reduced to zero;

                     (e) the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificateholders in clause (ii)(B)(a) above, to the Class A Certificate Insurer in clause (ii)(B)(b) above, and to the Class M-1 Certificates in clause (ii)(B)(c) above and to the Class M-2 Certificates in clause (ii)(B)(d) above and (y) the Class B Principal Distribution Amount to the Class B Certificateholders, until the Class Certificate Balance thereof has been reduced to zero;

                     (iii) any amount remaining after the distributions in clauses (i) and (ii) above shall be distributed in the following order of priority:

                     (a) to the Class A Certificate Insurer, to the extent of any remaining Reimbursement Amount then owing to it;

                     (b) to the holders of the Class M-1 Certificates, any Unpaid Interest Amounts for such Class;

                     (c) to the holders of the Class M-1 Certificates, any Unpaid Realized Loss Amount for such Class;

                     (d) to the holders of the Class M-2 Certificates, any Unpaid Interest Amounts for such Class;

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


                     (e) to the holders of the Class M-2 Certificates, any Unpaid Realized Loss Amount for such Class;

                     (f) to the holders of the Class B Certificates, any Unpaid Interest Amounts for such Class;

                     (g) to the holders of the Class B Certificates, any Unpaid Realized Loss Amount for such Class;

                     (h) to the Excess Reserve Fund Account, the amount of any Basis Risk Payment for such Distribution Date;

                     (i)    from funds on deposit  in the  Excess  Reserve  Fund
              Account, an amount equal to any Basis Risk CarryForward Amount with respect to any Floating Rate Certificate for such Distribution Date to the Floating Rate Certificates in the same order and priority in which Accrued Certificate Interest Distribution Amount is allocated among those Classes of Certificates;

                     (j) to the holders of the Class X Certificates, the remainder of the Class X Distributable Amount not distributed pursuant to Sections 4.02(a)(iii)(a)-(h); and

                     (iv) to the holders of the Class R Certificates, any remaining amount.

              (b) On each Distribution Date, all amounts representing Prepayment Charges from the Mortgage Loans received during the related Prepayment Period will be distributed to the holders of the Class P Certificates.

              (c) On the December 2001, January 2002, February 2002 and March 2002 Distribution Dates, the Trustee shall transfer from the Capitalized Interest Account to the Distribution Account the Capitalized Interest Requirement, if any, for such Distribution Date.

              (d) On the Distribution Date following either the final Subsequent Transfer Date or February 28, 2002 whichever date is earlier, any amounts remaining in the Capitalized Interest Account, after taking into account the transfers in respect of the Distribution Date described in clause (c) above, shall be paid to the Unaffiliated Seller.

              (e) On each Subsequent Transfer Date, the Unaffiliated Seller shall instruct in writing the Trustee to withdraw from the Pre-Funding Account an amount equal to 100% of the aggregate Stated Principal Balances as of the related Subsequent Cut-Off Date of the Subsequent Mortgage Loans sold to the Trust Fund on such Subsequent Transfer Date and pay such amount to or upon the order of the Unaffiliated Seller upon satisfaction of the conditions set forth in Section 2.01(c) hereof with respect to such transfer. The Trustee may conclusively rely on such written instructions from the Unaffiliated Seller.

              (f) If the Pre-Funding Amount (exclusive of Pre-Funding Earnings) has been reduced to $100,000 or less by the close of business on January 1, 2002, or February 1, 2002 then, on the January 25, 2002 or the February 25, 2002 Distribution Dates, respectively, after

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


giving effect to any reductions in the Pre-Funding Amount on such date, the Trustee shall withdraw from the Pre-Funding Account on such date and deposit in the Distribution Account the amount on deposit in the Pre-Funding Account other than any Pre-Funding Earnings; if the Pre-Funding Amount has not been reduced to zero by the close of business on February 28, 2002, the Trustee shall withdraw from the Pre-Funding Account the amount on deposit therein, other than the Pre-Funding Earnings, and deposit such amount on the March 25, 2002 Distribution Date into the Distribution Account. Each amount so deposited to the Distribution Account pursuant to the preceding sentence shall be distributed to the Holders of the Offered Certificates, PRO RATA, based on their relative Class Certificate Balances immediately prior to the related Distribution Date, as a separate payment of principal, on the related Distribution Date.

              (g) On the December 26, January 25, February 25 and March 25, 2002 Distribution Dates the Trustee shall transfer from the Pre-Funding Account to the Distribution Account the Pre-Funding Earnings, if any, applicable to each such date.

              (h) On any Distribution Date, any Relief Act Shortfalls and Net Prepayment Interest Shortfalls for such Distribution Date will be allocated as a reduction in the following order:

                     (1) First, to the amount of interest payable to the Class X Certificates; and

                     (2)    Second,  pro rata,  as a  reduction  of the  Accrued
                            Certificate Interest Distribution Amount for the Class A, Class M and Class B Certificates, based on the amount of interest to which such classes would otherwise be entitled.

              Section 4.03 MONTHLY STATEMENTS TO CERTIFICATEHOLDERS.

              (a) Not later than each Distribution Date, the Trustee shall make available to each Certificateholder, the Servicer, the Depositor, the Unaffiliated Seller, the Class A Certificate Insurer and each Rating Agency a statement setting forth with respect to the related distribution:

                     (i)    the   amount   thereof   allocable   to   principal,
       separately identifying the aggregate amount of any Principal Prepayments and Liquidation Proceeds included therein;

                     (ii) the amount thereof allocable to interest, any Unpaid Interest Amounts included in such distribution and any remaining Unpaid Interest Amounts after giving effect to such distribution, any Basis Risk CarryForward Amount for such Distribution Date and the amount of all Basis Risk CarryForward Amount covered by withdrawals from the Excess Reserve Fund Account on such Distribution Date;

                     (iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof

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       as between principal and interest,  including any Basis Risk CarryForward
       Amount not covered by amounts in the Excess Reserve Fund Account;

                     (iv) the Class Certificate Balance of each Class of Certificates after giving effect to the distribution of principal on such Distribution Date;

                     (v) the Pool Stated Principal Balance for the following Distribution Date;

                     (vi) the amount of the Servicing Fees paid to or retained by the Servicer or Subservicer (with respect to the Subservicers, in the aggregate) with respect to such Distribution Date;

                     (vii)  the  Pass-Through   Rate  for  each  such  Class  of
       Certificates with respect to such Distribution Date;

                     (viii) the amount of Advances included in the distribution on such Distribution Date and the aggregate amount of Advances reported by the servicer as outstanding as of the close of business on such Distribution Date;

                     (ix) the number and aggregate Scheduled Principal Balances of Mortgage Loans (1) as to which the Scheduled Payment is delinquent 1 to 30 days, 31 to 59 days, 60 to 89 days and 90 or more days, (2) as to which the Scheduled Payment is delinquent 31 to 60 days, 61 to 90 days and 91 or more days, (3) that have become REO Property, (4) that are in foreclosure and (5) that are in bankruptcy, in each case as of the close of business on the last Business Day of the immediately preceding month;

                     (x) For each of the preceding 12 calendar months, or all calendar months since the related Cut-off Date, whichever is less, the aggregate dollar amount of the Scheduled Payments (A) due on all Outstanding Mortgage Loans on each of the Due Dates in each such month and (B) delinquent 60 days or more on each of the Due Dates in each such month;

                     (xi) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of such Mortgage Loan as of the close of business on the Determination Date preceding such Distribution Date and the date of acquisition thereof;

                     (xii) the total number and principal balance of any REO Properties (and market value, if available) as of the close of business on the Determination Date preceding such Distribution Date;

                     (xiii) whether  a  Trigger   Event  has   occurred  and  is
       continuing (including the calculation of thereof and the aggregate outstanding balance of all 60+ Day Delinquent Loans)

                     (xiv) the amount on deposit in the Excess Reserve Fund Account (after giving effect to distributions on such Distribution Date);

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                     (xv)    the  aggregate  amount  of  Applied  Realized  Loss
       Amounts incurred during the preceding calendar month and aggregate Applied Realized Loss Amounts through such Distribution Date;

                     (xvi) the amount of any Net Monthly Excess Cash Flow on such Distribution Date and the allocation thereof to the Certificateholders with respect to Applied Realized Losses and Unpaid Interest Amounts;

                     (xvii) the Subordinated Amount and Required Subordinated Amount;

                     (xviii) the  Interest   Remittance  Amount,  the  Principal
       Remittance Amount and the Prepayment Charges remitted by Servicer with respect to that Distribution Date;

                     (xix) the Pre-Funded Amount as of the end of the prior Due Period;

                     (xx) the amount of any principal prepayment on the Certificates resulting from the application of unused Pre-Funding Account moneys;

                     (xxi) the Class A Deficiency Amount and the Insured Payment for such Distribution Date; and

                     (xxii) the Reimbursement Amount immediately prior to such Distribution Date, and the amount of any payments to the Class A Certificate Insurer on account thereof on such Distribution Date.

              (b) The Trustee's responsibility for providing the above statement is limited to the availability, timeliness and accuracy of the information derived from the Servicer or, in the case of the Reimbursement Amount, from the Class A Certificate Insurer. The Trustee will provide the above statement via the Trustee's internet website. The Trustee's website will initially be located at http:\\www-apps.gis.deutsche-bank.com\invr and assistance in using the website can be obtained by calling the Trustee's investor relations desk at 1-800-735-7777. A paper copy of the statement will also be made available upon request.

              (c) Within a reasonable period of time after the end of each calendar year, the Trustee shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i), (a)(ii) and (a)(vii) of this
Section 4.03 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in effect.

              (d) Not later than the Determination Date, the Servicer shall furnish to the Trustee a monthly remittance advice statement containing such information as shall be reasonably requested by the Trustee to provide the reports required by Section 4.03(a) as to the accompanying remittance and the period ending on the close of business on the last Business Day of the immediately preceding month.

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


              The Servicer shall furnish to the Trustee an individual loan accounting report, as of the last Business Day of each month, to document Mortgage Loan payment activity on an individual Mortgage Loan basis. With respect to each month, the corresponding individual loan accounting report (in electronic format) shall be received by the Trustee no later than the related Determination Date, which report shall contain the following:

                     (i) with respect to each Scheduled Payment, the amount of such remittance allocable to principal (including a separate breakdown of any Principal Prepayment, including the date of such prepayment, and any prepayment penalties or premiums, along with a detailed report of interest on principal prepayment amounts remitted in accordance with
       Section 3.25);

                     (ii) with respect to each Scheduled Payment, the amount of such remittance allocable to interest and assumption fees;

                     (iii) the amount of servicing compensation received by the Servicer during the prior distribution period;

                     (iv)   the  individual  and  aggregate   Stated   Principal
       Balance of the Mortgage Loans;

                     (v) the individual and aggregate Scheduled Principal Balances of the Mortgage Loans;

                     (vi) the aggregate of any expenses reimbursed to the Servicer during the prior distribution period pursuant to Section 3.05; and

                     (vii) the number and aggregate outstanding principal balances of Mortgage Loans (a) delinquent (1) 30 to 59 days, (2) 60 to 89 days, (3) 90 days or more; (b) as to which foreclosure has commenced; and
       (c) as to which REO Property has been acquired.

              Section  4.04 CERTAIN  MATTERS  RELATING TO THE  DETERMINATION  OF
LIBOR.

              Until all of the LIBOR Certificates are paid in full, the Trustee will at all times retain at least four Reference Banks for the purpose of determining LIBOR with respect to each Interest Determination Date. The Servicer initially shall designate the Reference Banks. Each "REFERENCE BANK" shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market, shall not control, be controlled by, or be under common control with, the Trustee and shall have an established place of business in London. If any such Reference Bank should be unwilling or unable to act as such or if the Servicer should terminate its appointment as Reference Bank, the Servicer shall promptly appoint or cause to be appointed another Reference Bank. The Trustee shall have no liability or responsibility to any Person for (i) the selection of any Reference Bank for purposes of determining LIBOR or (ii) any inability to retain at least four Reference Banks which is caused by circumstances beyond its reasonable control.

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


              The  Pass-Through  Rate for each Class of LIBOR  Certificates  for each Interest Accrual Period shall be determined by the Trustee on each LIBOR Determination Date so long as the LIBOR Certificates are outstanding on the basis of LIBOR and the respective formulae appearing in footnotes corresponding to the LIBOR Certificates in the table relating to the Certificates in the
Preliminary Statement. The Trustee shall not have any liability or responsibility to any Person for its inability, following a good-faith reasonable effort, to obtain quotations from the Reference Banks or to determine the arithmetic mean referred to in the definition of LIBOR, all as provided for in this Section 4.04 and the definition of LIBOR. The establishment of LIBOR and each Pass-Through Rate for the LIBOR Certificates by the Trustee shall (in the absence of manifest error) be final, conclusive and binding upon each Holder of a Certificate and the Trustee.

              Section 4.05 THE CLASS A INSURANCE POLICY.

              (a) Within two (2) days following each Remittance Date, the Trustee shall determine with respect to the immediately following Distribution Date, the amount to be on deposit in the Distribution Account on such Distribution Date as a result of the (i) Servicer's remittance of the Interest Remittance Amount and the Principal Remittance Amount on the related Remittance Date, and (ii) any transfers to the Distribution Account made from the Capitalized Interest Account and/or the Pre-Funding Account relating to such Distribution Date pursuant to Section 4.02 hereof, excluding the amount of any Insured Payment.

              (b) If on any Distribution Date there is a Class A Deficiency, the Trustee shall complete a Notice in the form of Exhibit A to the Class A Insurance Policy and submit such notice to the Class A Certificate Insurer no later than 12:00 noon New York City time on the second Business Day preceding such Distribution Date as a claim for an Insured Payment in an amount equal to such Class A Deficiency.

              (c) The Trustee shall establish a separate Eligible Account for the benefit of Holders of the Class A Certificates and the Class A Certificate Insurer referred to herein as the "Class A Insurance Payment Account" over which the Trustee shall have exclusive control and sole right of withdrawal. The Trustee shall deposit upon receipt any amount paid under the Class A Insurance Policy in the Insurance Payment Account and distribute such amount only for purposes of payment to the Class A Certificateholders of the Class A Insured Amount and such amount may not be applied to satisfy any costs, expenses or liabilities of the Servicer, the Trustee or the Trust Fund. Amounts paid under the Class A Insurance Policy, to the extent needed to pay the Class A Insured Amount shall be transferred to the Distribution Account on the related
Distribution  Date  and  disbursed  by  the  Class  A  Trustee  to the  Class  A
Certificateholders in accordance with Section 4.02. It shall not be necessary for such payments to be made by checks or wire transfers separate from the checks or wire transfers used to pay other distributions to the Class A Certificateholders with other funds available to make such payment. However, the amount of any payment of principal or of interest on the Class A Certificates to be paid from funds transferred from the Class A Insurance Payment Account shall be noted as provided in paragraph (d) below in the Certificate Register and in the statement to be furnished to Holders of the Class A Certificates pursuant to
Section 4.03(a). Funds held in the Class A Insurance Payment Account shall not be invested. Any funds remaining in the Class A Insurance Payment Account on the first Business Day following a Distribution Date shall be returned to the Class A

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Certificate  Insurer  pursuant  to  the  written  instructions  of the  Class  A
Certificate Insurer by the end of such Business Day.

              (d) The Trustee shall keep a complete and accurate record of the amount of interest and principal paid in respect of any Class A Certificate from moneys received under the Class A Insurance Policy. The Class A Certificate Insurer shall have the right to inspect such records at reasonable times during normal business hours upon one Business Day's prior notice to the Trustee.

              (e) In the event that the Trustee has received a certified copy of an order of the appropriate court that any Insured Payment has been voided in whole or in part as a preference payment under applicable bankruptcy law, the Trustee shall so notify the Class A Certificate Insurer, shall comply with the provisions of the Class A Insurance Policy to obtain payment by the Class A Certificate Insurer of such voided Insured Payment, and shall, at the time it provides notice to the Class A Certificate Insurer, notify, by mail to the Class A Certificateholders of the affected Certificates that, in the event any Class A Certificateholder's Insured Payment is so recovered, such Class A Certificateholder will be entitled to payment pursuant to the Class A Insurance Policy, a copy of which shall be made available through the Trustee, the Class A Certificate Insurer or the Class A Certificate Insurer's fiscal agent, if any, and the Trustee shall furnish to the Class A Certificate Insurer or its fiscal agent, if any, its records evidencing the payments which have been made by the Trustee and subsequently recovered from the Class A Certificateholders, and dates on which such payments were made.

              (f) The Trustee shall promptly notify the Class A Certificate Insurer of any proceeding or the institution of any action, of which a Responsible Officer of the Trustee has actual knowledge, seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a "PREFERENCE CLAIM") of any distribution made with respect to the Class A Certificates. Each Class A Certificateholder, by its purchase of Class A Certificates, the Servicer and the Trustee agree that, the Class A Certificate Insurer (so long as no Class A Certificate Insurer Default exists) may at any time during the continuation of any proceeding relating to a
Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to such Preference Claim and (ii) the posting of any surety, supersedes or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Class A Certificate Insurer shall be subrogated to, and each Class A Certificateholder, the Trustee hereby delegates and assigns to the Class A Certificate Insurer, to the fullest extent permitted by law, the rights the Trustee and each Class A Certificateholder in the conduct of any such Preference Claim, including, without limitation, all rights of any party to any adversary proceeding or action with respect to any court order issued in connection with any such Preference Claim.

              (g) The Trustee shall, upon retirement of the Class A Certificates, furnish to the Class A Certificate Insurer a notice of such retirement, and, upon retirement of the Class A Certificates and the expiration of the term of the Class A Insurance Policy, surrender the Class A Insurance Policy to the Class A Certificate Insurer for cancellation.

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


              Section 4.06 EFFECT OF PAYMENTS BY THE CLASS A CERTIFICATE INSURER; SUBROGATION.

              Anything herein to the contrary notwithstanding, any payment with respect to principal of or interest on the Class A Certificates which is made with moneys received pursuant to the terms of the Class A Insurance Policy shall not be considered payment of the Class A Certificates from the Trust Fund. The Depositor, the Servicer and the Trustee acknowledge, and each Holder by its acceptance of a Class A Certificate agrees, that without the need for any further action on the part of the Class A Certificate Insurer, the Depositor, the Servicer, the Trustee or the Certificate Registrar (a) to the extent the Class A Certificate Insurer makes payments, directly or indirectly, on account of principal of or interest on the Class A Certificates to the Holders of such Class A Certificates, the Class A Certificate Insurer will be fully subrogated to, and each Class A Certificateholder, the Servicer and the Trustee hereby delegate and assign to the Class A Certificate Insurer, to the fullest extent permitted by law, the rights of such Holders to receive such principal and interest from the Trust Fund, including, without limitation, any amounts due to the Class A Certificateholders in respect of securities law violations arising from the offer and sale of the Class A Certificates, and (b) the Class A Certificate Insurer shall be paid such amounts from the sources and in the manner provided herein for the payment of such amounts and as provided in the Insurance and Indemnity Agreement. The Trustee and the Servicer shall cooperate in all respects with any reasonable request by the Class A Certificate Insurer for action to preserve or enforce the Class A Certificate Insurer's rights or interests under this Agreement without limiting the rights or affecting the interests of the Holders as otherwise set forth herein.

                                    ARTICLE V

                                THE CERTIFICATES

              Section 5.01 THE CERTIFICATES.

              The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount which must be in excess of the applicable minimum denomination) and aggregate denominations per Class set forth in the Preliminary Statement.

              The Depositor hereby directs the Trustee to register the Class X and the Class P Certificates as follows: "Bankers Trust Company of California, N.A., as Indenture Trustee on behalf of the Noteholders of the CDC Mortgage Capital NIM Trust 2001-HE1N", and to deliver such Class X and Class P Certificates to Bankers Trust Company of California, N.A., as trustee of the NIM Trust.

              Subject to Section 9.02 respecting the final distribution on the Certificates, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if (i) such Holder has so notified the Trustee at least five Business Days prior to the related Record Date and (ii) such Holder shall hold (A) 100% of the Class Certificate Balance of any Class of

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Certificates  or  (B)  Certificates  of  any  Class  with  aggregate   principal
Denominations of not less than $1,000,000 or (y) by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register.

              The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the countersignature and delivery of any such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless countersigned by the Trustee by manual signature, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates shall be dated the date of their countersignature. On the Closing Date, the Trustee shall countersign the Certificates to be issued at the direction of the Depositor, or any affiliate thereof.

              The Depositor shall provide, or cause to be provided, to the Trustee on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

              Section 5.02 CERTIFICATE REGISTER; REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES.

              (a) The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 5.06, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Certificate, the Trustee shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

              At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate, and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder thereof or his attorney duly authorized in writing.

              No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

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


              All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Trustee in accordance with the Trustee's customary procedures.

              (b) No transfer of a Private Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such state securities laws. Except with respect to the transfer of the Class X and Class P Certificates to the NIMs Trust on the Closing Date, in the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer shall certify to the Trustee in writing the facts surrounding the transfer in substantially the form set forth in Exhibit H (the "TRANSFEROR CERTIFICATE") and either (i) there shall be delivered to the Trustee a letter in substantially the form of Exhibit I (the "RULE 144A LETTER") or (ii) there shall be delivered to the Trustee at the expense of the transferor an Opinion of Counsel that such transfer may be made without registration under the Securities Act. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee and the Servicer shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

              Except with respect to the transfer of the Class X and Class P Certificates to the NIMs Trust on the Closing Date, no transfer of an ERISA-Restricted Certificate shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee (in the event such Certificate is a Private Certificate or a Residual Certificate, such requirement is satisfied only by the Trustee's receipt of a representation letter from the transferee substantially in the form of Exhibit I), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan subject to Section 4975 of the Code or a plan subject to any Federal, state or local law ("SIMILAR LAW") materially similar to the foregoing provisions of ERISA or the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, or (ii) if the ERISA-Restricted Certificate is a Private Certificate other than a Residual Certificate or a Class P Certificate that has been the subject of an ERISA-Qualifying Underwriting, and the purchaser is an insurance company, a representation that the purchaser is an insurance company that is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any such ERISA-Restricted Certificate other than a Residual

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Certificate or Class P Certificate  presented for registration in the name of an employee benefit plan subject to Title I of ERISA, a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a plan subject to Similar Law, or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee and the Servicer, which Opinion of Counsel shall not be an expense of the Trustee, the Servicer or the Trust Fund, addressed to the Trustee, to the effect that the purchase or holding of such ERISA-Restricted Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code or similar violation of Similar Law and will not subject the Trustee or the Servicer to any obligation in addition to those expressly undertaken in this Agreement or to any liability. For purposes of the preceding sentence, with respect to an ERISA-Restricted Certificate that is not a Private Certificate or a Residual Certificate, in the event the representation letter referred to in the preceding sentence is not furnished, such representation shall be deemed to have been made to the Trustee by the transferee's (including an initial acquiror's) acceptance of the ERISA-Restricted Certificates. In the event that such representation is violated, or any attempt to transfer to a plan or arrangement subject to Section 406 of ERISA, a plan subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, without such Opinion of Counsel, such attempted transfer or acquisition shall be void and of no effect.

              To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

              (c) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                     (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                     (ii) No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a "TRANSFER AFFIDAVIT") of the initial owner or the proposed transferee in the form attached hereto as Exhibit G.

                     (iii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

                     (iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this
       Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by
       Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and the Rule 144A Letter. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

                     (v) The Depositor shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

              The restrictions on Transfers of a Residual  Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, the Unaffiliated Seller or the Servicer, to the effect that the elimination of such restrictions will not cause the Trust Fund hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

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


              (d) The preparation and delivery of all certificates and opinions referred to above in this Section 5.02 in connection with transfer shall be at the expense of the parties to such transfers.

              (e)    Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository;
(iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and
(vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository
Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

              All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each
Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

              If (x) (i) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Trustee or the Depositor is unable to locate a qualified successor, (y) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository or (z) after the occurrence of an Event of Default, Certificate Owners representing at least 51% of the Certificate Balance of the Book-Entry Certificates together advise the Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the "DEFINITIVE Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. Neither the Servicer, the Depositor nor the Trustee shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the

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


Holders of the Definitive Certificates as Certificateholders hereunder; PROVIDED, that the Trustee shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

              Section 5.03 MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.

              If (a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Depositor, the Servicer, the Class A Certificate Insurer and the Trustee such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

              Section 5.04 PERSONS DEEMED OWNERS.

              The Servicer, the Trustee, the Depositor, the Class A Certificate Insurer and any agent of the Servicer, the Depositor, the Class A Certificate Insurer or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Servicer, the Trustee, the Depositor, the Class A
Certificate Insurer nor any agent of the Servicer, the Depositor, the Class A Certificate Insurer or the Trustee shall be affected by any notice to the contrary.

              Section 5.05 ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES.

              If three or more  Certificateholders  (a) request such information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication  which  such  Certificateholders  propose to  transmit,  or if the
Depositor or Servicer shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the Depositor, the Servicer or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of such Trust Fund held by the Trustee, if any. The Depositor and every
Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

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


              Section 5.06 MAINTENANCE OF OFFICE OR AGENCY.

              The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies in New York City where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its offices for such purposes located at 123 Washington Street, New York, New York 10006. The Trustee will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

              Section 5.07 RIGHTS OF THE CLASS A CERTIFICATE INSURER TO EXERCISE RIGHTS OF CLASS A CERTIFICATEHOLDERS.

              By   accepting   its   Class   A   Certificate,   each   Class   A
Certificateholder agrees that unless a Class A Certificate Insurer Default exists, the Class A Certificate Insurer shall be deemed to be the Class A Certificateholders for all purposes (other than with respect to the receipt of payment on the Class A Certificates) and shall have the right to exercise all rights of the Class A Certificateholders under this Agreement and under the Class A Certificates without any further consent of the Class A Certificateholders, including, without limitation:

              (a) the right to require the Responsible Parties to repurchase Mortgage Loans pursuant to Section 2.03 hereof to the extent set forth in such Sections;

              (b) the right to give notices of breach or to terminate the rights and obligations of the Servicer as servicer pursuant to Section 7.01 hereof;

              (c) the right to direct the actions of the Trustee during the continuance of a Servicer default pursuant to Sections 3.24, 7.01 and 7.02 hereof;

              (d) the right to institute proceedings against the Servicer pursuant to Section 7.01 hereof;

              (e) the right to direct the Trustee to investigate certain matters pursuant to Sections 8.01 and 8.02 hereof;

              (f)    the right to remove the Trustee  pursuant  to Section  8.07 hereof;

              (g)    any  rights  or  remedies   expressly  given  the  Class  A
Certificateholders.

              In  addition,  each  Certificateholder  agrees  that,  subject  to
Section 10.11, unless a Class A Certificate Insurer Default exists, the rights specifically enumerated above may only be exercised by the Certificateholders with the prior written consent of the Class A Certificate Insurer.

              Section 5.08 TRUSTEE TO ACT SOLELY WITH CONSENT OF THE CLASS A CERTIFICATE INSURER.

              Unless a Class A Certificate Insurer Default exists, the Trustee shall not, without the Class A Certificate Insurer's consent or unless directed by the Class A Certificate Insurer:

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


              (a) terminate the rights and obligations of the Servicer as Servicer pursuant to Section 7.01 hereof;

              (b)    agree to any amendment pursuant to Section 10.01 hereof; or

              (c)    undertake any litigation.

              The Class A Certificate Insurer may, in writing and in its sole discretion renounce all or any of its rights under this Agreement or any requirement for the Class A Certificate Insurer's consent for any period of time.

              Section 5.09 MORTGAGE LOANS, TRUST FUND AND ACCOUNTS HELD FOR BENEFIT OF THE CLASS A CERTIFICATE INSURER.

              (a) The Trustee shall hold the Trust Fund and the Custodial Files for the benefit of the Certificateholders and the Class A Certificate Insurer and all references in this Agreement and in the Certificates to the benefit of Holders of the Certificates shall be deemed to include the Class A Certificate Insurer. The Trustee shall cooperate in all reasonable respects with any reasonable request by the Class A Certificate Insurer for action to preserve or enforce the Class A Certificate Insurer's rights or interests under this Agreement and the Class A Certificates unless, as stated in an Opinion of Counsel addressed to the Trustee and the Class A Certificate Insurer, such action is adverse to the interests of the Class A Certificateholders or diminishes the rights of the Class A Certificateholders or imposes additional burdens or restrictions on the Class A Certificateholders.

              (b) The Servicer hereby acknowledges and agrees that it shall service the Mortgage Loans for the benefit of the Certificateholders and for the benefit of the Class A Certificate Insurer, and all references in this Agreement to the benefit of or actions on behalf of the Certificateholders shall be deemed to include the Class A Certificate Insurer.

              Section 5.10 CLASS A CERTIFICATE INSURER DEFAULT.

              Notwithstanding anything elsewhere in this Agreement or in the Certificates to the contrary, if a Class A Certificate Insurer Default exists, or if and to the extent the Class A Certificate Insurer has delivered its written renunciation of all of its rights under this Agreement, all provisions of this Agreement which (a) permit the Class A Certificate Insurer to exercise rights of the Class A Certificateholders, (b) restrict the ability of the Certificateholders, the Servicer or the Trustee to act without the consent or approval of the Class A Certificate Insurer, (c) provide that a particular act or thing must be acceptable to the Class A Certificate Insurer, (d) permit the Class A Certificate Insurer to direct (or otherwise to require) the actions of the Trustee, the Servicer or the Certificateholders, (e) provide that any action or omission taken with the consent, approval or authorization of the Class A Certificate Insurer shall be authorized hereunder or shall not subject the party taking or omitting to take such action to any liability hereunder or (f) which have a similar effect, shall be of no further force and effect and the Trustee shall administer the Trust Fund and perform its obligations hereunder solely for the benefit of the Holders of the Certificates. Nothing in the foregoing sentence, nor any action taken pursuant thereto or in compliance therewith, shall be deemed to have released the Class A Certificate Insurer from any
obligation   or  liability  it  may  have  to  any  party  or  to  the  Class  A

Certificateholders hereunder, under any other agreement,  instrument or document
(including,   without  limitation,  the  Class  A  Insurance  Policy)  or  under applicable law.

                                   ARTICLE VI

                         THE DEPOSITOR AND THE SERVICER

              Section 6.01 RESPECTIVE LIABILITIES OF THE DEPOSITOR AND THE SERVICER.

              The Depositor and the Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

              Section 6.02 MERGER OR CONSOLIDATION OF THE DEPOSITOR OR THE SERVICER.

              The  Depositor  and the Servicer will each keep in full effect its existence, rights and franchises as a corporation or federal savings bank, as the case may be, under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

              Any Person into which the Depositor or the Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor or the Servicer shall be a party, or any person succeeding to the business of the Depositor or the Servicer, shall be the successor of the Depositor or the Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; PROVIDED, HOWEVER, that the successor or surviving Person to the Servicer shall be qualified to sell mortgage loans to, and to service mortgage loans on behalf of, Fannie Mae or FHLMC.

              Section 6.03 LIMITATION ON LIABILITY OF THE DEPOSITOR, THE SERVICER AND OTHERS.

              Neither the Depositor, the Servicer nor any of their directors, officers, employees or agents of the Depositor shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; PROVIDED, HOWEVER, that this provision shall not protect the Depositor, the Servicer or any such Person against any breach of representations or warranties made by it herein or protect the Depositor or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor and any director, officer, employee or agent of the Depositor may rely in good faith on any document of any kind prima FACIE properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor and any director, officer, employee or agent of the Depositor shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage

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


Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. The Depositor shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; PROVIDED, HOWEVER, that the Depositor may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor shall be entitled to be reimbursed therefor out of the Collection Account.

              Neither the Servicer nor any of the officers, employees or agents of the Servicer shall be under any liability to the Trustee or the Depositor for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement; PROVIDED, HOWEVER, that this provision shall not protect the Servicer or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with the terms of this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Servicer and any officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expenses or liability; PROVIDED, HOWEVER, that the Servicer may undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Depositor or the Trustee will be liable as set forth in this Agreement, and the Servicer shall be entitled to be reimbursed therefor from the Depositor or the Trustee, as applicable, upon written demand.

              Section 6.04 LIMITATION ON RESIGNATION OF THE SERVICER.

              The Servicer shall not assign this Agreement or resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer, the Depositor and the Trustee or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Depositor and the Trustee which Opinion of Counsel shall be in form and substance acceptable to the Depositor and the Trustee. No such resignation shall become effective until a successor shall have assumed the Servicer's responsibilities and obligations hereunder.

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              Section 6.05  ADDITIONAL  INDEMNIFICATION  BY THE SERVICER;  THIRD
PARTY CLAIMS.

              The Servicer shall indemnify the Responsible Parties, the Depositor, the Unaffiliated Seller and the Trustee and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain in any way related to any breach by the Servicer, of any of its representations and warranties referred to in Section 2.03(a) or the failure of the Servicer to perform its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement. The Servicer immediately shall notify the Responsible Parties, the Depositor, the Unaffiliated Seller and the Trustee if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the Responsible Parties, the Depositor, the Unaffiliated Seller and the Trustee) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or any Responsible Party, the Depositor, the Unaffiliated Seller or the Trustee in respect of such claim.

                                   ARTICLE VII

                                     DEFAULT

              Section 7.01 EVENTS OF DEFAULT.

              "EVENT OF DEFAULT," wherever used herein, means any one of the following events:

              (a) any failure by the Servicer to remit to the Trustee any payment required to be made under the terms of this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor, by the Class A Certificate Insurer or by the Trustee or to the Trustee by Certificateholders evidencing percentage interests of at least 25% in the Certificates; or

              (b) failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement which continues unremedied for a period of forty-five days (except that such number of days shall be fifteen in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement) after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor, by the Class A Certificate Insurer, or by the Trustee, or to the Trustee by Certificateholders of Certificates evidencing percentage interests of at least 25% in the Certificates and (ii) actual knowledge of such failure by a Servicing Officer of the Servicer; or

              (c) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and

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such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

              (d)    the  Servicer  shall  consent  to  the   appointment  of  a
conservator   or  receiver  or   liquidator  in  any   insolvency,   bankruptcy,
readjustment  of  debt,   marshalling  of  assets  and  liabilities  or  similar
proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

              (e) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

              (f)    any  failure by the  Servicer of the  Servicer  Termination
Test; or

              (g) any failure of the Servicer to make any P&I Advance on any Remittance Date required to be made from its own funds pursuant to Section 4.01 which continues unremedied for one Business Day immediately following the Remittance Date; or

              (h) A breach of any representation and warranty of the Servicer referred to in Section 2.03(a), which materially and adversely affects the interests of the Certificateholders and which continues unremedied for a period of thirty days after the date upon which written notice of such breach is given to the Servicer by the Trustee, by the Class A Certificate Insurer, or by the Depositor, or to the Trustee by Certificateholders entitled to at least 25% of the Voting Rights in the Certificates.

              If an Event of Default described in clauses (a) through (h) of this Section 7.01 shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, or at the direction of the Class A Certificate Insurer, or of Holders holding at least 51% of the Voting Rights, the Trustee shall, by notice in writing to the Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder; PROVIDED, HOWEVER, that the Trustee shall not be required to give written notice to the Servicer of the occurrence of an Event of Default described in clauses
(b) through (h) of this Section 7.01 unless and until a Responsible Officer of the Trustee has actual knowledge of the occurrence of such an Event of Default. On and after the receipt by the Servicer of such written notice, all authority and power of the Servicer hereunder, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee. The Trustee shall make any P&I Advance which the Servicer failed to make subject to Section 4.01, whether or not the obligations of the Servicer have been terminated pursuant to this Section. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of the Servicer to pay amounts owed pursuant to Article VIII. The Servicer agrees to cooperate with the Trustee in effecting the

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termination of the Servicer's responsibilities and rights hereunder,  including, without limitation, the transfer to the Trustee of all cash amounts which shall at the time be credited to the Collection Account, or thereafter be received with respect to the Mortgage Loans.

              Notwithstanding any termination of the activities of the Servicer hereunder, the Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a Mortgage Loan which was due prior to the notice terminating such Servicer's rights and obligations as Servicer hereunder and received after such notice, that portion thereof to which such Servicer would have been entitled pursuant to Sections 3.11, and any other amounts payable to such Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder.

              Section 7.02 TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.

              On and after the time the Servicer receives a notice of termination pursuant to Section 3.24 or Section 7.01, the Trustee shall, unless the Class A Certificate Insurer shall have named an alternative successor Servicer and given written notice thereof to the Trustee of at least 30 days prior to the effective date of the transfer of servicing to such successor, subject to and to the extent provided in Section 3.05, be the successor to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof and applicable law including the obligation to make P&I Advances or Servicing Advances pursuant to Section 4.01. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans that the Servicer would have been entitled to charge to the Collection Account or Distribution Account if the Servicer had continued to act hereunder including, if the Servicer was receiving the Servicing Fee, the Servicing Fee and the income on investments or gain related to the Collection Account and Distribution Account.

              Notwithstanding the foregoing, if the Trustee has become the successor to the Servicer in accordance with Section 7.01, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making P&I Advances and Servicing Advances pursuant to Section 4.01 or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency, as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Any successor to the Servicer shall be an institution which is a Fannie Mae and FHLMC approved seller/servicer in good standing, which has a net worth of at least $30,000,000, which is willing to service the Mortgage Loans and which executes and delivers to the Depositor and the Trustee an agreement accepting such delegation and assignment, containing an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer (other than liabilities of the Servicer under Section 6.03 incurred prior to termination of the Servicer under
Section 7.01), with like effect as if originally named as a party to this Agreement; PROVIDED that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced, as a result of such assignment and delegation. Pending appointment of a successor to the Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to
Section 3.05, act in such

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capacity as  hereinabove  provided.  In  connection  with such  appointment  and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; PROVIDED, HOWEVER, that no such compensation shall be in excess of the Servicing Fee Rate and amounts paid to the Servicer from investments. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

              Any successor to the Servicer as servicer shall give notice to the Mortgagors of such change of servicer and shall, during the term of its service as servicer, maintain in force the policy or policies that the Servicer is required to maintain pursuant to Section 6.05.

              Section 7.03 NOTIFICATION TO CERTIFICATEHOLDERS.

              (a)    Upon any  termination  of or  appointment of a successor to the Servicer, the Trustee shall give prompt written notice thereof to Certificateholders, the Class A Certificate Insurer, the Unaffiliated Seller and to each Rating Agency.

              (b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders, the Class A Certificate Insurer, the Unaffiliated Seller and each Rating Agency notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

              Section 8.01 DUTIES OF THE TRUSTEE.

              The Trustee, before the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

              The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order, or other instrument.

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              No provision of this  Agreement  shall be construed to relieve the
Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct.

              Unless an Event of Default known to the Trustee has occurred and is continuing,

              (a) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of the duties and obligations specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee, and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

              (b) the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it is finally proven that the Trustee was negligent in ascertaining the pertinent facts; and

              (c) the Trustee shall not be liable with respect to any action taken, suffered, or omitted to be taken by it in good faith in accordance with the direction of the Class A Certificate Insurer, or of Holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement.

              Section 8.02 CERTAIN MATTERS AFFECTING THE TRUSTEE.

              Except as otherwise provided in Section 8.01:

              (a) the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

              (b) the Trustee may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

              (c) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

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              (d)    the  Trustee  shall not be bound to make any  investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the Class A Certificate Insurer, or by Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates;

              (e) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, accountants or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agents, accountants or attorneys appointed with due care by it hereunder;

              (f) the Trustee shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it;

              (g) the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security);

              (h) the Trustee shall not be deemed to have knowledge of an Event of Default until a Responsible Officer of the Trustee shall have received written notice thereof; and

              (i) the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby.

              Section  8.03  TRUSTEE  NOT LIABLE FOR  CERTIFICATES  OR  MORTGAGE
LOANS.

              The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document other than with respect to the Trustee's execution and countersignature of the Certificates. The Trustee shall not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Depositor or the Servicer.

              The Trustee shall have no responsibility for filing or recording any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor Servicer).

              The Trustee executes the Certificates not in its individual capacity but solely as Trustee of the Trust Fund created by this Agreement, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on

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the part of the Trustee on behalf of the Trust Fund in the  Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust Fund.

              Section 8.04 TRUSTEE MAY OWN CERTIFICATES.

              The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

              Section 8.05 TRUSTEE'S FEES AND EXPENSES.

              As compensation for its activities under this Agreement, the Trustee may withdraw from the Distribution Account on each Distribution Date the Trustee Fee for the Distribution Date. The Trustee and any director, officer, employee, or agent of the Trustee shall be indemnified by the Servicer against any loss, liability, or expense (including reasonable attorney's fees) resulting from any error in any tax or information return prepared by the Servicer or incurred in connection with any claim or legal action relating to

              (a)    this Agreement,

              (b)    the Certificates, or

              (c) the performance of any of the Trustee's duties under this Agreement,

                     other than any loss, liability, or expense incurred because of willful misfeasance, bad faith, or negligence in the performance of any of the Trustee's duties under this Agreement. This indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee under this Agreement.

              The Trustee shall not be entitled to payment or reimbursement from the Unaffiliated Seller for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee, Registrar, or paying agent under this Agreement or for any other expenses, including indemnification payments.

              Section 8.06 ELIGIBILITY REQUIREMENTS FOR THE TRUSTEE.

              The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating which would not cause either of the Rating Agencies to reduce their respective then current ratings of the Certificates (or having provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with this

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Section 8.06,  the Trustee shall resign  immediately  in the manner and with the effect specified in Section 8.07. The entity serving as Trustee may have normal banking and trust relationships with the Depositor and its affiliates or the Servicer and its affiliates; provided, however, that such entity cannot be an affiliate of the Depositor, the Unaffiliated Seller or the Servicer other than the Trustee in its role as successor to the Servicer.

              Section 8.07 RESIGNATION AND REMOVAL OF THE TRUSTEE.

              The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Depositor, the Servicer, the Class A Certificate Insurer, the Unaffiliated Seller, each Rating Agency not less than 60 days before the date specified in such notice, when, subject to Section 8.08, such resignation is to take effect, and acceptance by a successor trustee in accordance with Section 8.08 meeting the qualifications set forth in Section 8.06. If no successor trustee meeting such qualifications shall have been so appointed and have accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

              If at any time the Trustee shall cease to be eligible in accordance with Section 8.06 and shall fail to resign after written request thereto by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the Depositor or the Servicer may remove the Trustee and appoint a successor trustee reasonably acceptable to the Class A Certificate Insurer by written instrument, in triplicate, one copy of which shall be delivered to the Trustee, one copy to the Servicer and one copy to the successor trustee.

              The Class A Certificate Insurer or the Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which shall be delivered by the successor Trustee to the Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. The successor trustee shall notify each Rating Agency of any removal of the Trustee.

              Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to this Section 8.07 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08.

              Section 8.08 SUCCESSOR TRUSTEE.

              Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee and the Servicer an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further

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act, deed or conveyance,  shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The Depositor, the Class A Certificate Insurer, the Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

              No successor trustee shall accept  appointment as provided in this
Section 8.08 unless at the time of its acceptance, the successor trustee is eligible under Section 8.06 and its appointment does not adversely affect the then current rating of the Certificates.

              Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

              Section 8.09 MERGER OR CONSOLIDATION OF THE TRUSTEE.

              Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under Section 8.06 without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

              Section 8.10 APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE.

              Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this
Section 8.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider appropriate. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

              Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

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              (a)    To the extent  necessary to effectuate the purposes of this
Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee under this Agreement to advance funds on behalf of the Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the applicable Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

              (b) No trustee hereunder shall be held personally liable because of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee;

              (c) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

              (d) The Servicer, and not the Trustee, shall be liable for the payment of reasonable compensation, reimbursement and indemnification to any such separate trustee or co-trustee.

              Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer and the Depositor.

              Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

              Section 8.11 TAX MATTERS.

              It is intended that the assets with respect to which any REMIC election pertaining to the Trust Fund is to be made, as set forth in the Preliminary Statement, shall constitute, and that the conduct of matters relating to such assets shall be such as to qualify such assets as, a

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"real estate mortgage  investment  conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) on behalf of any the REMIC and that in such capacity it shall:

              (a) prepare and file in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to any REMIC described in the Preliminary Statement containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby;

              (b) within thirty days of the Closing Date, furnish to the Internal Revenue Service on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code;

              (c) make an election that each of the Lower Tier REMIC and the Upper Tier REMIC be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law);

              (d) prepare and forward to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including the calculation of any original issue discount using the Prepayment Assumption (as defined in the Prospectus Supplement);

              (e) provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Non-Permitted Transferee, or a pass-through entity in which a Non-Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax);

              (f) to the extent that they are under its control, conduct matters relating to such assets at all times that any Certificates are outstanding so as to maintain the status as a REMIC under the REMIC Provisions;

              (g) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any REMIC created hereunder;

              (h) pay, from the sources specified in the last paragraph of this Section 8.11, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on any REMIC created hereunder before its termination when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate

                                      103
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Person from  contesting  any such tax in appropriate  proceedings  and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings);

              (i) cause federal, state or local income tax or information returns to be signed by the Trustee or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules;

              (j) maintain records relating to each REMIC created hereunder, including the income, expenses, assets, and liabilities thereof on a calendar year basis and on the accrual method of accounting and the fair market value and adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; and

              (k) as and when necessary and appropriate, represent each REMIC created hereunder in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of each REMIC created hereunder, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of any REMIC created hereunder, and otherwise act on behalf of the REMIC in relation to any tax matter or controversy involving it.

              The Trustee shall treat the rights of the Class P Certificateholders to Prepayment Charges as the beneficial ownership of interests in a grantor trust, and not as an obligation of any REMIC created hereunder, for federal income tax purposes.

              To enable the Trustee to perform its duties under this Agreement, the Depositor shall provide to the Trustee within ten days after the Closing Date all information or data that the Trustee requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including the price, yield, prepayment assumption, and projected cash flows of the Certificates and the Mortgage Loans. Moreover, the Depositor shall provide information to the Trustee concerning the value to each Class of Certificates of the right to receive Basis Risk CarryForward Amounts from the Excess Reserve Fund Account. Thereafter, the Depositor shall provide to the Trustee promptly upon written request therefor any additional information or data that the Trustee may, from time to time, reasonably request to enable the Trustee to perform its duties under this Agreement. The Depositor hereby indemnifies the Trustee for any losses, liabilities, damages, claims, or expenses of the Trustee arising from any errors or miscalculations of the Trustee that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee on a timely basis.

              If any tax is imposed on "prohibited transactions" of any REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of such REMIC as defined in Section 860G(c) of the Code, on any contribution to the REMIC after the Startup Day pursuant to
Section 860G(d) of the Code, or any other tax is imposed, including any minimum tax imposed on the REMIC pursuant to Sections 23153 and 24874 of the California Revenue and Taxation Code, if not paid as otherwise provided for

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herein,  the tax shall be paid by (i) the  Trustee  if such tax arises out of or results from negligence of the Trustee in the performance of any of its obligations under this Agreement, (ii) the Servicer, in the case of any such minimum tax, and otherwise if such tax arises out of or results from a breach by the Servicer of any of its obligations under this Agreement, (iii) the related Responsible Party if such tax arises out of or results from that Responsible Party's obligation to repurchase a Mortgage Loan pursuant to Section 2.03, or
(iv) in all  other  cases,  or if the  Trustee,  the  Servicer,  or the  related
Responsible  Party fails to honor its  obligations  under the preceding  clauses
(i), (ii), or (iii), any such tax will be paid with amounts otherwise to be distributed to the Certificateholders, as provided in Section 4.02(a).

              Section 8.12 PERIODIC FILINGS.

              Pursuant to written instructions from the Depositor, the Trustee shall prepare, execute and file all periodic reports required under the Securities Exchange Act of 1934 in conformity with the terms of the relief granted to issuers similar to the Trust Fund. In connection with the preparation and filing of such periodic reports, the Depositor and the Servicer shall timely provide to the Trustee all material information available to them which is required to be included in such reports and not known to them to be in the possession of the Trustee and such other information as the Trustee reasonably may request from either of them and otherwise reasonably shall cooperate with the Trustee. The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee's inability or failure to obtain any information not resulting from its own negligence or willful misconduct.

              Section 8.13 TAX CLASSIFICATION OF CERTAIN ACCOUNTS.

              For federal income tax purposes, the Trustee shall treat the Excess Reserve Fund Account as an outside reserve fund, within the meaning of Treasury Regulation ss. 1.860-2(h), that is beneficially owned by the holder of the Class X Certificate. The Trustee shall treat the rights that each Class of Certificates has to receive payments of Basis Risk CarryForward Amounts from the Excess Reserve Fund Account as rights to receive payments under an interest rate cap contract written by the Class X Certificateholder in favor of each Class. Accordingly, each Class of Certificates (excluding the Class X, Class P and Class R Certificates) will comprise two components - an Upper Tier Regular Interest and an interest in a cap contract. The Trustee shall allocate the issue price for a Class of Certificates between two components for purposes of determining the issue price of the Upper Tier Regular Interest component based on information received from the Depositor.

                                   ARTICLE IX

                                   TERMINATION

              Section 9.01 TERMINATION UPON LIQUIDATION OR PURCHASE OF THE MORTGAGE LOANS.

              Subject to Section 9.03, the obligations and responsibilities of the Depositor, the Servicer and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (a) the purchase, on or after the applicable Optional Termination Date, by the Servicer

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or the Class X Certificateholders  of all Mortgage Loans (and REO Properties) at
the price equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan (other than in respect of REO Property) plus one month's accrued interest thereon at the applicable Adjusted Mortgage Rate and (ii) the lesser of
(x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Servicer at the expense of the Servicer and (y) the Stated Principal Balance of each Mortgage Loan related to any REO Property, in each case plus accrued and unpaid interest thereon at the applicable Adjusted Net Mortgage Rate and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement. In no event shall the trusts created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof.

              No such purchase will be permitted without the consent of the Class A Certificate Insurer, unless no draw on the Class A Insurance Policy would be made on the final Distribution Date.

              Section 9.02 FINAL DISTRIBUTION ON THE CERTIFICATES.

              If on any Determination Date, the Servicer determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Collection Account, the Servicer shall direct the Trustee promptly to send a Notice of Final Distribution each Certificateholder. If the Servicer elects to terminate the Trust Fund pursuant to clause (a) of
Section 9.01, at least 20 days prior to the date the Notice of Final Distribution is to be mailed to the affected Certificateholders the Servicer shall notify the Depositor and the Trustee of the date the Servicer intends to terminate the Trust Fund and of the applicable repurchase price of the Mortgage Loans and REO Properties.

              A Notice of Final Distribution, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 15th day and not later than the 10th day of the month next preceding the month of such final distribution. Any such Notice of Final Distribution shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Servicer will give such Notice of Final Distribution to each Rating Agency at the time such Notice of Final Distribution is given to Certificateholders.

              In the event such Notice of Final Distribution is given, the Servicer shall cause all funds in the Collection Account to be remitted to the Trustee for deposit in the Distribution Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates. Upon such final deposit with respect to the Trust

Fund and the receipt by the Trustee of a Request for Release therefor, the Trustee shall promptly release to the Servicer the Custodial Files for the Mortgage Loans.

              Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Certificateholders of each Class, in each case on the final Distribution Date and in the order set forth in Section 4.02, in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount equal to (i) as to each Class of Regular Certificates (except the Class X Certificate), the Certificate Balance thereof plus for each such Class and the Class X Certificate accrued interest thereon in the case of an interest-bearing Certificate and (ii) as to the Residual Certificates, the amount, if any, which remains on deposit in the Distribution Account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

              In the  event  that  any  affected  Certificateholders  shall  not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund which remain subject hereto.

              Section 9.03 ADDITIONAL TERMINATION REQUIREMENTS.

              In the event the Servicer exercises its purchase option with respect to the Mortgage Loans as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of the Servicer, to the effect that the failure to comply with the requirements of this
Section 9.03 will not (i) result in the imposition of taxes on "prohibited transactions" on either REMIC as defined in Section 860F of the Code, or (ii) cause either the Lower Tier REMIC or the Upper Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

              (a) The Trustee shall sell all of the assets of the Trust Fund to the Servicer, and, within 90 days of such sale, shall distribute to the Certificateholders the proceeds of such sale in complete liquidation of each of the Lower Tier REMIC and the Upper Tier REMIC.

              (b) The Trustee shall attach a statement to the final federal income tax return for each of the Lower Tier REMIC and the Upper Tier REMIC stating that pursuant to Treasury Regulation ss. 1.860F-1, the first day of the 90-day liquidation period for each such REMIC was the date on which the Trustee sold the assets of the Trust Fund to the Servicer.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

              Section 10.01 AMENDMENT.

              This Agreement may be amended from time to time by (x) the Depositor, the Class A Certificate Insurer, the Servicer and the Trustee and (y) BNC, IFC and the Unaffiliated Seller, but the consent of any of these three parties is only required if the amendment would affect such party, but (z) without the consent of any of the Certificateholders (i) to cure any ambiguity or mistake, (ii) to correct any defective provision herein or to supplement any provision herein which may be inconsistent with any other provision herein,
(iii) to add to the duties of the Depositor or the Servicer, (iv) to add any other provisions with respect to matters or questions arising hereunder or (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement; PROVIDED, that any action pursuant to clauses (iv) or (v) above shall not, as evidenced by an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund), adversely affect in any material respect the interests of any Certificateholder; and PROVIDED, FURTHER, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating.

              In addition, (x) the Trustee, the Depositor, the Class A Certificate Insurer and the Servicer and (y) BNC, IFC and the Unaffiliated Seller, but the consent of any of these three parties is only required if the amendment would affect such party, but (z) also may at any time and from time to time amend this Agreement without the consent of the Certificateholders to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to (i) maintain the qualification of the Lower Tier REMIC and the Upper Tier REMIC under the Code, (ii) avoid or minimize the risk of the imposition of any tax on the Lower Tier REMIC or the Upper Tier REMIC pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates or (iii) comply with any other requirements of the Code; PROVIDED, that the Trustee has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or helpful to, as applicable, (i) maintain such qualification, (ii) avoid or minimize the risk of the imposition of such a tax or (iii) comply with any such requirements of the Code.

              This Agreement may also be amended from time to time by (x) the Depositor, the Servicer, the Unaffiliated Seller and the Trustee and (y) BNC, IFC and the Unaffiliated Seller, but the consent of any of these parties is only required if the amendment would affect such party, and (z) with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 662/3% of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; PROVIDED,

HOWEVER, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating not less than 662/3%, or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding.

              Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, which opinion shall not be an expense of the Trustee or the Trust Fund, to the effect that such amendment will not cause the imposition of any tax on any REMIC or the Certificateholders or cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

              Notwithstanding the foregoing provisions of this Section 10.01, with respect to any amendment that significantly modifies the permitted activities of the Trustee or the Servicer, any Certificate beneficially owned by the Depositor, the Unaffiliated Seller, BNC, IFC or any of their respective Affiliates shall be deemed not to be outstanding (and shall not be considered when determining the percentage of Certificateholders consenting or when calculating the total number of Certificates entitled to consent) for purposes of determining if the requisite consents of Certificateholders under this
Section 10.01 have been obtained.

              Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance or a copy of such amendment to each Certificateholder and each Rating Agency.

              It shall not be necessary for the consent of Certificateholders under this Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

              Nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel (which Opinion shall not be an expense of the Trustee or the Trust Fund), satisfactory to the Trustee that
(i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this
Section 10.01.

              Section 10.02 RECORDATION OF AGREEMENT; COUNTERPARTS.

              This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at its expense, but only upon receipt of an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

              For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

              Section 10.03 GOVERNING LAW.

              THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

              Section 10.04 INTENTION OF PARTIES.

              It is the express intent of the parties hereto that the conveyance
(i) of the Mortgage Loans by the Depositor and (ii) of the Trust Fund by the Depositor to the Trustee each be, and be construed as, an absolute sale thereof. It is, further, not the intention of the parties that such conveyances be deemed a pledge thereof. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, as the case may be, or if for any other reason this Agreement is held or deemed to create a security interest in either such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyances provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets transferred, whether now owned or hereafter acquired.

              The Depositor for the benefit of the Certificateholders and of the Class A Certificate Insurer shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders.

              Section 10.05 NOTICES.

              (a) The Trustee shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

              1.     Any material change or amendment to this Agreement;

              2. The occurrence of any Event of Default that has not been cured;

              3. The resignation or termination of the Servicer or the Trustee and the appointment of any successor;

              4. The repurchase or substitution of Mortgage Loans pursuant to Section 2.03; and

              5.     The final payment to Certificateholders.

              (b) In addition, the Trustee shall promptly furnish to each Rating Agency copies of the following:

              1.     Each  report to  Certificateholders  described  in  Section
4.03; and

              2.     Any notice of a purchase  of a Mortgage  Loan  pursuant  to
Section 2.02, 2.03 or 3.11.

              All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor or the Underwriter, Morgan Stanley ABS Capital I Inc. or Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention:
Gregory Walker, Esq., (b) in the case of the Servicer, Ocwen Federal Bank FSB, 1675 Palm Beach Lakes Blvd., Suite 10A, West Palm Beach, Florida 33401,
Attention: Secretary, or such other address as may be hereafter furnished to the parties hereto in writing, (c) in the case of the Trustee to the Corporate Trust Office, Bankers Trust Company of California, N.A., 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration DC01M1, or such other address as the Trustee may hereafter furnish to the parties hereto,
(d) in the case of the Unaffiliated Seller, CDC Mortgage Capital, Inc., 9 West 57th Street, New York, New York 10019, Attention General Counsel, or such other address as the Unaffiliated Seller may hereafter furnish to the parties hereto,
(e) in the  case  of  BNC,  BNC  Mortgage,  Inc.,  1063  McGaw  Avenue,  Irvine,
California 92604, Attention: President, or at such other address as may be furnished to the parties hereto, (f) in the case of IFC, IMPAC Funding Corporation, 15050 Avenue of Science, Suite 101, San Diego, California 92128,
Attention: President, or at such other address as may be finished to the parties hereto, and (g) in the case of each of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

              Section 10.06 SEVERABILITY OF PROVISIONS.

              If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

              Section 10.07 ASSIGNMENT.

              Notwithstanding anything to the contrary contained herein, except as provided in Section 6.02, this Agreement may not be assigned by the Servicer without the prior written consent of the Trustee, the Class A Certificate Insurer and Depositor; PROVIDED, HOWEVER, that the Servicer may pledge or sell its interest in any reimbursements for P&I Advances or Servicing Advances hereunder.

              Section 10.08 LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS.

              The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the trust created hereby, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the trust created hereby, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

              No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

              No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as herein provided, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates, and the Class A Certificate Insurer, shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.08, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

              Section 10.09 INSPECTION AND AUDIT RIGHTS.

              The Servicer agrees that, on reasonable prior notice, it will permit any representative of the Depositor, the Unaffiliated Seller, the Class A Certificate Insurer or the Trustee during the Servicer's normal business hours, to examine all the books of account, records, reports and other papers of the Servicer relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the party conducting the inspection and to discuss its affairs, finances and accounts relating to the Mortgage Loans with its officers, employees and independent public accountants (and by this provision the Servicer hereby authorizes said accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense of the Servicer incident to the exercise by the Depositor, the Unaffiliated Seller, the Class A Certificate Insurer or the Trustee of any right under this Section 10.09 shall be borne by the Servicer.

              Section 10.10 CERTIFICATES NONASSESSABLE AND FULLY PAID.

              It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

              Section 10.11 THE CLASS A CERTIFICATE INSURER DEFAULT.

              Any right conferred to the Class A Certificate Insurer shall be suspended during any period in which a Class A Certificate Insurer Default exists. At such time as the Class A Certificates are no longer outstanding hereunder, and no amounts owed to the Class A Certificate Insurer hereunder remain unpaid, the Class A Certificate Insurer's rights hereunder shall terminate.

              Section 10.12 THIRD PARTY BENEFICIARY.

              The parties agree that the Class A Certificate Insurer is intended and shall have all rights of a third-party beneficiary of this Agreement.

              Section 10.13 WAIVER OF JURY TRIAL.

              EACH PARTY HEREBY KNOWLINGLY, VOLUNTARILY AND INTENTIONALLY, WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

              Section 10.14 LIMITATION OF DAMAGES.

              NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, THE PARTIES HERETO AGREE THAT NO PARTY HERETO SHALL BE

LIABLE TO ANY OTHER PARTY HERETO FOR ANY SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES WHATSOEVER, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY) OR ANY OTHER LEGAL OR EQUITABLE PRINCIPLES; PROVIDED THAT, THE FOREGOING PROVISION SHALL NOT LIMIT OR RELIEVE ANY PARTY HERETO OF ANY OBLIGATION UNDER THIS AGREEMENT TO INDEMNIFY ANY OTHER PARTY HERETO AGAINST ANY DAMAGES IMPOSED UPON SUCH PARTY BY A FINAL ORDER OF ANY COURT OF COMPETENT JURISDICTION IN CONNECTION WITH ANY LEGAL ACTION BROUGHT AGAINST SUCH PARTY BY ANY THIRD PARTY.



                                  * * * * * * *

              IN WITNESS WHEREOF, the Depositor, the Trustee, BNC, IFC, the Unaffiliated Seller and the Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                            MORGAN STANLEY ABS CAPITAL I INC.,
                                as Depositor


                            By:
                                -----------------------------------------------
                                Name:
                                Title:


                            BANKERS TRUST COMPANY OF CALIFORNIA, N.A.,
                                solely as Trustee and not in its individual capacity

                            By:
                                -----------------------------------------------
                                Name:
                                Title:

                            OCWEN FEDERAL BANK FSB,
                                as Servicer

                            By:
                                -----------------------------------------------
                                Name:
                                Title:

                            CDC MORTGAGE CAPITAL INC.,
                                as Unaffiliated Seller


                            By:
                                -----------------------------------------------
                                Name:
                                Title:


                            By:
                                -----------------------------------------------
                                Name:
                                Title:


                            BNC MORTGAGE, INC.,
                                as a Responsible Party

                            By:
                                -----------------------------------------------
                                Name:
                                Title:

                            IMPAC FUNDING CORPORATION,
                                as a Responsible Party

                            By:
                                ------------------------------------------------
                                Name:
                                Title:


             [Signature Page to the Pooling and Servicing Agreement]

                                   SCHEDULE I

                             Mortgage Loan Schedule
          [See Exhibit A to the Unaffiliated Seller's Agreement, Tab 2]



                                     S-I-1

                                   SCHEDULE II

                       CDC MORTGAGE CAPITAL TRUST 2001-HE1

                       Mortgage Pass-Through Certificates,
                                 Series 2001-HE1

                 REPRESENTATIONS AND WARRANTIES OF THE SERVICER

              OCWEN FEDERAL BANK FSB (the "SERVICER"") hereby makes the representations and warranties set forth in this Schedule II to the Depositor, the Unaffiliated Seller, the Class A Certificate Insurer and the Trustee, as of the Closing Date. Capitalized terms used but not otherwise defined in this
Schedule II shall have the meanings ascribed thereto in the Pooling and Servicing Agreement (the "POOLING AND SERVICING AGREEMENT") relating to the above-referenced Series.

              (1) The Servicer is a federal savings bank duly organized, validly existing and in good standing under the laws of the United States of America and is duly authorized and qualified to transact any and all business contemplated by this Pooling and Servicing Agreement to be conducted by the Servicer in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Mortgage Loan and to service the Mortgage Loans in accordance with the terms of this Pooling and Servicing Agreement;

              (2) The Servicer has the full power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Pooling and Servicing Agreement and has duly authorized by all necessary action on the part of the Servicer the execution, delivery and performance of this Pooling and Servicing Agreement; and this Pooling and Servicing Agreement, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

              (3) The execution and delivery of this Pooling and Servicing Agreement by the Servicer, the servicing of the Mortgage Loans by the Servicer hereunder, the consummation by the Servicer of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Servicer and will not (A) result in a breach of any term or provision of the organizational documents of the Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Servicer is a party or by which it may be bound, or any statute,

                                     S-II-1
       order or regulation applicable to the Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Servicer; and the Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Servicer's knowledge, would in the future materially and adversely affect, (x) the ability of the Servicer to perform its obligations under this Pooling and Servicing Agreement or (y) the business, operations, financial condition, properties or assets of the Servicer taken as a whole;

              (4) the Servicer is an approved seller/servicer for Fannie Mae or Freddie Mac in good standing and is a HUD approved mortgagee pursuant to Section 203 and Section 211 of the National Housing Act;

              (5) No litigation is pending against the Servicer that would materially and adversely affect the execution, delivery or enforceability of this Pooling and Servicing Agreement or the ability of the Servicer to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

              (6) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of, or compliance by the Servicer with, this Pooling and Servicing Agreement or the consummation by the Servicer of the transactions contemplated by this Pooling and Servicing Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date; and

              (7) The Servicer covenants that its computer and other systems used in servicing the Mortgage Loans operate in a manner such that the Servicer can service the Mortgage Loans in accordance with the terms of this Pooling and Servicing Agreement.

                                     S-II-2

                                 SCHEDULE III-A

                       CDC MORTGAGE CAPITAL TRUST 2001-HE1

                       Mortgage Pass-Through Certificates,
                                 Series 2001-HE1

             REPRESENTATIONS AND WARRANTIES AS TO THE MORTGAGE LOANS

              BNC Mortgage, Inc. ("BNC") hereby makes the representations and warranties set forth in this Schedule III-A, as to the BNC Mortgage Loans only, to the Depositor, the Unaffiliated Seller, the Class A Certificate Insurer and the Trustee, as of the related Cut-off Date, the related Delivery Date, or date of origination of the Mortgage Loan (as applicable). Capitalized terms used but not otherwise defined in this Schedule III-A shall have the meanings ascribed thereto in the Pooling and Servicing Agreement.

              (a) MORTGAGE LOANS AS DESCRIBED. The information set forth in the Mortgage Loan Schedule is complete, true and correct;

              (b) PAYMENTS CURRENT. All payments required to be made up to the related Delivery Date under the terms of the Mortgage Note have been made and credited. As of the related Delivery Date, no payment required under the Mortgage Loan is 30 days or more delinquent nor has any payment under the Mortgage Loan been 30 days or more delinquent at any time since the origination of the Mortgage Loan. The first Monthly Payment after the related Cut-off Date shall be made with respect to the Mortgage Loan on its Due Date or within the grace period, all in accordance with the terms of the related Mortgage Note;

              (c)    NO OUTSTANDING CHARGES.  There are no defaults in complying with the terms of the Mortgage securing the Mortgage Loan, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Except for (A) payments in the nature of escrow payments and (B) interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier to the day which precedes by one month the Due Date of the first installment of principal and interest, including, without limitation, taxes and insurance payments, BNC has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan;

              (d) ORIGINAL TERMS UNMODIFIED. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination except by a written instrument which has been recorded, if necessary to protect the interests of the Trustee, and which has been delivered to the Trustee, and the terms of which are reflected in the Mortgage Loan Schedule. The substance of any such waiver, alteration or modification has been approved by the title insurer, if any, to the extent required by the policy, and its terms are reflected on the Mortgage Loan Schedule, if applicable. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement, approved

                                   S-III-A-1
by the title insurer, to the extent required by the policy, and which assumption agreement is part of the Custodial File delivered to the Trustee and the terms of which are reflected in the Mortgage Loan Schedule;

              (e) NO DEFENSES. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at, or subsequent to, the time the Mortgage Loan was originated;

              (f) HAZARD INSURANCE. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are provided for in the Fannie Mae Guides or by Freddie Mac, as well as the following additional requirements: set forth in
Section 2.10 of the Interim Servicing Agreement attached hereto as EXHIBIT B. If required by the National Flood Insurance Act of 1968, as amended, each Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in effect, which policy conforms to Fannie Mae and Freddie Mac, as well as the aforementioned additional requirements. All individual insurance policies contain a standard mortgagee clause naming BNC and its successors and assigns as mortgagee, and all premiums thereon have been paid and such policies may not be reduced, terminated or cancelled without 30 days' prior written notice to the mortgagee. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "MASTER" or "BLANKET" hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Trustee upon the consummation of the transactions contemplated by the Pooling and Servicing Agreement. BNC has not engaged in, and has no knowledge of the Mortgagor's or any servicer's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of such policy, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by BNC;

              (g) COMPLIANCE WITH APPLICABLE LAWS. Any and all requirements of any federal, state or local law, including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws applicable to the Mortgage Loan have been complied with, the consummation of the transactions

                                   S-III-A-2
contemplated hereby will not involve the violation of any such laws or regulations, and BNC shall maintain in its possession, available for the Trustee's inspection, and shall deliver to the Trustee upon demand, evidence of compliance with all such requirements;

              (h) NO SATISFACTION OF MORTGAGE. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. BNC has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has BNC waived any default resulting from any action or inaction by the Mortgagor;

              (i) LOCATION AND TYPE OF MORTGAGED PROPERTY. The Mortgaged Property is a fee simple property located in the state identified in the Mortgage Loan Schedule except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the Mortgaged Property may be a leasehold estate and consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual residential condominium unit in a low-rise condominium project, or an individual unit in a planned unit development and that no residence or dwelling is (i) a mobile home or (ii) a manufactured home; PROVIDED, HOWEVER, that any condominium unit or planned unit development shall conform with BNC's Underwriting Guidelines. As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and since the date of origination, no portion of the Mortgaged Property has been used for commercial purposes; provided, that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes;

              (j) VALID FIRST LIEN. Each Mortgage is a valid and subsisting first lien of record on a single parcel of real estate constituting the Mortgaged Property, including all buildings and improvements on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time, subject in all cases to the exceptions to title set forth in the title insurance policy with respect to the related Mortgage Loan, which exceptions are generally acceptable to prudent mortgage lending companies, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage. The lien of the Mortgage is subject only to:

                     (A)    the  lien  of  current  real   property   taxes  and
              assessments not yet due and payable;

                     (B) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the

                                   S-III-A-3

              Mortgage Loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

                     (C) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected first lien and first priority security interest with respect to each Mortgage Loan on the property described therein and BNC has full right to sell and assign the same to the Unaffiliated Seller. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

              (k) VALIDITY OF MORTGAGE DOCUMENTS. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor or guarantor, if applicable, in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any other related agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by other such related parties. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of any Person, including without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination or servicing of the Mortgage Loan. BNC has reviewed all of the documents constituting the servicing file and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;

              (l) FULL DISBURSEMENT OF PROCEEDS. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

              (m) OWNERSHIP. Immediately prior to the sale of the Mortgage Loan to the Unaffiliated Seller, BNC was the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by each Mortgage Note and upon the sale of the Mortgage Loans to the Unaffiliated Seller, BNC will retain the Custodial Files or any part thereof with respect thereto

                                   S-III-A-4
not delivered to the Trustee, in trust only for the purpose of servicing and supervising the servicing of each Mortgage Loan. The Mortgage Loan is not assigned or pledged, and BNC has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Unaffiliated Seller free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan and following the sale of each Mortgage Loan, the Unaffiliated Seller will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. BNC intends to relinquish all rights to possess, control and monitor the Mortgage Loan. After the date of the sale of the Mortgage Loan to the Unaffiliated Seller, BNC will have no right to modify or alter the terms of the sale of the Mortgage Loan and BNC will have no obligation or right to repurchase the Mortgage Loan or substitute another Mortgage Loan, except as provided in the BNC Purchase Agreement and the Pooling and Servicing Agreement;

              (n) DOING BUSINESS. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were)
(1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) either (i) organized under the laws of such state, or (ii) qualified to do business in such state, or (iii) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (3) not doing business in such state;

              (o)    LTV. No Mortgage Loan has an LTV greater than 95%;

              (p) TITLE INSURANCE. The Mortgage Loan is covered by an ALTA lender's title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac and each such title insurance policy is issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring BNC, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (1) and (2) of paragraph (j) above, and in the case of Adjustable Rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exception or to replace the standard survey exception with a specific survey reading. BNC, its successor and assigns, are the sole insureds of such lender's title insurance policy, and such lender's title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by the Pooling and Servicing Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including BNC, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy, including, without limitation, no unlawful fee, commission, kickback or

                                   S-III-A-5
other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by BNC;

              (q) NO DEFAULTS. There is no default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither the Unaffiliated Seller nor any of its affiliates nor any of their respective predecessors, have waived any default, breach, violation or event which would permit acceleration;

              (r) NO MECHANICS' LIENS. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

              (s) LOCATION OF IMPROVEMENTS; NO ENCROACHMENTS. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. The Mortgaged Property and all improvements located on or being part of the Mortgaged Property are in compliance with all applicable zoning and building laws, ordinances and regulations;

              (t) ORIGINATION; PAYMENT TERMS. The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. No Mortgage Loan contains terms or provisions which would result in negative amortization. Principal payments on the Mortgage Loan commenced no more than sixty days after funds were disbursed in connection with the Mortgage Loan. The Mortgage Interest Rate as well as the Lifetime Rate Cap and the Mortgage Interest Rate Cap are as set forth in the Mortgage Loan Schedule. The Mortgage Interest Rate is adjusted, with respect to Adjustable Rate Mortgage Loans, on each Interest Rate Adjustment Date to equal the Index plus the Gross Margin (rounded up or down to the nearest 0.125%), subject to the Mortgage Interest Rate Cap. The Mortgage Note is payable in equal monthly installments of principal and interest, which installments of interest, with respect to Adjustable Rate Mortgage Loans, are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization. Unless otherwise specified on the Mortgage Loan Schedule, the Mortgage Loan is payable on the first day of each month. There are no convertible mortgage loans which contain a provision allowing the Mortgagor to convert the Mortgage Note from an adjustable interest rate Mortgage Note to a fixed interest rate Mortgage Note. The Due Date of

                                   S-III-A-6
the first payment under the Mortgage Note is no more than 60 days from the date of the Mortgage Note;

              (u) CUSTOMARY PROVISIONS. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

              (v) CONFORMANCE WITH AGENCY AND UNDERWRITING GUIDELINES. The Mortgage Loan was underwritten in accordance with the BNC Underwriting Guidelines (a copy of which is attached hereto). The Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae and neither BNC nor any servicer has made any representations to a Mortgagor that are inconsistent with the mortgage instruments used;

              (w) OCCUPANCY OF THE MORTGAGED PROPERTY. As of the related Delivery Date the Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. BNC has not received notification from any Governmental Authority that the Mortgaged Property is in material non-compliance with such laws or regulations, is being used, operated or occupied unlawfully or has failed to have or obtain such inspection, licenses or certificates, as the case may be. BNC has not received notice of any violation or failure to conform with any such law, ordinance, regulation, standard, license or certificate. The Mortgagor represented at the time of origination of the Mortgage Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor's primary residence (except as identified as non-owner occupied in the Mortgage Loan Schedules);

              (x) NO ADDITIONAL COLLATERAL. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (j) above;

              (y) DEEDS OF TRUST. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage (or in the case of a substitution of trustee, is named in a properly recorded substitution of trustee), and no fees or expenses are or will become payable by the Unaffiliated Seller, the Trustee or the Servicer to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

                                   S-III-A-7

              (z) ACCEPTABLE INVESTMENT. There are no circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor, the Custodial File or the Mortgagor's credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan, or cause the Mortgage Loan to prepay during any period materially faster or slower than the mortgage loans originated by BNC generally;

              (aa) DELIVERY OF MORTGAGE DOCUMENTS. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered under the Pooling and Servicing Agreement for each Mortgage Loan have been delivered to the Trustee;

              (bb) CONDOMINIUMS/PLANNED UNIT DEVELOPMENTS. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets the eligibility standards set forth in the BNC Underwriting Guidelines;

              (cc) TRANSFER OF MORTGAGE LOANS. The Assignment of Mortgage with respect to each Mortgage Loan is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located. The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by BNC are not subject to the bulk transfer or similar statutory provisions in effect in any applicable jurisdiction;

              (dd) DUE-ON-SALE. With respect to each Fixed Rate Mortgage Loan, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, and to the best of the Unaffiliated Seller's knowledge, such provision is enforceable;

              (ee) NO BALLOON MORTGAGE LOANS. The Mortgage Loan is not a Balloon Mortgage Loan;

              (ff) NO BUYDOWN PROVISIONS; NO GRADUATED PAYMENTS OR CONTINGENT INTERESTS. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by BNC, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan, and the Mortgage Loan does not have a shared appreciation or other contingent interest feature. The indebtedness evidenced by the Mortgage Note is not convertible to an ownership interest in the Mortgaged Property or the Mortgagor and BNC has not financed nor does it own directly or indirectly, any equity of any form in the Mortgaged Property or the Mortgagor;

              (gg) CONSOLIDATION OF FUTURE ADVANCES. Any future advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the

                                   S-III-A-8
consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

              (hh) MORTGAGED PROPERTY UNDAMAGED; NO CONDEMNATION PROCEEDINGS. There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair. There have not been any condemnation proceedings with respect to the Mortgaged Property and BNC has no knowledge of any such proceedings in the future;

              (ii) COLLECTION PRACTICES; ESCROW DEPOSITS; INTEREST RATE ADJUSTMENTS. The origination, servicing and collection practices used by BNC and any servicer with respect to the Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. Each Mortgage Loan is covered by a tax service contract. All Escrow Payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Unaffiliated Seller have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage and Mortgage Note on the related Interest Rate Adjustment Date. If, pursuant to the terms of the Mortgage Note, another index was selected for determining the Mortgage Interest Rate, the same index was used with respect to each Mortgage Note which required a new index to be selected, and such selection did not conflict with the terms of the related Mortgage Note. BNC and/or a servicer executed and delivered any and all notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited;

              (jj)   MORTGAGE  LOAN  ATTRIBUTES:   The  Mortgage  Loan  has  the
characteristics set forth on the Mortgage Loan Schedule;

              (kk) OTHER INSURANCE POLICIES. No action, inaction or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable special hazard insurance policy or bankruptcy bond, irrespective of the cause of such failure of coverage. BNC has caused or will cause to be performed any and all acts required to preserve the rights and remedies of the Trustee in any insurance policies applicable to the Mortgage Loans, including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of

                                   S-III-A-9
coinsured, joint loss payee and mortgagee rights in favor of the Trustee. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by BNC or by any officer, director, or employee of BNC or any designee of BNC or any corporation in which BNC or any officer, director, or employee had a financial interest at the time of placement of such insurance;

              (ll) NO VIOLATION OF ENVIRONMENTAL LAWS. The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

              (mm) SOLDIERS' AND SAILORS' CIVIL RELIEF ACT. The Mortgagor has not notified BNC, and BNC has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940;

              (nn) APPRAISAL. BNC has delivered to the Trustee an appraisal of the Mortgaged Property signed prior to the approval of the Mortgage application by an appraiser qualified under Fannie Mae and Freddie Mac guidelines who (i) is licensed in the state where the Mortgaged Property is located, (ii) has no interest, direct or indirect, in the Mortgaged Property or in any Loan or the security therefor, and (iii) does not receive compensation that is affected by the approval or disapproval of the Mortgage Loan. The appraisal shall have been made within one hundred and eighty (180) days of the origination of the Mortgage Loan and shall be completed in compliance with the Uniform Standards of Professional Appraisal Practice, and all applicable Federal and state laws and regulations. If the appraisal was made more than one hundred and twenty (120) days before the origination of the Mortgage Loan, BNC shall have received and deliver to the Trustee a recertification of the appraisal;

              (oo) DISCLOSURE MATERIALS. The Mortgagor has received all disclosure materials required by applicable law and BNC has complied with all applicable law with respect to the making of the Mortgage Loans. BNC shall deliver to the servicer such disclosure statement;

              (pp) CONSTRUCTION OR REHABILITATION OF MORTGAGED PROPERTY. The Mortgage Loan was not made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property;

              (qq) VALUE OF MORTGAGED PROPERTY. BNC has no knowledge of any circumstances existing that could reasonably be expected to adversely affect the value or the marketability of the Mortgaged Property or Mortgage Loan or to cause the Mortgage Loan to prepay during any period materially faster or slower than similar mortgage loans originated by BNC generally;

              (rr) NO DEFENSE TO INSURANCE COVERAGE. No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the related Delivery Date (whether or not known to BNC on or prior to such date) which has resulted

                                   S-III-A-10
or will result in an exclusion from, denial of, or defense to coverage under any primary mortgage insurance (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of BNC, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer's breach of such insurance policy or such insurer's financial inability to pay. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by BNC or any designee of BNC or any corporation in which BNC or any officer, director, or employee had a financial interest at the time of placement of such insurance;

              (ss) QUALIFIED MORTGAGE. The Mortgage Loan is a qualified mortgage under Section 860G(a)(3) of the Code;

              (tt)   [Reserved];

              (uu) LEASEHOLDS. If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

              (vv) PREPAYMENT PENALTY. The information set forth on the Mortgage Loan Schedule with respect to prepayment penalties is true and correct in all material respects. With respect to each Mortgage Loan that has a prepayment penalty feature, each such prepayment penalty is enforceable, and each prepayment penalty is permitted pursuant to federal, state and local law. Each such prepayment penalty is in an amount equal to the maximum amount permitted under applicable law;

              (ww) ASSUMABILITY. With respect to each Adjustable Rate Mortgage Loan, the Mortgage Note provides that after the related first Interest Rate Adjustment Date, a related Mortgage Loan may only be assumed if the party assuming such Mortgage Loan meets certain credit requirements stated in the Mortgage Loan;

                                   S-III-A-11

              (xx)   CONVERSION  TO  FIXED  INTEREST   RATE.   With  respect  to
Adjustable Rate Mortgage Loans, the Mortgage Loan is not a Convertible Mortgage Loan;

              (yy) ESCROW ANALYSIS. With respect to each Mortgage, BNC has within the last twelve months (unless such Mortgage was originated within such twelve month period) analyzed the required Escrow Payments for each Mortgage and adjusted the amount of such payments so that, assuming all required payments are timely made, any deficiency will be eliminated on or before the first anniversary of such analysis, or any overage will be refunded to the Mortgagor, in accordance with RESPA and any other applicable law;

              (zz) NO SECTION 32 LOANS. The Mortgage Loan is not a Section 32 Loan;

              (aaa) SINGLE-PREMIUM CREDIT LIFE INSURANCE POLICY. In connection with the origination of the Mortgage Loan, no proceeds from such Mortgage Loan were used to finance or acquire a single-premium credit life insurance policy;

              (bbb) REGARDING THE MORTGAGOR. The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a "living trust" and such "living trust" is in compliance with Fannie Mae guidelines for such trusts;

              (ccc) INSURANCE. BNC has caused or will cause to be performed any and all acts required to preserve the rights and remedies of the Servicer and/or the Trustee in any insurance policies applicable to the Mortgage Loans, including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of the Servicer and/or the Trustee;

              (ddd) SIMPLE INTEREST MORTGAGE LOANS. The Mortgage Loan is not a simple interest Mortgage Loan;

              (eee) FLOOD CERTIFICATION CONTRACT. BNC shall have obtained, at its own cost, a life of loan, transferable flood certification contract for the Mortgage Loan and has assigned all such contracts to the Trustee;

              (fff) ORIGINATION DATE. The date of origination of the Mortgage Loan shall be no earlier than two (2) months prior to the date such Mortgage Loan is first purchased by the Unaffiliated Seller;

              (ggg) NO EXCEPTION. The Trustee has not noted any material exceptions on an exception report with respect to the Mortgage Loan which would materially adversely affect the Mortgage Loan or the Trustee's ownership of the Mortgage Loan;

              (hhh) MORTGAGE SUBMITTED FOR RECORDATION. The Mortgage either has been or will promptly be submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located;

              (iii) ENDORSEMENTS. The Mortgage Note has been endorsed by BNC for its own account and not as a fiduciary, trustee, trustor or beneficiary under a trust agreement;

                                   S-III-A-12

              (jjj) ACCURACY OF INFORMATION. All information provided to the Unaffiliated Seller, the Servicer or the Trustee by BNC with respect to the Mortgage Loan is accurate in all material respects;

              (kkk) MORTGAGOR BANKRUPTCY. On or prior to the date 30 days after the related Delivery Date, the Mortgagor has not filed or will not file a bankruptcy petition or has not become the subject or will not become the subject of involuntary bankruptcy proceedings or has not consented to or will not consent to the filing of a bankruptcy proceeding against it or to a receiver being appointed in respect of the related Mortgaged Property;

              (lll) NO CONSTRUCTION LOANS No Mortgage Loan was made in connection with (a) facilitating the trade-in or exchange of a Mortgaged
Property or (b) the construction or rehabilitation of a Mortgaged Property, unless the Mortgage Loan is a construction-to-permanent mortgage loan listed on the Mortgage Loan Schedule which has been fully disbursed, all construction work is complete and a completion certificate has been issued;

              (mmm) NO EQUITY PARTICIPATION. No document relating to the Mortgage Loan provides for any contingent or additional interest in the form of participation in the cash flow of the Mortgaged Property or a sharing in the appreciation of the value of the Mortgaged Property. The indebtedness evidenced by the Mortgage Note is not convertible to an ownership interest in the Mortgaged Property or the Mortgagor and BNC has not financed nor does it own directly or indirectly, any equity of any form in the Mortgaged Property or the Mortgagor; and

              (nnn) PROCEEDS OF MORTGAGE LOAN. The proceeds of the Mortgage Loan have not been and shall not be used to satisfy, in whole or in part, any debt owed or owing by the Mortgagor to BNC or any Affiliate or correspondent thereof unless such debt was originated more than 24 months prior to the origination of such Mortgage Loan.

                                   S-III-A-13

                                 SCHEDULE III-B

                            IMPAC FUNDING CORPORATION

                       Mortgage Pass-Through Certificates,
                                 Series 2001-HE1

             REPRESENTATIONS AND WARRANTIES AS TO THE MORTGAGE LOANS

              IMPAC Funding Corporation ("IFC") hereby makes the representations and warranties set forth in this Schedule III-B, as to the IFC Mortgage Loans only, to the Depositor, the Unaffiliated Seller, the Class A Certificate Insurer and the Trustee, as of the related Cut-off Date, the related Delivery Date or date of origination of the Mortgage Loan (as applicable). Capitalized terms used but not otherwise defined in this Schedule III-B shall have the meanings ascribed thereto in the Pooling and Servicing Agreement.

              (a) MORTGAGE LOANS AS DESCRIBED. The information set forth in the Mortgage Loan Schedule is complete, true and correct;

              (b) PAYMENTS CURRENT. All payments required to be made up to the related Delivery Date under the terms of the Mortgage Note have been made and credited. As of the related Delivery Date, no payment required under the Mortgage Loan is 30 days or more delinquent nor has any payment under the Mortgage Loan been 30 days or more delinquent at any time since the origination of the Mortgage Loan;

              (c)    NO OUTSTANDING CHARGES.  There are no defaults in complying with the terms of the Mortgage securing the Mortgage Loan, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Except for (A) payments in the nature of escrow payments and (B) interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the day which precedes by one month the Due Date of the first installment of principal and interest, including, without limitation, taxes and insurance payments, IFC has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan;

              (d) ORIGINAL TERMS UNMODIFIED. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination except by a written instrument which has been recorded, if necessary to protect the interests of the Trustee, and which has been delivered to the Trustee, and the terms of which are reflected in the Mortgage Loan Schedule. The substance of any such waiver, alteration or modification has been approved by the title insurer, if any, to the extent required by the policy, and its terms are reflected on the Mortgage Loan Schedule, if applicable. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement, approved by the title insurer, to the extent required by the policy, and which assumption agreement is part

                                   S-III-B-1
of the Mortgage Loan File delivered to the Trustee and the terms of which are reflected in the Mortgage Loan Schedule;

              (e) NO DEFENSES. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at, or subsequent to, the time the Mortgage Loan was originated;

              (f) HAZARD INSURANCE. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are provided for in the Fannie Mae Guides or by Freddie Mac, as well as the following additional requirements. If required by the National Flood Insurance Act of 1968, as amended, each Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in effect, which policy conforms to Fannie Mae and Freddie Mac, as well as the aforementioned additional requirements. All individual insurance policies contain a standard mortgagee clause naming IFC and its successors and assigns as mortgagee, and all premiums thereon have been paid and such policies may not be reduced, terminated or cancelled without 30 days' prior written notice to the mortgagee. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "MASTER" or "BLANKET" hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Trustee upon the consummation of the transactions contemplated by the Pooling and Servicing Agreement. IFC has not engaged in, and has no knowledge of the Mortgagor's or any servicer's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of such policy, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by IFC;

              (g) COMPLIANCE WITH APPLICABLE LAWS. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws applicable to the Mortgage Loan have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and IFC shall

                                   S-III-B-2
maintain in its possession, available for the Trustee's inspection, and shall deliver to the Trustee upon demand, evidence of compliance with all such requirements;

              (h) NO SATISFACTION OF MORTGAGE. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. IFC has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has IFC waived any default resulting from any action or inaction by the Mortgagor;

              (i) LOCATION AND TYPE OF MORTGAGED PROPERTY. The Mortgaged Property is a fee simple property located in the state identified in the Mortgage Loan Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual residential condominium unit in a low-rise condominium project, or an individual unit in a planned unit development or a manufactured home; PROVIDED, HOWEVER, that any condominium unit or planned unit development shall not fall within any of the "Ineligible Projects" of part VIII,
Section 102 of the Fannie Mae Selling Guide and shall conform with the Underwriting Guidelines. In the case of any Mortgaged Properties that are manufactured homes (a "MANUFACTURED HOME MORTGAGE LOANS"), (i) such Manufactured Home Mortgage Loan conforms with the applicable Fannie Mae or Freddie Mac requirements regarding mortgage loans related to manufactured dwellings, (ii) the related manufactured dwelling is permanently affixed to the land, (iii) the related manufactured dwelling and the related land are subject to a Mortgage properly filed in the appropriate public recording office and naming Seller as mortgagee, (iv) the applicable laws of the jurisdiction in which the related
Mortgaged Property is located will deem the manufactured dwelling located on such Mortgaged Property to be a part of the real property on which such dwelling is located, and (v) such Manufactured Home Mortgage Loan is (x) a qualified mortgage under Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended and (y) secured by manufactured housing treated as a single family residence under Section 25(e)(10) of the Code. As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and since the date of origination, no portion of the Mortgaged Property has been used for commercial purposes; provided, that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes;

              (j) VALID FIRST AND SECOND LIEN. Each Mortgage is a valid and subsisting first lien, with respect to First Lien Loans, or second lien, with respect to Second Lien Loans, of record on a single parcel of real estate constituting the Mortgaged Property, including all buildings and improvements on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time, subject in all cases to the exceptions to title set forth in the title insurance policy with respect to the related Mortgage Loan, which exceptions are generally acceptable to prudent mortgage lending companies, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security

                                   S-III-B-3
intended to be provided by such Mortgage. In no event shall any Mortgage Loan be in a lien position more junior than a second lien. The lien of the Mortgage is subject only to:

                            (A) with respect to Second Lien Loans, the lien of the first mortgage on the Mortgaged Property;

                            (B) the lien of current real property taxes and assessments not yet due and payable;

                            (C) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan and (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

                            (D) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected (A) first lien and first priority security interest with respect to each First Lien Loan, or (B) second lien and second priority security interest with respect to each Second Lien Loan, in either case, on the property described therein and IFC has full right to sell and assign the same to the Unaffiliated Seller. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

              (k) VALIDITY OF MORTGAGE DOCUMENTS. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor or guarantor, if applicable, in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any other related agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by other such related parties. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of any Person, including, without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination or servicing of the Mortgage Loan. IFC

                                   S-III-B-4
has reviewed all of the documents constituting the servicing file and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;

              (l) FULL DISBURSEMENT OF PROCEEDS. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

              (m) OWNERSHIP. Immediately prior to the sale of the Mortgage Loan to the Unaffiliated Seller, IFC was the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by each Mortgage Note and upon the sale of the Mortgage Loans to the Unaffiliated Seller, IFC will retain the Custodial Files or any part thereof with respect thereto not delivered to the Trustee, in trust only for the purpose of servicing and supervising the servicing of each Mortgage Loan. The Mortgage Loan is not assigned or pledged, and IFC has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Unaffiliated Seller free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, the Unaffiliated Seller will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. IFC intends to relinquish all rights to possess, control and monitor the Mortgage Loan. After the date of the sale of the Mortgage Loan to the Unaffiliated Seller, IFC will have no right to modify or alter the terms of the sale of the Mortgage Loan and IFC will have no obligation or right to repurchase the Mortgage Loan or substitute another Mortgage Loan, except as provided in the IFC Purchase Agreement and the Pooling and Servicing Agreement;

              (n) DOING BUSINESS. All parties which have or have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) either (i) organized under the laws of such state, or (ii) qualified to do business in such state, or (iii) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (3) not doing business in such state;

              (o) CLTV, LTV. No Mortgage Loan that is a Second Lien Loan has a CLTV in excess of 95%. No Mortgage Loan has an LTV greater than 95%;

              (p) TITLE INSURANCE. The Mortgage Loan is covered by an ALTA lender's title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac and each such title insurance policy is issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring IFC, its successors and assigns, as to the first priority lien (with respect to First Lien Loans) or second priority lien (with respect to Second Lien Loans) of the

                                   S-III-B-5

Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (1) and (2) of paragraph (j) above, and in the case of Adjustable Rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exception or to replace the standard survey exception with a specific survey reading. IFC, its successor and assigns, are the sole insureds of such lender's title insurance policy, and such lender's title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by the Pooling and Servicing Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including IFC, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by IFC;

              (q) NO DEFAULTS. There is no default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither the Unaffiliated Seller nor any of its affiliates nor any of their respective predecessors, have waived any default, breach, violation or event which would permit acceleration. With respect to each Second Lien Loan, (i) the prior mortgage is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such prior mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the prior mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Lien Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the prior mortgage;

              (r) NO MECHANICS' LIENS. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

              (s) LOCATION OF IMPROVEMENTS; NO ENCROACHMENTS. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. The Mortgaged Property and all improvements located on or being part of the Mortgaged Property are in compliance with all applicable zoning and building laws, ordinances and regulations;

                                   S-III-B-6

              (t) ORIGINATION; PAYMENT TERMS. The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. No Mortgage Loan contains terms or provisions which would result in negative amortization. Principal payments on the Mortgage Loan commenced no more than sixty days after funds were disbursed in connection with the Mortgage Loan. The Mortgage Interest Rate as well as the Lifetime Rate Cap and the Mortgage Interest Rate Cap are as set forth on the Mortgage Loan Schedule. The Mortgage Interest Rate is adjusted, with respect to Adjustable Rate Mortgage Loans, on each Interest Rate Adjustment Date to equal the Index plus the Gross Margin (rounded up or down to the nearest 0.125%), subject to the Mortgage Interest Rate Cap. The Mortgage Note is payable in equal monthly installments of principal and interest, which installments of interest, with respect to Adjustable Rate Mortgage Loans, are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization. Unless otherwise specified on the Mortgage Loan Schedule, the Mortgage Loan is payable on the first day of each month. There are no Convertible Mortgage Loans which contain a provision allowing the Mortgagor to convert the Mortgage Note from an adjustable interest rate Mortgage Note to a fixed interest rate Mortgage Note. The Due Date of the first payment under the Mortgage Note is no more than 60 days from the date of the Mortgage Note;

              (u) CUSTOMARY PROVISIONS. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

              (v) CONFORMANCE WITH AGENCY AND UNDERWRITING GUIDELINES. The Mortgage Loan was underwritten in accordance with the IFC Underwriting Guidelines (a copy of which is attached hereto). The Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae and neither IFC, nor any servicer has made any representations to a Mortgagor that are inconsistent with the mortgage instruments used;

              (w) OCCUPANCY OF THE MORTGAGED PROPERTY. As of the related Delivery Date the Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged

                                   S-III-B-7

Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. IFC has not received notification from any Governmental Authority that the Mortgaged Property is in material non-compliance with such laws or regulations, is being used, operated or occupied unlawfully or has failed to have or obtain such inspection, licenses or certificates, as the case may be. IFC has not received notice of any violation or failure to conform with any such law, ordinance, regulation, standard, license or certificate. If the Mortgaged Property associated with a Mortgage Loan is identified on the Mortgage Loan Schedule as being owner-occupied, the Mortgagor represented at the time of origination of such Mortgage Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor's primary residence;

              (x) NO ADDITIONAL COLLATERAL. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (j) above;

              (y) DEEDS OF TRUST. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage (or in the case of a substitution of trustee, is named in a properly recorded substitution of trustee), and no fees or expenses are or will become payable by the Unaffiliated Seller, the Trustee or the Servicer to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

              (z) ACCEPTABLE INVESTMENT. There are no circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor, the Custodial File or the Mortgagor's credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan, or cause the Mortgage Loan to prepay during any period materially faster or slower than the mortgage loans originated by IFC generally;

              (aa) DELIVERY OF MORTGAGE DOCUMENTS. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered under the Pooling and Servicing Agreement for each Mortgage Loan have been delivered to the Trustee;

              (bb) CONDOMINIUMS/PLANNED UNIT DEVELOPMENTS. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project is (i) acceptable to Fannie Mae or Freddie Mac or (ii) located in a condominium or planned unit development project which has received project approval from Fannie Mae or Freddie Mac. The representations and warranties required by Fannie Mae with respect to such condominium or planned unit development have been satisfied and remain true and correct;

              (cc) TRANSFER OF MORTGAGE LOANS. The Assignment of Mortgage with respect to each Mortgage Loan is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located. The transfer, assignment and

                                   S-III-B-8
conveyance of the Mortgage Notes and the Mortgages by IFC are not subject to the bulk transfer or similar statutory provisions in effect in any applicable jurisdiction;

              (dd) DUE-ON-SALE. With respect to each Fixed Rate Mortgage Loan, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder;

              (ee) BALLOON MORTGAGE LOANS. The Mortgage Loan is not a Balloon Mortgage Loan;

              (ff) NO BUYDOWN PROVISIONS; NO GRADUATED PAYMENTS OR CONTINGENT INTERESTS. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by IFC, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan, and the Mortgage Loan does not have a shared appreciation or other contingent interest feature. The indebtedness evidenced by the Mortgage Note is not convertible to an ownership interest in the Mortgaged Property or the Mortgagor and IFC has not financed nor does it own directly or indirectly, any equity of any form in the Mortgaged Property or the Mortgagor;

              (gg) CONSOLIDATION OF FUTURE ADVANCES. Any future advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first or second, as applicable, lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the principal amount of the Mortgage Loan when such loan was originated;

              (hh) MORTGAGED PROPERTY UNDAMAGED; NO CONDEMNATION PROCEEDINGS. There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty that could affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair. There have not been any condemnation proceedings with respect to the Mortgaged Property and the Unaffiliated Seller has no knowledge of any such proceedings in the future;

              (ii) COLLECTION PRACTICES; ESCROW DEPOSITS; INTEREST RATE ADJUSTMENTS. The origination, servicing and collection practices used by IFC and any servicer with respect to the Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper. With respect to escrow deposits and Escrow Payments (other than with respect to Second Lien Loans for which the mortgagee under the prior mortgage lien is collecting Escrow Payments), all such payments

                                   S-III-B-9
are in the possession of IFC and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. Each Mortgage Loan is covered by a life of loan tax service contract. All Escrow Payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Unaffiliated Seller have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage and Mortgage Note on the related Interest Rate Adjustment Date. If, pursuant to the terms of the Mortgage Note, another index was selected for determining the Mortgage Interest Rate, the same index was used with respect to each Mortgage Note which required a new index to be selected, and such selection did not conflict with the terms of the related Mortgage Note. IFC and/or a servicer executed and delivered any and all notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited;

              (jj)   MORTGAGE  LOAN  ATTRIBUTES:   The  Mortgage  Loan  has  the
characteristics set forth on the Mortgage Loan Schedule;

              (kk) OTHER INSURANCE POLICIES. No action, inaction or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable special hazard insurance policy or bankruptcy bond, irrespective of the cause of such failure of coverage. IFC has caused or will cause to be performed any and all acts required to preserve the rights and remedies of the Trustee in any insurance policies applicable to the Mortgage Loans, including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of the Trustee. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by IFC or by any officer, director, or employee of IFC or any designee of IFC or any corporation in which IFC or any officer, director, or employee had a financial interest at the time of placement of such insurance;

              (ll) NO VIOLATION OF ENVIRONMENTAL LAWS. The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

              (mm) SOLDIERS' AND SAILORS' CIVIL RELIEF ACT. The Mortgagor has not notified IFC, and IFC has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940;


                                   S-III-B-10

              (nn) APPRAISAL. IFC has delivered to the Trustee an appraisal of the Mortgaged Property signed prior to the approval of the Mortgage application by an appraiser qualified under Fannie Mae and Freddie Mac guidelines who (i) is licensed in the state where the Mortgaged Property is located, (ii) has no interest, direct or indirect, in the Mortgaged Property or in any Loan or the security therefor, and (iii) does not receive compensation that is affected by the approval or disapproval of the Mortgage Loan. The appraisal shall have been made within one hundred and eighty (180) days of the origination of the Mortgage Loan and shall be completed in compliance with the Uniform Standards of Professional Appraisal Practice and all applicable Federal and state laws and regulations. If the appraisal was made more than one hundred and twenty (120) days before the origination of the Mortgage Loan, IFC shall have received and delivered to the Trustee a recertification of the appraisal;

              (oo) DISCLOSURE MATERIALS. The Mortgagor has, and has executed a statement to the effect that the Mortgagor has, received all disclosure materials required by applicable law and IFC has complied with all applicable law with respect to the making of the Mortgage Loans. IFC shall deliver to the Servicer such disclosure statement;

              (pp) CONSTRUCTION OR REHABILITATION OF MORTGAGED PROPERTY. The Mortgage Loan was not made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property;

              (qq) VALUE OF MORTGAGED PROPERTY. IFC has no knowledge of any circumstances existing that could reasonably be expected to adversely affect the value or the marketability of the Mortgaged Property or Mortgage Loan or to cause the Mortgage Loan to prepay during any period materially faster or slower than similar mortgage loans originated by IFC generally;

              (rr) NO DEFENSE TO INSURANCE COVERAGE. No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the related Delivery Date (whether or not known to IFC on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any primary mortgage insurance (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of IFC, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer's breach of such insurance policy or such insurer's financial inability to pay. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by IFC or any designee of IFC or any corporation in which IFC or any officer, director, or employee had a financial interest at the time of placement of such insurance;

              (ss) QUALIFIED MORTGAGE. The Mortgage Loan is a qualified mortgage under Section 860G(a)(3) of the Code;

              (tt)   [Reserved].

                                   S-III-B-11

              (uu) LEASEHOLDS. If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

              (vv) PREPAYMENT PENALTY. The Mortgage Loan is subject to a prepayment penalty as provided in the related Mortgage Note except as set forth on the Mortgage Loan Schedule. With respect to each Mortgage Loan that has a prepayment penalty feature, each such prepayment penalty is enforceable, and each prepayment penalty is permitted pursuant to federal, state and local law. Each such prepayment penalty is in an amount equal to the maximum amount permitted under applicable law;

              (ww) ASSUMABILITY. With respect to each Adjustable Rate Mortgage Loan, the Mortgage Note provides that after the related first Interest Rate Adjustment Date, a related Mortgage Loan may only be assumed if the party assuming such Mortgage Loan meets certain credit requirements stated in the Mortgage Loan;

              (xx)   CONVERSION  TO  FIXED  INTEREST   RATE.   With  respect  to
Adjustable Rate Mortgage Loans, the Mortgage Loan is not a Convertible Mortgage Loan;

              (yy) ESCROW ANALYSIS. With respect to each Mortgage, IFC has within the last twelve months (unless such Mortgage was originated within such twelve month period) analyzed the required Escrow Payments for each Mortgage and adjusted the amount of such payments so that, assuming all required payments are timely made, any deficiency will be eliminated on or before the first anniversary of such analysis, or any overage will be refunded to the Mortgagor, in accordance with RESPA and any other applicable law;

              (zz)   SECTION  32 LOANS.  The  Mortgage  Loan is not a Section 32
Loan;

              (aaa) SINGLE-PREMIUM CREDIT LIFE INSURANCE POLICY. In connection with the origination of the Mortgage Loan, no proceeds from such Mortgage Loan were used to finance or acquire a single-premium credit life insurance policy;

                                   S-III-B-12

              (bbb) REGARDING THE MORTGAGOR. The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a "living trust" and such "living trust" is in compliance with Fannie Mae guidelines for such trusts;

              (ccc) INSURANCE. IFC has caused or will cause to be performed any and all acts required to preserve the rights and remedies of the Servicer and/or the Trustee in any insurance policies applicable to the Mortgage Loans, including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of the Servicer and/or the Trustee;

              (ddd) SIMPLE INTEREST MORTGAGE LOANS. The Mortgage Loan is not a simple interest Mortgage Loan;

              (eee) FLOOD CERTIFICATION CONTRACT. IFC shall have obtained, at its own cost, a life of loan, transferable flood certification contract for the Mortgage Loan and has assigned all such contracts to the Servicer and/or the Trustee;

              (fff) CONSENT. Either (a) no consent for the Second Lien Loan is required by the holder of the related first lien or (b) such consent has been obtained and is contained in the Mortgage File;

              (ggg) ORIGINATION DATE. The date of origination of the Mortgage Loan shall be no earlier than four (4) months prior to the date such Mortgage Loan is first purchased by the Unaffiliated Seller;

              (hhh) NO EXCEPTION. The Trustee has not noted any material exceptions on an exception report with respect to the Mortgage Loan which would materially adversely affect the Mortgage Loan or the Trustee's ownership of the Mortgage Loan;

              (iii) MORTGAGE SUBMITTED FOR RECORDATION. The Mortgage either has been or will promptly be submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located;

              (jjj) ENDORSEMENTS. The Mortgage Note has been endorsed by IFC for its own account and not as a fiduciary, trustee, trustor or beneficiary under a trust agreement;

              (kkk) ACCURACY OF INFORMATION. All information provided to the Unaffiliated Seller, the Servicer or the Trustee by IFC with respect to the Mortgage Loan is accurate in all material respects; and

              (lll) MORTGAGOR BANKRUPTCY. On or prior to the date 90 days after the related Closing Date, the Mortgagor has not filed or will not file a bankruptcy petition or has not become the subject or will not become the subject of involuntary bankruptcy proceedings or has not consented to or will not consent to the filing of a bankruptcy proceeding against it or to a receiver being appointed in respect of the related Mortgaged Property.

                                   S-III-B-13

                                   SCHEDULE IV

              CDC Mortgage Capital Inc. hereby makes the representations and warranties set forth in this Schedule IV to the Depositor, the Class A Certificate Insurer and the Trustee, as of the Closing Date.

(a) DUE ORGANIZATION AND AUTHORITY. The Unaffiliated Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of New York and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state wherein it owns or leases any material properties or where a Mortgaged Property is located, if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Unaffiliated Seller, and in any event the Unaffiliated Seller is in compliance with the laws of any such state to the extent necessary; the Unaffiliated Seller has the full corporate power, authority and legal right to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement by the Unaffiliated Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement and all agreements contemplated hereby have been duly executed and delivered and constitute the valid, legal, binding and enforceable obligations of the Unaffiliated Seller, regardless of whether such enforcement is sought in a proceeding in equity or at law; and all requisite corporate action has been taken by the Unaffiliated Seller to make this Agreement and all agreements contemplated hereby valid and binding upon the Unaffiliated Seller in accordance with their terms;

(b) NO CONFLICTS. Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Unaffiliated Seller's charter or by-laws or any legal restriction or any agreement or instrument to which the Unaffiliated Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, except such unfulfillment, non-compliance or default or acceleration does not in the aggregate have a material adverse effect on the operation, business, condition (business or otherwise) of the Unaffiliated Seller or result in the violation of any law, rule, regulation, order, judgment or decree to which the Unaffiliated Seller or its property is subject, except such violation does not in the aggregate have a material adverse effect on the operation, business, condition (business or otherwise) of the Unaffiliated Seller or result in the creation or imposition of any lien, charge or encumbrance that would have an adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument;

(c) NO LITIGATION PENDING. There is no action, suit, proceeding or investigation pending nor, to the Unaffiliated Seller's knowledge, threatened against the Unaffiliated Seller, before any court, administrative agency or other tribunal asserting the invalidity of this Agreement, seeking to prevent the consummation of any of the transactions contemplated by this Agreement or which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or

                                     S-IV-1
       assets of the Unaffiliated Seller, or in any material impairment of the right or ability of the Unaffiliated Seller to carry on its business substantially as now conducted, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of the Unaffiliated Seller contemplated herein, or which would be likely to impair materially the ability of the Unaffiliated Seller to perform under the terms of this Agreement;

(d) NO CONSENT REQUIRED. No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body including HUD, the FHA or the VA is required for the execution, delivery and performance by the Unaffiliated Seller of or compliance by the Unaffiliated Seller with this Agreement or the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the Closing Date;

                                     S-IV-2

                                    EXHIBIT A

Unless this Certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER ASSETS.

Certificate No.                             :               [A-1/M-1-1/M-2-1/B]

Cut-off Date                                :               November 1, 2001

First Distribution Date                     :               December 26, 2001

Initial Certificate Balance of
this Certificate
("Denomination")                            :               A    $168,100,000

                                                            M-1  $ 13,325,000

                                                            M-2  $ 10,250,000

                                                            B    $ 10,250,000

Initial Certificate Balances of all
Certificates of this Class                  :               A    $168,000,000

                                                            M-1  $ 13,325,000

                                                            M-2  $ 10,250,000

                                                            B    $ 10,250,000

CUSIP                                       :               A 12506YAA7

                                                            M-1 12506YAB5

                                                            M-2 12506YAC3

                                                            B 12506YAD1

                        MORGAN STANLEY ABS CAPITAL I INC.

                       CDC Mortgage Capital Trust 2001-HE1
               Mortgage Pass-Through Certificates, Series 2001-HE1
                          [Class A-][Class M-][Class B]

              evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

              Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Unaffiliated Seller, any Responsible Party, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

              This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "AGREEMENT") among MORGAN STANLEY ABS CAPITAL I INC., as depositor (the "DEPOSITOR"), Ocwen Federal Bank FSB, as servicer (the "SERVICER"), CDC Mortgage Capital Inc., as unaffiliated seller (the
"UNAFFILIATED SELLER"), BNC Mortgage, Inc. and Impac Funding Corporation, as responsible parties (the "RESPONSIBLE PARTIES") and Bankers Trust Company of California, N.A., as trustee (the "TRUSTEE"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

              Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

              This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

              IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                      Dated:

                                      BANKERS TRUST COMPANY OF CALIFORNIA, N.A.,
                                        not in its individual capacity,
                                        but solely as Trustee



                                      By:
                                         ---------------------------------------



Countersigned:




By:
   --------------------------------------------
   Authorized Signatory of
   BANKERS TRUST COMPANY OF CALIFORNIA, N.A.,
   not in its individual capacity,
   but solely as Trustee

                        MORGAN STANLEY ABS CAPITAL I INC.
                       CDC Mortgage Capital Trust 2001-HE1
               Mortgage Pass-Through Certificates, Series 2001-HE1

              This Certificate is one of a duly authorized issue of Certificates designated as CDC Mortgage Capital Trust 2001-HE1 Mortgage Pass-Through Certificates, Series 2001-HE1 (herein collectively called the "CERTIFICATES"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

              The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

              This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

              Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such day is not a Business Day, the Business Day immediately following (the "DISTRIBUTION DATE"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the Business Date immediately preceding such Distribution Date, provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month next preceding the month of such Distribution Date.

              Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes, or such other location specified in the notice to Certificateholders of such final distribution.

              The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the parties thereto, and Financial Security Assurance Inc., as Class A Certificate Insurer, with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the

Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

              As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

              The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

              No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

              The Depositor, the Servicer, the Unaffiliated Seller, the Class A Certificate Insurer, the Responsible Parties and the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and no such party shall be affected by any notice to the contrary.

              On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Maximum Pool Principal Balance, the Servicer and/or the Class X Certificateholders will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section
9.01 of the Agreement.

              Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

              FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
                  --------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Please print or typewrite name and address including postal zip code of assignee)

the  Percentage   Interest  evidenced  by  the  within  Certificate  and  hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

              I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

-------------------------------------------------------------------------------.

Dated:


                                           -------------------------------------
                                           Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

              The assignee should include the following for purposes of distribution:

              Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
                              --------------------------------------------------

--------------------------------------------------------------------------------
for the account of
                   -------------------------------------------------------------
account number        , or, if mailed by check, to
               -------                             -----------------------------
Applicable statements should be mailed to
                                          --------------------------------------

--------------------------------------------------------------------------------

              This information is provided by
                                              ----------------------------------

the assignee named above, or  --------------------------------------------------
as its agent.

                                    EXHIBIT B

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE TRUSTEE A TRANSFEROR LETTER IN THE FORM OF EXHIBIT H TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (I) THE TRUSTEE RECEIVES A RULE 144A LETTER IN THE FORM OF EXHIBIT I TO THE AGREEMENT REFERRED TO HEREIN OR (II) THE TRUSTEE RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE TITLE I EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OF A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN, OR A REPRESENTATION OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW WITHOUT THE REPRESENTATION LETTER OR THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.                             :                 1

Cut-off Date                                :                 November 1, 2001

First Distribution Date                     :                 December 26, 2001

Percentage Interest of this Certificate ("DENOMINATION")      :        100%
                                          ------------

CUSIP                                       :

                        MORGAN STANLEY ABS CAPITAL I INC.
                       CDC Mortgage Capital Trust 2001-HE1
               Mortgage Pass-Through Certificates, Series 2001-HE1

                                     Class P

              evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

              Distributions in respect of this Certificate are distributable monthly as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, either Responsible Party, the Unaffiliated Seller, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

              This certifies that Bankers Trust of California, N.A., as Indenture Trustee, is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "AGREEMENT") among MORGAN STANLEY ABS CAPITAL I INC., as depositor (the "DEPOSITOR"), Ocwen Federal Bank FSB, as servicer (the "SERVICER"), CDC Mortgage Capital Inc., as unaffiliated seller (the "UNAFFILIATED SELLER"), BNC Mortgage, Inc. and Impac Funding Corporation, as responsible parties ("RESPONSIBLE PARTIES"), and Bankers Trust Company of California, N.A., as trustee (the "TRUSTEE"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

              This Certificate does not have a Pass-Through Rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the offices designated by the Trustee for such purpose, or the office or agency maintained by the Trustee.

              No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 ACT"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached to the Pooling and Servicing Agreement) and deliver either (i) a Rule 144A Letter, in either case substantially in the form attached to the Agreement, or (ii) a written Opinion of Counsel to the Trustee that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall be an expense of the transferor.

              No transfer of a Certificate of this Class shall be made unless the Trustee shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA, Section 4975 of the Code or Similar

Law, or a person acting on behalf of or investing plan assets of any such plan, which representation letter shall not be an expense of the Trustee.

              Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

              This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

              IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                      BANKERS TRUST COMPANY OF CALIFORNIA, N.A.,
                                        not in its individual capacity,
                                        but solely as Trustee



                                      By:
                                         ---------------------------------------

     Countersigned:




By:
   --------------------------------------------
   Authorized Signatory of
   BANKERS TRUST COMPANY OF CALIFORNIA, N.A.,
   not in its individual capacity,
   but solely as Trustee

                        MORGAN STANLEY ABS CAPITAL I INC.
                       CDC Mortgage Capital Trust 2001-HE1
               Mortgage Pass-Through Certificates, Series 2001-HE1

              This Certificate is one of a duly authorized issue of Certificates designated as CDC Mortgage Capital Trust 2001-HE1 Mortgage Pass-Through Certificates, Series 2001-HE1 (herein collectively called the "CERTIFICATES"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

              The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

              This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

              Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "DISTRIBUTION Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

              Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

              The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the parties thereto, and Financial Security Assurance Inc., as Class A Certificate Insurer with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

              As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes or the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

              The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

              No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

              The Depositor, the Servicer, the Unaffiliated Seller, the Class A Certificate Insurer, the Responsible Parties and the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and no such party shall be affected by any notice to the contrary.

              On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Maximum Pool Principal Balance, the Servicer and/or the Class X Certificateholders will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section
9.01 of the Agreement.

              Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

              FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
                  --------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Please print or typewrite name and address including postal zip code of assignee)

the  Percentage   Interest  evidenced  by  the  within  Certificate  and  hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

              I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

-------------------------------------------------------------------------------.

Dated:


                                           -------------------------------------
                                           Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

              The assignee should include the following for purposes of distribution:

              Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
                               -------------------------------------------------

--------------------------------------------------------------------------------
for the account of
                   -------------------------------------------------------------
account number        , or, if mailed by check, to
               -------                             -----------------------------
Applicable statements should be mailed to
                                          --------------------------------------

--------------------------------------------------------------------------------

              This information is provided by
                                             -----------------------------------
the assignee named above, or
                            ----------------------------------------------------
as its agent.

                                    EXHIBIT C

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS (i) TO A PERMITTED TRANSFEREE AND THE TRANSFER IS MADE IN COMPLIANCE WITH SECTION 5.02(c) OF THE AGREEMENT, AND (ii) THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO
MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN. IN THE EVENT THAT SUCH REPRESENTATION IS VIOLATED, OR ANY ATTEMPT IS MADE TO TRANSFER TO A PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA, A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO SIMILAR LAW, OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT, SUCH ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID AND OF NO EFFECT.

Certificate No.                             :                  1

Cut-off Date                                :                  November 1, 2001

First Distribution Date                     :                  December 26, 2001

Percentage Interest of this
Certificate ("DENOMINATION")                :                  100%
              ------------

CUSIP                                       :

                        MORGAN STANLEY ABS CAPITAL I INC.
                       CDC Mortgage Capital Trust 2001-HE1
               Mortgage Pass-Through Certificates, Series 2001-HE1

                                     Class R

              evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

              Distributions in respect of this Certificate is distributable monthly as set forth herein. This Class R Certificate has no Certificate Balance and is not entitled to distributions in respect of principal or interest. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, the Unaffiliated Seller or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

              This certifies that CDC Mortgage Capital Inc. is the registered owner of the Percentage Interest specified above of any monthly distributions due to the Class R Certificates pursuant to a Pooling and Servicing Agreement dated as of the Cut-Off Date specified above (the "AGREEMENT") among MORGAN STANLEY ABS CAPITAL I INC., as depositor (the "DEPOSITOR"), Ocwen Federal Bank FSB, as servicer (the "SERVICER"), CDC Mortgage Capital Inc., as unaffiliated seller (the "UNAFFILIATED SELLER"), BNC Mortgage, Inc. and Impac Funding
Corporation, as responsible parties (the "RESPONSIBLE PARTIES") and Bankers Trust Company of California, N.A., as trustee (the "TRUSTEE"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

              Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class R Certificate at the offices designated by the Trustee for such purposes or the office or agency maintained by the Trustee in California.

              No transfer of a Class R Certificate shall be made unless the Trustee shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan or arrangement subject to
Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Trustee, the Servicer or the Trust Fund. In the event that such representation is violated, or any attempt is made to transfer to a plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, such attempted transfer or acquisition shall be void and of no effect.

              Each Holder of this Class R Certificate shall be deemed by the acceptance or acquisition an Ownership Interest in this Class R Certificate to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in this Class R Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring any Ownership Interest in this Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee, (ii) no Ownership Interest in this Class R Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of this Certificate unless, in addition to the certificates required to be delivered to the Trustee under Section 5.02(b) of the Agreement, the Trustee shall have been furnished with a Transfer

Affidavit of the initial owner or the proposed transferee in the form attached as Exhibit G to the Agreement, (iii) each Person holding or acquiring any Ownership Interest in this Class R Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest this Class R Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of this Class R Certificate and
(C) not to Transfer the Ownership Interest in this Class R Certificate or to cause the Transfer of the Ownership Interest in this Class R Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee and (iv) any attempted or purported Transfer of the Ownership Interest in this Class R Certificate in violation of the provisions herein shall be absolutely null and void and shall vest no rights in the purported Transferee.

              Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

              This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

              IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                      BANKERS TRUST COMPANY OF CALIFORNIA, N.A.,
                                        not in its individual capacity,
                                        but solely as Trustee



                                      By:
                                         ---------------------------------------

     Countersigned:




By:
   ------------------------------------------
   Authorized Signatory of
   BANKERS TRUST COMPANY OF CALIFORNIA, N.A.,
   not in its individual capacity,
   but solely as Trustee

                        MORGAN STANLEY ABS CAPITAL I INC.
                       CDC Mortgage Capital Trust 2001-HE1
               Mortgage Pass-Through Certificates, Series 2001-HE1

              This Certificate is one of a duly authorized issue of Certificates designated as CDC Mortgage Capital Trust 2001-HE1 Mortgage Pass-Through Certificates, Series 2001-HE1 (herein collectively called the "CERTIFICATES"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

              The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

              This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

              Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such day is not a Business Day, the Business Day immediately following (the "DISTRIBUTION DATE"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

              Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

              The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the parties thereto, and Financial Security Assurance Inc., as Class A Certificate Insurer with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

              As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes or the office or agency maintained by the Trustee in California, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

              The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

              No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

              The Depositor, the Servicer, the Unaffiliated Seller, the Class A Certificate Insurer, the Responsible Parties and the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and no such party shall be affected by any notice to the contrary.

              On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Maximum Pool Principal Balance, the Servicer and/or the Class X Certificateholder will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section
9.01 of the Agreement.

              Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

              FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
                  --------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Please print or typewrite name and address including postal zip code of assignee)

the  Percentage   Interest  evidenced  by  the  within  Certificate  and  hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

              I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

-------------------------------------------------------------------------------.

Dated:


                                           -------------------------------------
                                           Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

              The assignee should include the following for purposes of distribution:

              Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
                              --------------------------------------------------

--------------------------------------------------------------------------------
for the account of
                   -------------------------------------------------------------
account number        , or, if mailed by check, to
               -------                             -----------------------------

--------------------------------------------------------------------------------
Applicable statements should be mailed to
                                          --------------------------------------

--------------------------------------------------------------------------------

              This information is provided by
                                             -----------------------------------
the assignee named above, or
                            ----------------------------------------------------

                                    EXHIBIT D

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE TRUSTEE A TRANSFEROR LETTER IN THE FORM OF EXHIBIT H TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (I) THE TRUSTEE RECEIVES A RULE 144A LETTER IN THE FORM OF EXHIBIT I TO THE AGREEMENT REFERRED TO HEREIN OR (II) THE TRUSTEE RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXCEPT AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT, NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA, A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO SIMILAR LAW, OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN IN VIOLATION OF THE TRANSFER RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT SHALL BE VOID AND OF NO EFFECT.

Certificate No.                             :                 1

Cut-off Date                                :                 November 1, 2001

First Distribution Date                     :                 December 26, 2001

Percentage Interest of this
Certificate ("Denomination")                :                 100%

CUSIP                                       :

                        MORGAN STANLEY ABS CAPITAL I INC.

                       CDC Mortgage Capital Trust 2001-HE1
               Mortgage Pass-Through Certificates, Series 2001-HE1

                                     Class X

              evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

              Distributions in respect of this Certificate are distributable monthly as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, the Unaffiliated Seller or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

              This certifies that Bankers Trust of California, N.A., as Indenture Trustee, is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "AGREEMENT") among MORGAN STANLEY ABS CAPITAL I INC., as depositor (the "DEPOSITOR"), Ocwen Federal Bank FSB, as servicer (the "SERVICER"), CDC Mortgage Capital Inc., as unaffiliated seller (the "UNAFFILIATED SELLER"), BNC Mortgage, Inc. and Impac Funding Corporation, as responsible parties (the "RESPONSIBLE PARTIES") and Bankers Trust Company of California, N.A., as trustee (the "TRUSTEE"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

              This Certificate does not have a Certificate Balance or Pass-Through Rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the offices designated by the Trustee for such purposes or the office or agency maintained by the Trustee.

              No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 ACT"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached to the Pooling and Servicing Agreement) and deliver either (i) a Rule 144A Letter, in either case substantially in the form attached to the Agreement, or (ii) a written Opinion of Counsel to the Trustee that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall be an expense of the transferor.

                  No transfer of a Certificate of this Class shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code or any materially similar provisions of applicable Federal, state or local law ("SIMILAR LAW") or a person acting on behalf of or investing plan assets of any such plan, which representation letter shall not be an expense of the Trustee, or (ii) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, and the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, or (iii) in the case of a Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments) or a plan subject to Similar Law, or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee and the Servicer, which Opinion of Counsel shall not be an expense of the Trustee, the Servicer or the Trust Fund, addressed to the Trustee, to the effect that the purchase or holding of such Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee or the Servicer to any obligation in addition to those expressly undertaken in this Agreement or to any liability.

              Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

              This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

              IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                      BANKERS TRUST COMPANY OF CALIFORNIA, N.A.,
                                        not in its individual capacity,
                                        but solely as Trustee



                                      By:
                                         ---------------------------------------

     Countersigned:




By:
   ------------------------------------------
   Authorized Signatory of
   BANKERS TRUST COMPANY OF CALIFORNIA, N.A.,
   not in its individual capacity,
   but solely as Trustee

                        MORGAN STANLEY ABS CAPITAL I INC.
                       CDC Mortgage Capital Trust 2001-HE1
               Mortgage Pass-Through Certificates, Series 2001-HE1

              This Certificate is one of a duly authorized issue of Certificates designated as CDC Mortgage Capital Trust 2001-HE1 Mortgage Pass-Through Certificates, Series 2001-HE1 (herein collectively called the "CERTIFICATES"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

              The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

              This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

              Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "DISTRIBUTION Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

              Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

              The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the parties thereto, and Financial Security Assurance Inc., as Class A Certificate Insurer with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

              As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes or the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

              The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

              No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

              The Depositor, the Servicer, the Unaffiliated Seller, the Class A Certificate Insurer, the Responsible Parties and the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and no such party shall be affected by any notice to the contrary.

              On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Maximum Principal Balance, the Servicer and/or the Class X Certificateholders will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section
9.01 of the Agreement.

              Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

              FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
                  --------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Please print or typewrite name and address including postal zip code of assignee)

the  Percentage   Interest  evidenced  by  the  within  Certificate  and  hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

              I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

-------------------------------------------------------------------------------.

Dated:


                                           -------------------------------------
                                           Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

              The assignee should include the following for purposes of distribution:

              Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
                              --------------------------------------------------

--------------------------------------------------------------------------------
for the account of
                   -------------------------------------------------------------
account number        , or, if mailed by check, to
               -------                             -----------------------------

--------------------------------------------------------------------------------
Applicable statements should be mailed to
                                          --------------------------------------

--------------------------------------------------------------------------------

              This information is provided by
                                             -----------------------------------
the assignee named above, or
                            ----------------------------------------------------

                                    EXHIBIT E

                    FORM OF INITIAL CERTIFICATION OF TRUSTEE

                                     [date]

[Depositor]

[Servicer]

[Originator]

=====================

              Re: Pooling and Servicing Agreement among MORGAN STANLEY ABS CAPITAL I INC., as Depositor, Ocwen Federal Bank FSB, as Servicer, CDC Mortgage Capital Inc., as Unaffiliated Seller, BNC Mortgage, Inc. and Impac Funding Corporation, as Responsible Parties, and Bankers Trust Company of California, N.A., as Trustee, CDC Mortgage Capital Trust Series 2001-HE1

Gentlemen:

              In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the "POOLING AND SERVICING AGREEMENT"), for each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan listed in the attached schedule), it has received:

              (i) the original Mortgage Note, endorsed as provided in the following form: "Pay to the order of ________, without recourse"; and

              (ii) a duly executed assignment of the Mortgage (which may be included in a blanket assignment or assignments).

              Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

              The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

              Capitalized   words  and  phrases   used  herein  shall  have  the
respective meanings assigned to them in the Pooling and Servicing Agreement.

                                      BANKERS TRUST COMPANY OF CALIFORNIA, N.A.,
                                        as Trustee





                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------

                                    EXHIBIT F

                     FORM OF FINAL CERTIFICATION OF TRUSTEE

                                     [date]

[Depositor]

[Servicer]

[Originator]

=====================

              Re: Pooling and Servicing Agreement among MORGAN STANLEY ABS CAPITAL I INC., as Depositor, Ocwen Federal Bank FSB, as Servicer, CDC Mortgage Capital Inc., as Unaffiliated Seller, BNC Mortgage, Inc. and Impac Funding Corporation, as Responsible Parties, and Bankers Trust Company of California, N.A., as Trustee, CDC Mortgage Capital Trust Series 2001-HE1

Gentlemen:

              In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the "POOLING AND SERVICING AGREEMENT"), the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attached Document Exception Report) it has received:

              (i) The original Mortgage Note, endorsed in the form provided in Section 2.01 of the Pooling and Servicing Agreement, with all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee.

              (ii)   The original recorded Mortgage.

              (iii) A duly executed assignment of the Mortgage in the form provided in Section 2.01 of the Pooling and Servicing Agreement; or, if the Unaffiliated Seller has certified or the Trustee otherwise knows that the related Mortgage has not been returned from the applicable recording office, a copy of the assignment of the Mortgage (excluding information to be provided by the recording office).

              (iv) The original or duplicate original recorded assignment or assignments of the Mortgage showing a complete chain of assignment from the originator to the last endorsee.

              (v) The original or duplicate original lender's title policy and all riders thereto or, any one of an original title binder, an original preliminary title report or an original title commitment, or a copy thereof certified by the title company.

              Based on its review and examination and only as to the foregoing documents, (a) such documents appear regular on their face and related to such Mortgage Loan, and (b) the information set forth in items (1), (2), (7), and (9) of the Mortgage Loan Schedule and items (1), (9) and (17) of the Data Tape Information accurately reflects information set forth in the Custodial File.

              The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review of the Custodial File specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or
(ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan. Notwithstanding anything herein to the contrary, the Trustee has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as Noteholder or assignee thereof, in and to that Mortgage Note or
(ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

              Capitalized   words  and  phrases   used  herein  shall  have  the
respective meanings assigned to them in the Pooling and Servicing Agreement.

                                      BANKERS TRUST COMPANY OF CALIFORNIA, N.A.,
                                        as Trustee





                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------

                                    EXHIBIT G

                               TRANSFER AFFIDAVIT

                MORGAN STANLEY ABS CAPITAL I INC. Trust 2001-HE1,
                       Mortgage Pass-Through Certificates,
                                 Series 2001-HE1

STATE OF                            )

                                    ) ss.:

COUNTY OF                           )

              The undersigned, being first duly sworn, deposes and says as follows:

              1. The undersigned is an officer of ___________________, the proposed Transferee of an Ownership Interest in a Class R Certificate (the "CERTIFICATE") issued pursuant to the Pooling and Servicing Agreement, (the "AGREEMENT"), relating to the above-referenced Series, by and among MORGAN STANLEY ABS CAPITAL I INC., as depositor (the "DEPOSITOR"), Ocwen Federal Bank FSB, as servicer, CDC Mortgage Capital Inc., as unaffiliated seller (the "UNAFFILIATED SELLER"), BNC Mortgage, Inc. and Impac Funding Corporation, as responsible parties (the "RESPONSIBLE PARTIES") and Bankers Trust Company of California, N.A., as Trustee. Capitalized terms used, but not defined herein or in Exhibit 1 hereto, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee for the benefit of the Depositor and the Trustee.

              2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate for its own account. The Transferee has no knowledge that any such affidavit is false.

              3.     The  Transferee has been advised of, and  understands  that
(i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

              4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

              5.     The  Transferee  has  reviewed  the  provisions  of Section
5.02(c)  of  the  Agreement  and  understands  the  legal  consequences  of  the acquisition of an Ownership Interest in the Certificate, including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(c) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

              6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be
Transferred  to  any  Person  that  the  Transferee  knows  is  not a  Permitted
Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit H to the Agreement (a "TRANSFEROR CERTIFICATE") to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

              7. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

              8.     The   Transferee's   taxpayer   identification   number  is
__________.

              9. The Transferee is a U.S. Person as defined in Code Section 7701(a)(30).

              10.    The  Transferee  is  aware  that the  Certificate  may be a
"noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

              11. *[The Transferee has computed any consideration paid to it to acquire the Class [R][LR] Certificate in accordance with proposed U.S. Treasury Regulations Sections 1.860E-1(a)(4)(iii) and 1.860E-1(c)(5) (or, after they have been finalized, the final regulations) by computing present values using a discount rate equal to the applicable Federal rate prescribed by Section 1274(d) of the Code, compounded semi-annually.]

              [The Transferee has computed any consideration paid to it to acquire the Class [R][LR] Certificate in accordance with proposed U.S. Treasury Regulations Sections 1.860E-

-------------------
              * Insert appropriate paragraph, if applicable.

1(a)(4)(iii) and 1.860E-1(c)(5) (or, after they have been finalized, the final regulations) by computing present values using a discount rate at least equal to the rate at which the Transferee regularly borrows, in the ordinary course of its trade or business, substantial funds from unrelated third parties. The
Transferee has provided all information necessary to demonstrate to the transferor that it regularly borrows at such rate.]

              [The  transfer  of the Class  [R][LR]  Certificate  complies  with
Section 6 of Revenue Procedure 2001-12 (the "REVENUE PROCEDURE"), 2001-3 I.R.B. 335 (January 16, 2001) (or comparable provisions of applicable final U.S. Treasury Regulations) and, accordingly,

              (i)    the Transferee is an "eligible  corporation," as defined in
                     Section 860L(a)(2) of the Code, as to which income from Class [R][LR] Certificate will only be taxed in the United States;

              (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Investor within the meaning of Section
                     860L(g) of the Code) in excess of $100 million and net assets in excess of $10 million;

              (iii) the Transferee will transfer the Class [R][LR] Certificate only to another "eligible corporation," as defined in
                     Section 860(a)(2) of the Code, in a transaction that satisfies the requirements of Section 4 of the Revenue Procedure; and

              (iv) the Transferee determined the consideration paid to it to acquire the Class [R][LR] Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.]

              [Reserved]

              12. The Transferee is not an employee benefit plan that is subject to ERISA or a plan that is subject to Section 4975 of the Code, and the Transferee is not acting on behalf of or investing plan assets of such a plan.

                                      * * *

              IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this __ day of ________, 20__.

                                             -----------------------------------
                                             Print Name of Transferee





                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

[Corporate Seal]

ATTEST:



------------------------------------
[Assistant] Secretary

              Personally appeared before me the above-named __________, known or proved to me to be the same person who executed the foregoing instrument and to be the ___________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

              Subscribed and sworn before me this __ day of ________, 20__.



                                             -----------------------------------
                                             NOTARY PUBLIC

                                             My Commission expires the __ day
                                             of _________, 20__

                                    EXHIBIT H

                         FORM OF TRANSFEROR CERTIFICATE

                                                                __________, 20__

MORGAN STANLEY ABS CAPITAL I INC.
1585 Broadway
New York, New York 10036
Attention:  Gregory Walker

Bankers Trust Company of California, N.A., as Trustee,
1761 East St. Andrew Place
Santa Ana, California 92705

       Re: CDC Mortgage Capital Trust, Series 2001-HE1, Mortgage Pass-Through Certificates, Series 2001-HE1, Class ___

Ladies and Gentlemen:

              In connection with our disposition of the above Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "ACT"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act and
(c) to the extent we are disposing of a Residual Certificate, we have no knowledge the Transferee is not a Permitted Transferee.

Very truly yours,



                                            ------------------------------------
                                            Print Name of Transferor




                                            By:
                                            ------------------------------------
                                            Authorized Officer

                                    EXHIBIT I

                            FORM OF RULE 144A LETTER

                                                              ____________, 20__

MORGAN STANLEY ABS CAPITAL I INC.
1585 Broadway
New York, New York 10036
Attention:  Gregory Walker

Bankers Trust Company of California, N.A., as Trustee,
1761 East St. Andrew Place
Santa Ana, California 92705

       Re: CDC Mortgage Capital Trust 2001, Series 2001-HE1, Mortgage Pass-THROUGH CERTIFICATES, SERIES 2001-HE1, CLASS ___
              --------------------------------------------------------------

Ladies and Gentlemen:

              In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "ACT"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates,
(c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such acquisition or, with respect to a Class X Certificate, the purchaser is an insurance company that is purchasing this certificate with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60,
(e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (f) to the extent that the Certificate transferred is a Class X Certificate, we are a bankruptcy-remote entity and (g) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

                                                            ANNEX 1 TO EXHIBIT I

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

              The undersigned  (the "BUYER") hereby  certifies as follows to the
parties  listed  in  the  Rule  144A   Transferee   Certificate  to  which  this
certification relates with respect to the Certificates described therein:

              1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

              2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("RULE 144A") because (i) the Buyer owned and/or invested on a discretionary basis $_________ in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

              ____ CORPORATION, ETC. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

              ____ BANK. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

              ____ SAVINGS AND LOAN. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

              ____   BROKER-DEALER. The Buyer is a dealer registered pursuant to
                     Section 15 of the Securities Exchange Act of 1934.

              ____ INSURANCE COMPANY. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

              ____ STATE OR LOCAL PLAN. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

              ____ ERISA PLAN. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

              ____ INVESTMENT ADVISOR. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

              ____ SMALL BUSINESS INVESTMENT COMPANY. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

              ____   BUSINESS   DEVELOPMENT   COMPANY.   Buyer  is  a   business
                     development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

              3. The term "SECURITIES" as used herein DOES NOT INCLUDE (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit,
(v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

              4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

              5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

              6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.


                                            ------------------------------------
                                            Print Name of Transferor



                                            By:
                                               ---------------------------------
                                                Name:
                                                Title:



                                            Date:
                                                 -------------------------------

                                                            ANNEX 2 TO EXHIBIT I

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A


           [For Transferees That are Registered Investment Companies]

              The undersigned  (the "BUYER") hereby  certifies as follows to the
parties  listed  in  the  Rule  144A   Transferee   Certificate  to  which  this
certification relates with respect to the Certificates described therein:

              1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("RULE 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

              2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

              ____ The Buyer owned $______ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

              ____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $ ________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

              3. The term "FAMILY OF INVESTMENT COMPANIES" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

              4. The term "SECURITIES" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements,

(vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

              5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

              6.     Until  the  date  of  purchase  of  the  Certificates,  the undersigned  will  notify  the  parties  listed  in  the  Rule  144A  Transferee
Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.



                                            ------------------------------------
                                            Print Name of Transferor



                                            By:
                                               ---------------------------------
                                                Name:
                                                Title:



                                            IF AN ADVISER:



                                            ------------------------------------
                                                     Print Name of Buyer



                                            Date:
                                                 -------------------------------

                                    EXHIBIT J

                               REQUEST FOR RELEASE
                                  (for Trustee)

To:    [Address]

       Re:

              In connection with the administration of the Mortgage Loans held by you as the Trustee on behalf of the Certificateholders, we request the release, and acknowledge receipt, of the (Custodial File/[specify documents]) for the Mortgage Loan described below, for the reason indicated.

MORTGAGOR'S NAME, ADDRESS & ZIP CODE:


MORTGAGE LOAN NUMBER:


SEND CUSTODIAL FILE TO:



REASON FOR REQUESTING DOCUMENTS (CHECK ONE)

              ____1. Mortgage Loan Paid in Full.  (The Company hereby  certifies that all amounts received in connection therewith have been credited to the Collection Account as provided in the Pooling and Servicing Agreement.)

              ____2. Mortgage Loan Repurchase Pursuant to Subsection 2.03 of the
                     Pooling and Servicing Agreement. (The Company hereby certifies that the repurchase price has been credited to the Collection Account as provided in the Pooling and Servicing Agreement.)

              ____3. Mortgage Loan Liquidated By _________________. (The Company
                     hereby certifies that all proceeds of foreclosure, insurance, condemnation or other liquidation have been finally received and credited to the Collection Account pursuant to the Pooling and Servicing Agreement.)

              ____4. Mortgage Loan in Foreclosure.

              ____5. Other (explain).

              If box 1, 2 or 3 above is checked, and if all or part of the Custodial File was previously released to us, please release to us our previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Mortgage Loan.

              If box 4 or 5 above is checked, upon our return of all of the above documents to you as the Trustee, please acknowledge your receipt by signing in the space indicated below, and returning this form.

                                               OCWEN FEDERAL BANK FSB



                                               By:
                                                  ------------------------------
                                                  Name:
                                                  Title:
                                                  Date:

                                    EXHIBIT K

                         CONTENTS OF EACH MORTGAGE FILE

              With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and which shall be retained by the Servicer or delivered to and retained by the Trustee, as applicable:

              [(a) The original Mortgage Note bearing all intervening endorsements, showing a complete chain of endorsement from the originator to the last endorsee endorsed "Pay to the order of _______________ without recourse" and signed (which may be by facsimile signature) in the name of the last endorsee by an authorized officer. To the extent that there is no room on the face of the Mortgage Notes for endorsements, the endorsement may be contained on an allonge, if state law so allows and the Trustee is so advised by the Unaffiliated Seller that state law so allows.

              (b) The original of any guaranty executed in connection with the Mortgage Note.

              (c) The original Mortgage, with evidence of recording thereon or a certified true copy of such Mortgage submitted for recording. If in connection with any Mortgage Loan, the Unaffiliated Seller cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Unaffiliated Seller shall deliver or cause to be delivered to the Trustee, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Unaffiliated Seller or a certificate from an escrow company, a title company or closing attorney stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Trustee upon receipt thereof by the Responsible Party; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage.

              (d) The originals of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon or a certified true copy of such agreement submitted for recording.

              (e) The original Assignment of Mortgage for each Mortgage Loan endorsed in blank.

              (f)    Originals of all  intervening  assignments  of mortgage (if any) evidencing a complete chain of assignment from the applicable originator to the last endorsee with evidence of recording thereon or a certified true copy of such intervening assignments of mortgage submitted for recording, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the Unaffiliated Seller shall deliver or cause to be delivered to the
                     Trustee,  a  photocopy  of  such  intervening   assignment,
                     together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Unaffiliated Seller or a certificate from an escrow company, a title company or a closing attorney stating that such intervening Assignment of Mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening Assignment of Mortgage or a copy of such intervening Assignment of Mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening Assignment of Mortgage will be promptly delivered to the Trustee upon receipt thereof by the Responsible Party; or (ii) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment.

              (g) The original mortgagee title insurance policy or attorney's opinion of title and abstract of title.

              (h)    The original of any security agreement, chattel mortgage or
                     equivalent   document   executed  in  connection  with  the
                     Mortgage (if provided).

              (i)    Residential loan application.

              (j)    Mortgage Loan closing statement.

              (k)    Verification of employment and income, if applicable.

              (l) Verification of acceptable evidence of source and amount of downpayment.

              (m)    Credit report on Mortgagor.

              (n)    Residential appraisal report.

              (o)    Photograph of the Mortgaged Property.

              (p)    Survey of the Mortgaged Property.

              (q) Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, I.E., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

              (r)    All required disclosure statements.

              (s)    If required in an  appraisal,  termite  report,  structural
                     engineer's    report,    water   portability   and   septic
                     certification.

              (t)    Sales Contract, if applicable.

Evidence of payment of taxes and insurance, insurance claim files, correspondence, current and historical computerized data files (which include records of tax receipts and payment history from the date of origination), and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.]

                                    EXHIBIT L

                      FORM OF SUBSEQUENT TRANSFER AGREEMENT

                       CDC MORTGAGE CAPITAL TRUST 2001-HE1


              Pursuant to separate Mortgage Loan Purchase Agreements, BNC Mortgage, Inc. ("BNC") and IMPAC Funding Corporation ("IFC") have agreed to sell to CDC Mortgage Capital Inc. (the "UNAFFILIATED SELLER") certain mortgage loans (each, a "MORTGAGE LOAN"). These Mortgage Loans may in turn be sold by the Unaffiliated Seller to MORGAN STANLEY ABS CAPITAL I INC. (the "DEPOSITOR") and then sold by the Depositor to the CDC Mortgage Capital Trust 2001-HE1 (the "TRUST FUND"). The Trust Fund was established pursuant to a Pooling and Servicing Agreement, dated as of November 1, 2001 (the "POOLING AND SERVICING AGREEMENT") among BNC, IFC, the Unaffiliated Seller, the Depositor, Ocwen Federal Bank FSB, as Servicer (the "SERVICER") and Bankers Trust Company of California, N.A., as trustee (the "TRUSTEE"). The Pooling and Servicing Agreement permits a pre-funding feature, allowing for the acquisition by the Trust Fund of Subsequent Mortgage Loans during the Pre-Funding Period.

              Capitalized terms used herein and not defined herein have their respective meanings as set forth in the Pooling and Servicing Agreement.

              CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS. [BNC/IFC] does hereby irrevocably sell, transfer, assign, set over and otherwise convey to the Unaffiliated Seller, without recourse (except as otherwise explicitly provided for herein) all of its right, title and interest in and to the Subsequent Mortgage Loans, exclusive of the obligations of [BNC/IFC] with respect to the Subsequent Mortgage Loans but including specifically, without limitation, the Mortgages, the Custodial Files and all other documents, materials and properties appurtenant thereto and the Mortgage Notes, including all interest and principal collected by the Originators on or with respect to the Subsequent Mortgage Loans after the related Subsequent Cut-Off Date, together with all of its right, title and interest in and to the proceeds received after such Subsequent Cut-Off Date of any related insurance policies. [BNC/IFC] shall deliver the required documentation in accordance with the delivery requirements set forth in Section
2.01 of the Pooling and Servicing Agreement.

              The Unaffiliated Seller does hereby irrevocably sell, transfer, assign, set over and otherwise convey to the Depositor, without recourse (except as otherwise explicitly provided for herein) all of its right, title and interest in and to the Subsequent Mortgage Loans, exclusive of the obligations of the Unaffiliated Seller or any other Person with respect to the Subsequent Mortgage Loans but including specifically, without limitation, the Mortgages, the Custodial Files and all other documents, materials and properties appurtenant thereto and the Mortgage Notes, including all interest and principal collected by the Unaffiliated Seller on or with respect to the Subsequent Mortgage Loans after the related Subsequent Cut-Off Date, together with all of its right, title and interest in and to the proceeds received after such Subsequent Cut-Off Date of any related insurance policies on behalf of the Depositor.

              The Depositor does hereby irrevocably sell, transfer, assign, set over and otherwise convey to the Trust Fund, without recourse (except as otherwise explicitly provided for herein) all of its right, title and interest in and to the Subsequent Mortgage Loans, exclusive of the obligations of the Depositor or any other Person with respect to the Subsequent Mortgage Loans but including specifically, without limitation, the Mortgages, the Custodial Files and all other documents, materials and properties appurtenant thereto and the Mortgage Notes, including all interest and principal collected by the Depositor on or with respect to the Subsequent Mortgage Loans after the related Subsequent Cut-Off Date, together with all of its right, title and interest in and to the proceeds received after such Subsequent Cut-Off Date of any related insurance policies on behalf of the Trust Fund.

              The expenses and costs relating to the delivery of the Subsequent Mortgage Loans specified in this Subsequent Transfer Agreement and the Pooling and Servicing Agreement shall be borne by the Unaffiliated Seller.

              The Responsible Parties and the Unaffiliated Seller hereby affirm the representations and warranties set forth in the Pooling and Servicing Agreement, respectively, that relate to the Subsequent Mortgage Loans on the date hereof. The Responsible Parties and the Unaffiliated Seller each hereby deliver notice and confirm that each of the conditions set forth in Section 2.01(c) of the Pooling and Servicing Agreement are satisfied as of the date hereof.

              Additional terms of the sale are attached hereto as Attachment A.

              To the extent permitted by applicable law, this Subsequent Transfer Agreement, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the Unaffiliated Seller's expense, but only when accompanied by an opinion of counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or is necessary for the administration or servicing of the Mortgage Loans.

              This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to the principles of conflicts of laws.

              This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same Agreement.

              All terms and conditions of the Pooling and Servicing Agreement are hereby ratified, confirmed and incorporated herein; PROVIDED, that in the event of any conflict the provisions of this Subsequent Transfer Agreement shall control over the conflicting provisions of the Pooling and Servicing Agreement.

                  [Remainder of Page Intentionally Left Blank]

                              BNC MORTGAGE, INC. ,
                              as a Responsible Party

                              By:
                                  ----------------------------------------------
                                  Name:
                                  Title:


                              IMPAC FUNDING CORPORATION,
                                  as a Responsible Party


                              By:
                                  ----------------------------------------------
                                  Name:
                                  Title:


                              CDC MORTGAGE CAPITAL INC., as Unaffiliated Seller


                              By:
                                  ----------------------------------------------
                                  Name:
                                  Title:


                              By:
                                  ----------------------------------------------
                                  Name:
                                  Title:


                              MORGAN STANLEY ABS CAPITAL I INC.,
                                  as Depositor


                              By:
                                  ----------------------------------------------
                                  Name:
                                  Title:


                              OCWEN FEDERAL BANK FSB,
                                  as Servicer


                              By:
                                  ----------------------------------------------
                                  Name:
                                  Title:

                              BANKERS TRUST COMPANY OF CALIFORNIA, N.A.,
                                  as Trustee


                              By:
                                  ----------------------------------------------
                                  Name:
                                  Title: